                                   Exhibit 1

                                  THE PRODUCT
                                OF OUR EXPERTISE












                                                       2002 ANNUAL REPORT
                                                       [NATIONAL BANK OF CANADA]

HIGHLIGHTS

                                                                            Percentage
                                                                              change
                                                     2002          2001     2002/2001
                                                   --------      --------   ----------
OPERATING RESULTS (1)
(millions of dollars)
Income before goodwill charges                          429           582     (26)
Net income                                              429            5w     (24)
Adjusted income (2)                                     555           580      (4)
                                                   --------      --------     ---

RETURN ON COMMON
SHAREHOLDERS' EQUITY (1)
  Before goodwill charges                              11.3%         16.0%
  Adjusted (2)                                         14.7%         15.9%
                                                   --------      --------     ---

PER COMMON SHARE (1)
Income before goodwill charges
  Basic                                            $   2.18      $   2.88     (24)
  Diluted                                              2.18          2.86     (24)
Net income
  Basic                                            $   2.18      $   2.78     (22)
  Diluted                                              2.18          2.76     (21)
Adjusted income (2)                                    2.86          2.87       -
Dividends declared                                     0.93          0.82      13
Book value                                            19.72         19.04       4
Stock trading range
  High                                             $  34.93      $  31.00
  Low                                                 24.70         23.00
  Close                                               29.39         24.25
                                                   --------      --------     ---

FINANCIAL POSITION (1)
(millions of dollars)
Total assets                                         74,611        75,966      (2)
Loans and acceptances                                43,800        47,985      (9)
Deposits                                             51,690        51,436       1
Subordinated debentures and shareholders' equity      5,493         5,763      (5)
Capital ratios -- BIS
  Tier 1                                                9.6%          9.6%
  Total                                                13.6%         13.1%
Interest coverage                                      7.39          8.74
Asset coverage                                         3.02          3.55
                                                   --------      --------     ---

OTHER INFORMATION
Number of common shares at end of year (thousands)  182,596       190,331
Number of common shareholders of record              28,549        29,766
Number of employees                                  17,285        17,070       1
Number of branches in Canada                            530           546      (3)
Number of banking machines                              823           834      (1)
                                                   --------      --------     ---


(1) The impact of the adjustment to the general allowance for credit risk is explained in Note 28 to the consolidated financial statements on page 108.
(2) See Reconciliation of Reported Income to Adjusted Income in Table 1b on page 55.

                              [WEALTH MANAGEMENT]







DIRECTIONS: Entrust your assets to a National Bank Financial Planner. Benefit from the unique expertise of a multidisciplinary team specialized in financial and retirement planning. Enjoy all the privileges associated with personalized service. Watch your assets grow. Live life to the full!

NATIONAL BANK OF CANADA                                                2001-2002
                          THE PRODUCT OF OUR EXPERTISE





                                  [MONEY-SAVER
                                    MORTGAGE]






DIRECTIONS: Meet with your National Bank advisor. Obtain an automatic reduction of 0.35% on the 3-month variable rate for a 5-year term*. WARNING: Savings realized with a Money-Saver Mortgage may cause euphoria.

* Offer valid for a limited time

                          [IMAGES: PERSONAL FLEX LINE]
                          [        SECURITY FLEX LINE]
                          [        SUPERIOR FLEX LINE]


DIRECTIONS: Take advantage of a highly versatile, multi-purpose product. With these lines of credit, manage your finances more easily by grouping your payments together, reduce interest charges, benefit from a single rate and flexible payment method, access funds, and finance your projects with the equity in your home. A ready-made solution for ready money.

NATIONAL BANK OF CANADA                                                2001-2002
                          THE PRODUCT OF OUR EXPERTISE


                   [IMAGE: BUSINESS LATITUDE LINE OF CREDIT]


DIRECTIONS: Benefit from the flexibility of a line of credit and the simplicity of a credit card. Do all your banking and contact an account manager through Internet Banking Solutions. Make it part of your business and appreciate the results.

                           [IMAGE: INTERNET BANKING]



DIRECTIONS: Manage your accounts, pay your bills, transfer funds or carry out your international transactions online. Internet Banking Solutions offers a wide range of options to simplify your everyday banking in a secure, confidential environment. Convenience at your fingertips.

NATIONAL BANK OF CANADA                                                2001-2002
                          THE PRODUCT OF OUR EXPERTISE



                          [IMAGE: PROGRESSIVE PAYROLL]


DIRECTIONS: Simply transmit the hours worked by your employees. Let Progressive Payroll Solutions handle the rest: payroll calculations, payments to employees, government remittances, records of employment and year-end reports (income tax slips and summaries). Use as needed. Instant relief.

                             [IMAGE: MULTIFUND GIC]



DIRECTIONS: Invest in a Multifund GIC and relax with confidence. Meet with your advisor or call 1-888-4TelNat for more information. Principal guaranteed or money refunded. 100% value.

NATIONAL BANK OF CANADA                                                2001-2002
                     MESSAGE FROM THE CHAIRMAN OF THE BOARD


                           [PICTURE OF THE CHAIRMAN]


Dear Shareholders,

Of all the subjects debated in the business community in 2002, good corporate governance certainly headed the list. Investors are worried, and who can blame them? The financial scandals that have rocked certain corporations and major investment banks in the United States have left investors not knowing what to think, and in many cases wondering what the real situation is here in Canada.


Do Canadian banks and financial institutions offer enough of a guarantee against embezzlement? Should Canadian companies -- and Canadian banks in particular -- be compelled to submit to new standards or stricter rules with respect to corporate governance? What is National Bank of Canada doing to ensure the quality of its governance? As Chairman of the National Bank's Board of Directors, it is my duty to give some answers to these perfectly legitimate questions.

Because they are few in number, and because of their size and central role in keeping the country's economy running smoothly, Canadian banks are subjected to more stringent regulations than companies in other sectors of the economy. After all, the economy's health and performance depend to a great extent on how well financial institutions meet the needs of businesses, public-sector corporations, investors and consumers. The reputation and solid financial condition of the banks are therefore of the utmost importance.

For all these reasons and for many others, Canadian banks not only have to submit to the regulatory requirements of stock exchanges and securities commissions, but they must also comply with the Bank Act, follow the guidelines of the Office of the Superintendent of Financial Institutions and respect the Standards of Sound Business and Financial Practices of the Canada Deposit Insurance Corporation. That all makes for a very regulated environment, and yet there is more. At the National Bank, the Board of Directors and its officers closely monitor the latest developments in corporate gov-ernance, as well as the thinking and findings of experts, both here and abroad. We do so in order to ensure that we are complying with the regulations applicable to us, and we keep a close eye on changes so that we can study their impact, while all the time looking for ways to improve ourselves based on our judgement and our analysis of the current situation.

Creating a corporate governance culture at every level of our organization is just as important as being required to respect the regulations in effect. This has been a priority for quite some time, and we intend to continue moving in this direction, in the best interests of our shareholders, our customers and our employees.

As part of this effort, a Conduct Review and Corporate Governance Committee, composed of seven outside directors, was formed in order to stay on top of corporate governance issues and further strengthen the rules of good governance. In addition to ensuring that the specific provisions of the Bank Act and other regulations are applied and respected, the Committee has several other mandates, such as assessing the performance and efficiency of the Board and its committees; setting up and reviewing education programs for directors; monitoring developments in corporate governance; overseeing the mechanisms and procedures established by the Board concerning conflict of interest, use of confidential information and settlement of customers' complaints; and reviewing the code of professional conduct applicable to directors, officers and employees of the Bank.

Moreover, the Bank's Audit and Risk Management Committee, which is composed of six outside directors, is responsible for overseeing appropriate risk management policies. It receives reports on compliance with laws and regulations, and reviews all financial information documents. I would remind you that the documents we issue on our quarterly results and the related conference calls are accessible to everyone on our website.

Since March 13, 2002, the functions of Chairman of the Board and President and Chief Executive Officer have been separated. In addition, to further ensure their independence, the outside directors meet from time to time without members of management being present. To assist them in their deliberations, they can also retain the services of expert consultants. Finally, the Board brought in certain rules, requiring in particular that directors own a minimum of 2,000 National Bank shares.

The success of a business depends in large part on the quality and integrity of its officers, and on the relationship between Board members and members of management. Meetings are therefore organized with senior management to give directors an opportunity to discuss the Bank's principal activities and the major challenges facing it in the short and medium term.

But no matter how important and useful rules, procedures, codes of ethics and other standards of conduct may be, I firmly believe that a good board of directors is more than that. A good board also stands out for the way its members work together. What is important is to maintain a balance between interpersonal relations, respect, trust, competence and openness on the one side, and legal and regulatory aspects on the other. The very best boards form a community where the relationship between the various individuals is characterized by esteem, good faith, transparency, the sharing of information and experience, the right to disagree, and constructive criticism.

Stricter rules are not necessarily synonymous with better corporate governance. Furthermore, the structures and standards that are suitable for large organizations can be crippling for smaller businesses and dampen the entrepreneurial spirit of their managers and directors.

In closing, I would like to thank Robert Parizeau and Bernard Lemaire for their invaluable contribution to the work and deliberations of the Board of Directors. After many years of loyal service, and in accordance with our rules, Mr. Parizeau and Mr. Lemaire will not be seeking re-election.




[ANDRE BERARD SIGNATURE]

Andre Berard

NATIONAL BANK OF CANADA                                                2001-2002
             MESSAGE FROM THE PRESIDENT AND CHIEF EXECUTIVE OFFICER


                             [PICTURE OF PRESIDENT]


     "I am convinced that superior quality service is central to growing our business."

                                                Real Raymond

Dear Shareholders,

If I had to sum up 2002 at the National Bank in just a few words, I would be inclined to say that it was a "year of positioning". We strengthened our positions on strong-potential markets for the Bank not only through acquisitions and major partnership agreements, but also by restructuring our lines of business and subsidiaries. As part of the new organization structure that was introduced in February 2002, an Executive Committee was given the mandate of defining the Bank's culture and philosophy, approving and pursuing the strategic initiatives of the National Bank group as a whole, managing the succession process, and ensuring a balance between employee engagement, customer satisfaction and shareholder satisfaction.

The acquisition of Altamira, a leading Canadian mutual fund manager and distributor, allowed us to greatly expand our presence outside Quebec as a provider of wealth management services, particularly in Ontario. In addition to doubling the value of our mutual funds under management, this transaction gives us the opportunity to serve nearly 240,000 new customers through a network of 115 more financial advisors working out of six branch offices. Also, a few months before the Altamira acquisition, we purchased Gestion de placements Valorem, a specialized portfolio management firm with $1.4 billion in assets under management.

At the partnership level, the most important agreement we signed in 2002 was with Investors Group, Great-West Life and London Life, all members of the Power Financial Corporation group. This 10-year agreement gives us access to the largest network of financial advisors in Canada, with 7,000 professionals serving over 3.2 million customers throughout the country. The National Bank is now positioned as one of Canada's primary manufacturers of financial products since we will be providing customers of the three new partner companies with personal loans (for investments or other purposes), lines of credit, deposit accounts, GICs, credit cards, Internet services and access to banking machines in the National Bank's own network and in The Exchange Network. Similar agreements have already been concluded with Assante, Promutuel and Edward Jones.

National Bank Financial, which celebrated its centennial in 2002, continued to expand with the acquisition of Putnam Lovell, a U.S. investment bank. With offices in New York, San Francisco, Los Angeles, Toronto and London, Putnam Lovell NBF gives us a major presence on the international scene in terms of merger and acquisition advisory services, and corporate financing. This acquisition positions us in a specialized niche which we are fully familiar with, and will enable us to accompany our business clients more effectively as they pursue their expansion projects in the United States and elsewhere in the world.

As regards our internal organization, the creation of the National Bank Wealth Management line of business is a good example of the type of positioning we are adopting in order to be Quebec's leading financial institution for wealth management services. Our financial planners and one-third of our personal bankers have been reassigned to this front-line service where customers are automatically directed towards a designated advisor whose role includes ensuring that they can draw on the expertise of various other professionals in the Bank.

This same basic philosophy is what led us to transfer our corporate banking operations to National Bank Financial. By combining that division with the investment banking activities of NBF, we can now guarantee our clients highly integrated services providing bank credit as well as corporate financing on capital markets. It was this type of restructuring that enabled us to orchestrate large-scale acquisition projects such as the purchase of Franco-Nevada and Normandy by Newmont Mining to form the largest gold producer in the world.

All these initiatives were possible because the National Bank is in sound financial health and has the means to match its ambitions. Not only are we the best capitalized of any Canadian bank, but we also have the best ratio in the banking industry in terms of impaired loans versus the resources to cover them (tangible capital plus allowances). We have substantially improved the quality of our lending portfolio, and our proactive management of the balance sheet means that our loans and investments are less risky.

During the past 10 years, the Bank's earnings and profitability have grown in line with those of the other Canadian financial institutions. The symbiotic relationship we have developed over time with Quebec's economy and society affords us additional protection vis-a-vis our competitors. However, no fortress can be maintained without devoting the necessary energy to it and ensuring that its foundations are solid. That is why I am convinced that superior quality service is central to growing our business. Our internal surveys show that our customers' level of satisfaction with the National Bank has risen, particularly since we extended business hours by up to 40% at some 60 key branches that serve over 30% of our target clientele.

For fiscal 2002, income before goodwill charges was $429 million or $2.18 per share as against $582 million or $2.88 per share in 2001. Data for both 2001 and 2002 include one-time events that should not be considered when analyzing earnings trends. Detailed information on those items is presented in Table 1b on page 55 of this Annual Report. Consequently, adjusted income amounted to $555 million or $2.86 per share versus $580 million or $2.87 per share in 2001. This corresponds to a 4% decline in adjusted income, attributable mainly to an increase in the provision for credit losses during the year. Fortunately, the rise in loan losses was partially offset by the strong performance of Financial Markets, Treasury and Investment Banking, while the results for the other lines of business remained relatively stable compared to 2001. The slight difference in adjusted earnings per share ($2.86 in 2002, $2.87 in 2001) was caused primarily by the repurchase of 9.5 million common shares under the normal course issuer bid, which was completed in October 2002. Total adjusted income,

NATIONAL BANK OF CANADA                                                2001-2002
             MESSAGE FROM THE PRESIDENT AND CHIEF EXECUTIVE OFFICER


on a taxable equivalent basis, was up by $82 million or 3%, to reach $3,253 million. The adjusted return on common shareholders' equity went from 15.9% in 2001 to 14.7% in 2002 as a result of the decrease in income on the one hand and the increase in average common shareholders' equity on the other.

Although these results did not meet our expectations, I consider them satisfactory overall given the difficult economic environment that prevailed in 2001 and 2002. Moreover, as the figures show, our financial results were better than those achieved by most of the other major Canadian banks.

In fiscal 2002, the Board of Directors declared a dividend of $0.93 per share, for an increase of 13.4% over the previous year. The return on National Bank shares, including dividends, was 25% in 2002. In comparison, the return was -8% on the Canadian stock market (as measured by the S&P/TSX index), and 4% on the Banks and Trusts subindex, for the same period.

In short, the National Bank is in very good financial health, enjoys an enviable reputation, is prudently managed and is well positioned to take advantage of business opportunities that will ensure its growth in the years ahead. With a sound balance sheet, a bank enjoys greater access to capital markets and the resources needed to expand its franchise and develop its technological infrastructure. The substantial improvement in the quality of our credit portfolio and our capital ratios in 2002 puts us in a strong position going forward. I would therefore like to offer my sincere thanks to our employees, our shareholders, our customers and our partners, all of whom help us to make the National Bank a dynamic, responsible and respected business.



/s/ Real Raymond


Real Raymond

TABLE OF CONTENTS

Message from the Chairman of the Board                                8
Message from the President and Chief Executive Officer               10

NATIONAL BANK FINANCIAL NETWORK
The Wealth Management Stakes                                         16
Structure and Operations of the National Bank                        20
Economic Environment                                                 31

MANAGEMENT'S DISCUSSION AND ANALYSIS
Management's Discussion and analysis of
  Financial Condition and Results                                    34
Additional Financial Information                                     54
Quarterly Results                                                    66
Glossary of Financial Terms                                          70

CONSOLIDATED FINANCIAL STATEMENTS
Management's Report                                                  75
Auditors' Report                                                     76
Consolidated Statement of Income                                     77
Consolidated Balance Sheet                                           78
Consolidated Statement of Changes in Shareholders' Equity            79
Consolidated Statement of Cash Flows                                 80
Notes to the Consolidated Financial Statements                       81
Statistical Review                                                  112
Subsidiaries                                                        114

SUPPLEMENTARY INFORMATION
Directors                                                           116
Corporate Governance                                                117
Officers                                                            118
Principal Subsidiaries and Offices Abroad                           120
Annual Information Form                                             121
Information for Shareholders and Investors                          124

NATIONAL BANK FINANCIAL NETWORK

NATIONAL BANK OF CANADA                                                2001-2002
                         NATIONAL BANK FINANCIAL NETWORK




THE WEALTH MANAGEMENT STAKES

It may safely be assumed that everyone looks forward to having a comfortable retirement and, in due course, leaving an inheritance to family or friends. Over the years, you have placed your savings in bank deposits, shares, mutual funds, bonds, life insurance policies, real estate, retirement plans, and the like. Together, these all represent your personal wealth. Managing your personal wealth is, in part, the art of determining if these various components are balanced in such a way as to ensure that you receive the best possible returns for the level of risk you are prepared to assume. Wealth management, solidly underpinned by a knowledge of financial planning, is also a matter of defining the best possible tax and legal conditions under which to build your wealth so that one day you can leave a legacy to those who matter the most to you.

A growing number of Canadians are focusing more actively on saving and investing in order to ensure a secure future for themselves and their children, with the result that wealth management has become one of the fastest growing markets in the country.

In addition to its enviable profitability, this market presents undeniable growth opportunities because of three trends: 1) the general aging of the population, which means that more wealth is being accumulated; 2) heightened awareness of the limitations and uncertain future of government pension plans; and 3) the increasing popularity of professional fund management services, as opposed to holding equities or conventional guaranteed investment certificates that are not actively managed.

Given this context, there are many who say that the large Canadian banks enjoy a privileged position as they already manage the lion's share of personal savings. Conveniently forgotten is the fact that the borders have been opened up to foreign financial institutions and the Canadian financial services industry has been deregulated. The result is fierce competition that comes in more guises than ever. Banks, insurance companies, mutual fund managers, securities brokers and financial planners are all vying with each other to meet customers' demand for wealth management services.

For an institution like the National Bank, the intense competition of recent years is not the only challenge to overcome. Since the start of the millennium, the wealth management sector -- in Canada as in most developed countries -- has been experiencing a growth crisis triggered by the slowing of the global economy and depressed stock markets. The business of managing wealth suddenly appears to carry more risk and to be not as easy as it was throughout the 1990s. Banking institutions are realizing that profitability is never assured and it can even fall dramatically when disappointing stock market performances translate into lower investor asset values and trading volumes.

Despite economic ups and downs and the highly competitive nature of this market, the wealth management sector offers good prospects for the National Bank. We project that a growing share of our revenues and earnings will be generated by this market in the years to come. Thanks to our status as a super-regional bank, our position as the leading bank for SMEs in Quebec, our widely recognized corporate brand, the remarkable performance of our portfolio managers, our extensive line of products and services, and our vast network of professionals specialized in all areas of financial management, we are confident that the National Bank has all the tools it needs to stand out from the crowd and to maintain its position as the largest wealth manager in Quebec.


AN INDUSTRY WITHOUT BARRIERS

The wealth management market is an open market. It is far from being the stronghold of the big banks. Unlike traditional financial intermediary activities, there are virtually no legal or regulatory barriers to entry. Hundreds of independent fund managers, financial planners and group savings representatives, who are more like self-employed individuals than small businesses, are all competing to garner their share of the market. Added to these are the larger entities like insurance companies, unaffiliated brokerage firms, groups of independent financial planners and mutual fund companies.

It is therefore not surprising that no one particular institution dominates the sector. In the United States, for example, no player in the wealth management sector controls more than 2% of the market. The 20 largest financial institutions combined manage only 12% of total assets. In Canada, assets are more heavily concentrated in the hands of the major banks than they are south of the border. Yet, there is no denying that Canadians' savings are migrating toward the multitude of financial advisory firms which, while admittedly smaller, are sometimes well adapted to serving their particular clientele.

Canadian banks are therefore competing not only against one another, but they are also going head to head with hundreds of small entrepreneurs who are keen, ambitious and available, whose operating costs are extremely low, and who offer very personalized service. Banks consequently have to exploit their corporate image and their vast expertise in order to dispel preconceived notions that their services are less personalized or less specialized than those offered by independent advisors.

The great strength of the Canadian banking industry lies in its capacity to offer a vast array of wealth management products and services. At the National Bank, for instance, customers can count on full-service and discount brokerage services, trust services, access to professionals in all our domestic branches, a family of more than 100 mutual funds, as well as personalized, private and discretionary wealth management services, to name only a few.

Successfully offering access to such a variety of products, services and professionals under a single banner is more than simply a question of economies of scale and diversification. Financial planning and wealth management call for a comprehensive approach matched by an appropriate, well coordinated offering of services. Very few financial institutions are able to do this as well as the National Bank does in Quebec. That is one barrier we want to make insurmountable for most of our competitors.

THE MUTUAL FUNDS REVOLUTION

Canadians are investing more and more of their money in mutual funds. This is by far the single most important change in the financial services sector in the past 20 years and amounts to a veritable revolution in terms of savings and investment habits. We have come a long way from the days when Canadians entrusted nearly all of their savings to banks, trust companies and credit unions. By the end of the 1990s, almost half of Canadians' savings were going to mutual fund companies which then used this money to invest in securities through capital markets.

Some mutual fund companies have been so successful in establishing their brands that customers of the major banks do not hesitate to insist that they be included in their portfolio. If banks refused to offer those funds, many of their customers would likely take their business elsewhere, perhaps to securities or insurance brokers, to obtain what they want. These days, customers of the major banks are looking for an offering that is more mainstream and which includes competitors' funds. Even though the banks promote their own products first and foremost in their advertising and marketing material, they nevertheless authorize their advisors to sell almost all the funds available on the market whenever they are requested by customers.

It was precisely in this context that the National Bank signed an agreement with Fidelity, the most prestigious mutual fund family in the world. Our strategy is to highlight the complementary nature of our two institutions' respective offerings by showing, for example, that the Bank's strengths lie in bond funds and Canadian equity funds while those of our partner tend more towards U.S. and international equity funds. Investors realize that no single team of fund managers can be the best in every category, and a bank can only enhance its credibility by developing partnerships with recognized third-party fund managers.

Acquiring families of funds is another way of increasing our presence in the Canadian wealth management market. The National Bank's sound financial condition and excellent capitalization make it well positioned to seek out the best business opportunities. For instance, with our acquisition of the mutual fund management firm Altamira, we immediately doubled our mutual fund assets under management to nearly $10 billion. Even better, this transaction enabled us to make further inroads into the market outside Quebec, much as we did in 1999 when we merged our brokerage firm Levesque Beaubien Geoffrion with Ontario-based brokerage First Marathon to form National Bank Financial and thereby raised the profile of our brokerage subsidiary outside Quebec. Altamira, which offers 47 mutual funds, has 240,000 customers, more than half of whom are in Ontario. Further to this transaction, the National Bank now ranks 14th in the Canadian mutual fund industry.

According to the Investment Funds Institute of Canada, the returns achieved by the National Bank on its mutual fund portfolios placed it among the top five financial institutions in 2002. Our outstanding performance, which is attributable to a prudent, disciplined and value-oriented approach combined with a more aggressive, proactive marketing approach, resulted in a net increase in sales even though financial markets were beset by problems in 2002. The indisputable talent, consistent success and rigorous investment philosophy of the fund managers at our subsidiary Natcan Investment Management have long been recognized by the industry and investors alike. Through the contribution of these professionals, we were able to stand out from our competitors in the area of mutual funds, and even surpass our expectations.

NEW WEALTH AND INHERITED WEALTH

A study conducted by Cap Gemini Ernst & Young in 2001 revealed that there are more than 7.2 million millionaires worldwide, 2.5 million of whom are in North America. Canada, for its part, has 315,000 millionaires and this figure could rise to 915,000 by 2010. According to the magazine Canadian Business, the number of Canadian families with at least $1 million in liquid assets has risen by 13% each year since 1994. In 2000, 177,000 families belonged to this group, representing a total of $800 billion. In other words, almost half of all assets under discretionary management are held by 1.3% of Canadian households. Needless to say, all the financial institutions are rolling out the red carpet to attract them as customers.

In Canada, a thriving entrepreneurial spirit is largely responsible for this proliferation of millionaires -- entrepreneurs who have been very successful and accumulated substantial wealth over the years or who have acquired it either by selling their company or merging it with another. The National Bank's strong penetration of Quebec's SME sector has earned it a market share of 40%, giving it an enviable position in this sector. We can offer our commercial customers financial services that not only meet their company's needs, but also their own needs as regards the management of their personal and family assets.

NATIONAL BANK OF CANADA                                                2001-2002
                         NATIONAL BANK FINANCIAL NETWORK




THE WEALTH MANAGEMENT STAKES (cont.)

NEW WEALTH AND INHERITED WEALTH (cont.)

For most of the big Canadian banks, the first criterion in the selection of wealth management customers is the liquidity of their assets. At the National Bank, the focus is more on the potential wealth of its customers. For instance, a 25-year-old entrepreneur with $10,000 to invest would be of interest to each one of our wealth management advisors because that same young man, in 10 years' time, could well belong to the group of customers with $250,000 under management. Our position as the leading bank of SMEs in Quebec has led us to adopt a strategy that gives as much importance to our customers' potential to amass wealth as to their current assets.

A comparison with our banking competitors shows that the high net-worth customers of the major banks have gone from the phase of accumulating assets to that of protecting them through professional management. At the National Bank, customers who are at the wealth accumulation phase of their lives outnumber those who have reached the capital preservation phase. That is why we are confident in saying that the growth outlook for our market is as good for the long term as it is in the near term.

According to a longstanding tradition, upscale customers at the large European and North American banks are divided into two main categories. There are the newly wealthy on the one hand, usually entrepreneurs, professionals and corporate executives who have accumulated wealth through their entrepreneurship, their stock options or their professional occupation. There are also those who have inherited wealth, that is to say, customers whose main income is derived from family money that is passed down from one generation to the next. What generally distinguishes the first group from those whose wealth is inherited is their higher tolerance for risk, their comparative lack of loyalty to any particular financial institution and their desire to play a more active role in managing their wealth. By and large, they are also more familiar with the new information technologies, and their investment horizon is shorter when it comes to taking a critical look at their portfolio returns.

While still useful for targeting this clientele, the differences between the two groups are tending to vanish as the new generation of those who inherited money is more receptive to riskier asset classes, such as equities, than their parents' generation before them. We are also noticing that both groups, regardless of how they came by their wealth, share a common goal: they want to retire at a younger age than their peers. They are therefore more concerned than most people about preserving their capital.

Without denying the usefulness of this distinction between new wealth and old wealth, the National Bank's customer segmentation approach is more refined and takes into account a larger number of factors that are simultaneously socio-demographic, socio-economic and cultural. The bank that knows its customers best always has an edge over its competitors, and its chances of being entrusted to manage a growing share of customers' assets are also that much better.

THE VALUE OF PROFESSIONAL ADVISORS

If the bearish stock markets since March 2000 have had one positive outcome, it is that they made investors realize more than ever the need for sound professional advice in managing their financial assets. In good times and bad, the services of a professional advisor are worth their weight in gold.

Making good investment decisions requires a combination of three key ingredients: appropriate financial knowledge, a good understanding of oneself and enough discipline to stick to a plan without being swayed by emotion. Very few investors possess all three ingredients in equal measure at the same time. That is why professional advice is very often essential -- not just because of the training or extensive knowledge that advisors have, but because of their ability to help investors gain a better understanding of themselves. Because of their neutral position, advisors can act as an objective third party in the decisions investors have to make in order to achieve their financial goals.

The problem is that even in times of economic prosperity and stock market buoyancy, the returns earned by many investors can be less than impressive. As revealed in a study published in the October 2002 issue of the Quebec business magazine Finance et Investissement, Canadian investors show a strong propensity for buying a mutual fund category when the price of the securities making up the fund is high and then selling when prices are low. With the passage of time, such behaviour becomes increasingly costly to investors. The end result is that although they invest substantial amounts of money, they do not earn anything like the average return, on paper, of each fund category, let alone the return of the benchmark indexes.

From 1990 to 1999, for example, the total return of the TSE 300 index was 193%, while holders of Canadian equity funds obtained an average return of 97%. The same phenomenon was observed for balanced funds and Canadian bond funds. The benchmark index for balanced funds rose by 190% over 10 years, whereas Canadians holding this type of mutual fund earned a meager 67% return in comparison. For its part, the Canadian bond fund index advanced by 171%, while investors who opted for this fund category had to content themselves with an average return of 50% over 10 years. It would be unfair to blame fund managers for the disappointing performance of those investors' funds. They did their job properly, achieving average returns that came very close to the indexes. The misfortunes of some fund holders can only be explained by the allure of fast, easy gains, a lack of discipline and a tendency to move in and out of funds solely on the basis of what was in vogue at the time and past returns.

Mutual fund holders who have a financial advisor are better at keeping their emotions in check and hold on to their funds longer than investors who manage their assets themselves. This translates into a higher return on their portfolio, one that is much more in line with the benchmark indexes. In short, if you have mutual funds managed by the National Bank, if you kept a cool head throughout the 1990s, if you stayed on course with respect to your financial goals and avoided excessive trading, then the chances are that the returns you obtained were close to the market indexes, if not higher.

The quality of the relationship between customer and financial advisor is the linchpin of success, not just for a financial institution active in wealth management, but also for a customer whose portfolio performs well because of the sound management of his financial assets. Canadian banks have long been seen as not having the necessary structures for offering constant, personalized wealth management services. The banking culture, it was said, made investors customers of their bank rather than customers of their advisors. And with bank personnel being transferred regularly, it was difficult for customers to establish an ongoing relationship with one advisor. In wealth management, however, long-term success presupposes a lasting relationship based on trust that enables advisors to manage their customers' emotional reactions to financial market performance in addition to managing their financial assets.

The main reason why customers transfer their business to another financial institution is because their advisor leaves. A survey conducted by the Taddingstone Consulting Group, which appeared in the summer 2000 issue of Canadian Business, revealed that high net-worth customers at the large Canadian banks felt that financial planners were far too young, had very little experience and tended to move from one employer to another. That is why we at the National Bank place great importance on having an effective personnel retention policy, a superior professional training program, and a corporate culture that puts a premium on teamwork, to the tangible benefit of all its customers.

The wealth management needs of a customer can require the involvement of several different types of professionals, such as financial planners, accountants, tax specialists or portfolio managers. At the National Bank, a customer's first point of entry to our network of professionals is increasingly through a single intermediary, be it a financial planner, an account manager or a private banking manager. However, once customers are in contact with a group of professionals who offer complementary services under the same banner, the risk that an investor will leave because of an intermediary's departure becomes much lower.

On average, we manage 26% of our customers' assets. Our goal is to increase this share to 33% over the next three years. Our National Bank Wealth Management line of business, with close to 300 financial advisors, is just one example of our determination to be the largest wealth manager in Quebec and one of the 10 largest in Canada as a whole.

NATIONAL BANK OF CANADA                                                2001-2002
                         NATIONAL BANK FINANCIAL NETWORK


STRUCTURE AND OPERATIONS OF THE NATIONAL BANK

With Real Raymond, its new President and Chief Executive Officer, at the helm, National Bank of Canada had another solid year in fiscal 2002, successfully maintaining an effective balance between shareholder interests, customer satisfaction and employee engagement.

Six factors contributed to this performance and will continue to be key to the Bank's success in the years ahead: improved service quality at every level of the organization; regional dominance in Quebec where our market shares exceed those of the major national players; concentration of our operations in value-added sectors; economies of scope afforded by more varied sources of revenue; excellent capitalization; and strategic alliances with world-class companies and major financial distributors in Quebec and the rest of Canada.

Being the number one bank in Quebec is extremely important to us, while being the sixth largest bank in Canada is more of a statistic. That is not to say, however, that we are not committed to maintaining our presence outside Quebec. Our niche markets of choice, such as wealth management, commercial banking and capital market brokerage services, require us to have a strong presence through our branches in Atlantic Canada, Ontario and the major Western Canadian cities.

Looking at the Bank's operations from a horizontal perspective, our services are available in every region of Canada. We also favour more specialized niches that enable us to serve customers around the world through representative offices and strategic alliances. The Bank's Canadian network consists of 530 branches and 823 banking machines, complemented by some 500 banking machines accessible through The Exchange Network, and a total of 17,285 employees, the vast majority of whom are in Quebec. From a vertical standpoint, the National Bank offers a full line of financial services. We are active in personal banking, commercial banking, international capital markets, securities brokerage, insurance, wealth management, mutual fund and pension plan management, as well as in providing financing for large corporations and government organizations.

The quality of the service offered to customers is the only real competitive advantage that an institution can have in today's financial services market. Access to service and the competence of our personnel are the two key elements that allow us to stand out from the competition. That is why we have extended business hours at some 60 of our branches throughout Quebec by nearly 40%. Over 530,000 customers are already benefiting from the extended hours at those branches which are now open 35 hours a week or more. We are currently looking into the possibility of similarly extending hours at certain other branches.

Reorganizing job functions and setting up competency development projects was the approach taken by the Bank to ensure that its employees upgraded their knowledge of products and services and focused on their objectives. That was the second part of our plan to enhance customer service. Managers at the Bank have adopted a new way of thinking which holds that everyone at the National Bank has customers and everyone should be concerned with improving service quality. Support units and employees who are not in direct contact with customers, whether at Head Office or elsewhere, are committed to giving every assistance to the front-line units that serve customers on a day-to-day basis. In that regard, support units sign actual service agreements, pledging to deliver quality products and services to the units that deal directly with the Bank's clientele. These agreements give employees access to scorecards and feedback informing them to what extent they have succeeded in achieving the desired level of quality and how they can continue to make improvements.

According to a poll conducted by Leger Marketing to determine the 150 most admired companies in Quebec, the National Bank has been gaining in popularity and now ranks first among financial institutions operating in the province. The fifth edition of this annual survey confirmed that the National Bank has made gains in winning the hearts of Quebecers whereas most of the other financial institutions have lost ground. This independent study by Leger Marketing is further proof that our efforts to enhance customer service and improve the Bank's image among the general public have started to yield encouraging results.

THE BOARD OF DIRECTORS

The Board of Directors supervises the management of the business and affairs of the National Bank, either directly or indirectly through its committees. Its role is to protect the Bank's assets and ensure its effectiveness, profitability, long-term survival and development.

To that end, the mandate of the Board is to define the Bank's mission, review its business objectives and approve strategies for achieving them. The Board and its three committees provide direction and support for the Bank's Executive Committee in pursuing the performance objectives established in the strategic plan.

One of the goals set by the Bank's senior management is to develop a corporate culture that makes the National Bank a model corporate citizen among its Canadian peers. The National Bank enjoys an excellent reputation as a good corporate citizen. We were therefore pleased to place 18th in the list of Canada's best corporate citizens from among the 300 companies included in the S&P/TSX index. The study, which was published in Corporate Knights magazine and covered in The Globe and Mail in June 2002, was conducted by Michael Jantzi Research Associates, a firm that tracks the social and environmental performance of Canadian companies. For the purposes of the study, a good corporate citizen was defined as a corporation that makes money for its shareholders, enhances its national and local communities, leaves as small a footprint as possible on the environment, treats employees well, and keeps customers happy.

MANAGEMENT

In February 2002, a new organization structure was implemented at the National Bank. An 11-member Executive Committee was given the following mandate: to define the culture and philosophy of the Bank; to approve and pursue the strategic initiatives of the National Bank group as a whole; to manage the succession process; and to ensure a balance between employee engagement, customer satisfaction and shareholder satisfaction.

Reflecting the strong emphasis on teamwork, efficiency and succession planning at the Bank's senior management level, the new Executive Committee is composed of the following senior officers:

Real Raymond, President and Chief Executive Officer
Jean Turmel, President -- Financial Markets, Treasury and Investment Bank
G.F. Kym Anthony, President and Chief Executive Officer, National Bank Financial Patricia Curadeau-Grou, Senior Vice-President -- Risk Management
Gisele Desrochers, Senior Vice-President -- Human Resources and Operations
Jean Houde, Senior Vice-President -- Corporate Affairs
Michel Labonte, Senior Vice-President -- Finance and Technology
Michel Lozeau, Senior Vice-President -- E-Commerce
Tony Meti, Senior Vice-President -- Commercial Banking and International
Michel Tremblay, Senior Vice-President -- Personal Banking and Wealth Management Louis Vachon, Senior Vice-President -- Treasury and Financial Markets

BUSINESS SEGMENTS

Personal Banking and Wealth Management is divided into two major divisions:
Personal Banking (branch network, deposits, personal loans, mortgages, insurance, debit and credit cards, etc.) and Wealth Management (full-service brokerage for individuals, discount brokerage, mutual funds, trust services, etc.). Commercial Banking, for its part, is responsible for servicing businesses and the real estate sector in Canada, while Financial Markets, Treasury and Investment Banking is in charge of corporate finance, treasury operations, management of the Bank's assets and liabilities, corporate brokerage services and portfolio management.

PERSONAL BANKING AND WEALTH MANAGEMENT

Personal Banking and Wealth Management serves over two million individuals, self-employed customers and small businesses in Canada through its branch network, call centres, banking machines and Internet platform. These service delivery methods are complemented by a network of off-site financial advisors and commercial banking centres. Our objective is simple: we want to outperform all our competitors when it comes to helping our customers achieve their financial goals.

Significant changes were made in Personal Banking and Wealth Management subsequent to the management restructuring in February 2002. Three objectives were set, all with the view to enhancing the quality of customer service: 1) group together service and sales forces according to their target clientele and distribution method; 2) finalize the separation of manufacturing units from distribution units; and 3) ensure greater cohesion in the way the branch network functions. As a result, the distribution networks of Personal Banking and Wealth Management are now divided into three entities -- the branch network, the specialized sales network and alternative networks. This restructuring enables us to offer our individual, self-employed and very small business customers an array of products and services designed to assist them in managing their savings and financial assets more effectively.

NATIONAL BANK OF CANADA                                                2001-2002
                         NATIONAL BANK FINANCIAL NETWORK



STRUCTURE AND OPERATIONS OF THE NATIONAL BANK (cont.)

PERSONAL BANKING AND WEALTH MANAGEMENT (cont.)

One of the highlights of fiscal 2002 for Personal Banking and Wealth Management was the acquisition of mutual fund manager and distributor Altamira.

ALTAMIRA ACQUISITION FURTHER STRENGTHENS OUR PRESENCE IN ONTARIO

In August 2002, the National Bank acquired Altamira, a leading manager and distributor of mutual funds in Canada. This acquisition greatly expanded the Bank's presence outside Quebec in the area of wealth management, especially in Ontario. Through its family of funds, Altamira manages approximately $5 billion in assets -- slightly more than $4 billion on behalf of individual investors and just under $1 billion for institutional clients. In other words, the Bank doubled the value of its mutual fund assets under management to nearly $10 billion. From a geographic standpoint, over half of the company's assets under management come from customers in Ontario and 15% from customers in Quebec. Altamira, which manages and distributes 47 mutual funds, employs 300 people, including 115 advisors in six branch offices and three call centres. Its head office is in Toronto. Altamira services approximately 137,000 customers directly and an additional 103,000 through a network of intermediaries.

In acquiring Altamira, the National Bank gained a large volume of new customers, expanded its distribution network and created synergies by combining two financial institutions with complementary investment management styles. Through its subsidiary, Natcan Investment Management, the Bank is recognized for its value approach while Altamira's expertise lies in a growth approach. These complementary management styles and the combined resources of the two companies should result in a broader diversification of products and expand the Bank's customer base Canada-wide.

A few months prior to the acquisition of Altamira, the Bank's Natcan subsidiary purchased Gestion de placements Valorem inc., a portfolio management firm with $1.4 billion in assets under management. Valorem, founded in Quebec City in 1994, was 55% owned by SSQ Financial Group, a company actively involved in the field of insurance with one million customers and over 1,000 employees. The transaction was greatly facilitated by the fact that Valorem's principal shareholder was keen to take advantage of Natcan's expertise in asset and mutual fund management. As a result, SSQ's life insurance arm has become another of Natcan's major insurance company clients, following the example of Clarica.

Another achievement we are particularly proud of is the agreement the Bank concluded with three companies belonging to Power Financial Corporation, namely, Investors Group, Great-West Life and London Life. In addition to its immediate financial advantages, this partnership agreement gives the National Bank access to one of the best financial product distribution networks in Canada and, over the long term, will enhance its reputation and reach outside Quebec. The agreement is similar to those concluded in 2001 with Assante, a leading provider of integrated wealth management services with a network of 1,500 advisors in Canada, and Groupe Promutuel, one of Quebec's largest property and casualty insurers that is strongly represented in the insurance and financial services market throughout Quebec. As a manufacturer of financial products, the National Bank has expanded its distribution network more in the past year than ever before.

AGREEMENT WITH THREE POWER FINANCIAL CORPORATION COMPANIES

It is not every day that a bank signs an agreement giving it access to a Canada-wide network of over 7,000 financial advisors and a customer base of more than 3.2 million individual clients. However, that is exactly what the Bank did on November 6, 2002, when it signed an agreement with Investors Group, Great-West Life and London Life, all three of which are part of the Power Financial Corporation group. Through this 10-year agreement, which is renewable, the Bank will be able to consolidate its position as one of Canada's leading manufacturers of financial products. The Bank products to be distributed by the three Power Financial Corporation companies include loans for investment purposes (RRSPs and non-RRSP investments), lines of credit, deposit accounts with chequing privileges, personal loans, GICs, credit cards, Internet services and access to banking machines in the Bank's own network and The Exchange Network.

The creation of the National Bank Wealth Management line of business lies at the core of our penetration strategy in the wealth management market. During fiscal 2002, not only did we strengthen our new sales force, but we consolidated our position in this fast-growing strategic market, mainly among client segments that have an entrepreneurial or professional profile. The mission of National Bank Wealth Management is to offer personalized management services that enable its customers to identify and achieve their financial goals by selecting from a vast range of products and services of the highest quality. The Bank's Financial Planners and about 30% of its Personal Bankers have been assigned to this integrated business line. Their objective is to boost the Bank's market shares among wealthy and upscale client segments and to increase the share of customers' portfolios managed by the Bank. National Bank Wealth Management has been successful in applying a new approach whereby each customer is automatically assigned an advisor who oversees and facilitates access to the services of various other experts according to the customer's needs. Teamwork is therefore crucial and the designated advisors are called on to work closely with experts who can supplement their knowledge and the services they provide. Advisors now also accompany their customers to meetings with Bank specialists from such sectors as National Bank Discount Brokerage, National Bank Securities, National Bank Financial or the Private Banking Group of National Bank Trust. In other words, a single advisor guides the customer and opens the door to all the financial solutions offered by the Bank while specialized teams, using the latest banking technology, take charge of transaction and administrative functions so that front-line staff can develop their markets, services and customer relationships.

The Bank has made inroads into the wealth management market in other ways as well. For example, current trends indicate that an increasing number of employers are turning away from traditional defined-benefit pension plans in favour of group RRSPs. Many employers have found that setting up traditional pension plans is a costly process and that their employees in fact prefer plans that give them more control over their investments. National Bank Trust responded to this need by adding new types of investments, such as segregated funds from reputable external managers, to its existing product offering of GICs and assisted portfolio management products managed by Natcan. As a result, employers and employees enjoy more control over their investments and can take advantage of an Internet platform that lets participants consult their account and carry out transactions online 24 hours a day, seven days a week. In order to deploy these new offerings, National Bank Trust signed an administrative agreement with Industrial Alliance, an experienced player in the savings and retirement field, which will provide administrative support for group retirement plans. Thanks to the trust subsidiary's initiatives, the Bank has gained a very advantageous position in a market that has long been dominated by life insurance companies.

With over $40 billion in assets under administration, National Bank Trust continues to be one of the dominant trust companies in Quebec. The three major product lines offered by its Personal Trust Services sector are private investment management, trust administration and estate settlement. Its Corporate Trust Services sector provides a complete range of services, including group pension plans, share ownership management, securities administration and custodial services, and mutual fund administration.

The National Bank is among the leading issuers of MasterCard cards in Canada and ranks among the 100 largest issuers of Visa and MasterCard cards in the world according to a Nielson report released in December 2001. We were the first in the country to offer a debit card, co-branded cards, a secure payment server for Canadian merchants' e-commerce operations, and instant in-store credit. The Bank's Electronic Payment Solutions Department offers no less than 103 types of credit cards and is also responsible for smart cards, banking machines, electronic payments and point-of-sale terminals.

Despite the downward spiral on stock markets in 2001 and 2002, National Bank Discount Brokerage (NBDB) maintained its growth in terms of account openings and assets under administration. NBDB currently holds close to 25% of the discount brokerage market in Quebec with slightly more than 100,000 customers, 90% of whom are also National Bank customers. For the fourth time in a year, the Dalbar research firm ranked NBDB first for the overall quality of its telephone and e-mail customer service, ahead of all its Canadian competitors. Customers of NBDB can choose to carry out their transactions by telephone with a representative, through the company's website, by cellphone or through the automated Dial-A-Quote telephone system. The NBDB website (formerly at www.invesnet.com) was completely redesigned and has been integrated into the Bank's site at www.nbc.ca/nbdb. The shared portal means that customers can manage all their finances from a single location. The trading area of the site was also given a brand new look and features many improvements such as a more intuitive structure; easier, faster and more dynamic navigation; revised terminology; menus and buttons; and a whole new design.

NATIONAL BANK OF CANADA                                                2001-2002
                         NATIONAL BANK FINANCIAL NETWORK



STRUCTURE AND OPERATIONS OF THE NATIONAL BANK (cont.)

PERSONAL BANKING AND WEALTH MANAGEMENT (cont.)

The Bank's Internet banking solutions have continued to evolve. For instance, since June 2002, we have been offering person-to-person, or P2P, electronic payments for individuals. Our customers can now transfer funds from their account to the account of another Bank customer in complete security via the Bank's website. This instant online service is greatly appreciated by customers who regularly transfer funds to relatives or friends as it presents significant advantages over cheque-based transactions in terms of speed and simplicity.

August 25, 2002 was the launch date of the Bank's new and improved website at www.nbc.ca. The revamped site is both efficient and user-friendly, making it easier for users to navigate the site and carry out searches by product type or other specific criteria. This major revision was designed to ensure that the Bank and its subsidiaries project a unified image to its customers and to the public at large. In particular, the Internet platforms of National Bank Discount Brokerage and National Bank Trust have been integrated into the main Bank site. Customers who visit the site can access a variety of tools, guides and practical advice, including economic analysis reports, daily market summaries, business plan models, financial calculators and investment guides. In addition, all transaction operations have been centralized under the www.nbc.ca address where individuals and businesses can do their banking, apply online for loans and credit cards, as well as purchase deposit products and RRSPs.

The retail market is a keenly competitive market where players must constantly strive to stand out through their advertising and marketing activities. The Bank's efforts in this regard were recognized during the year at the 2002 Media Innovation Awards organized by Marketing Magazine and the Canadian Media Directors' Council. The awards highlight excellence in applying innovative and strategic ideas to media use and planning. The originality of the Bank's RRSP campaign impressed the jury, particularly the informative video clips that appeared in banners on external websites (a new technology that enabled Internet users to view information segments on the 2002 RRSP campaign without having to download them). The jury also liked the way the concept was integrated with other media (radio and television).

COMMERCIAL BANKING

The National Bank enjoys a well-deserved reputation as the leading bank for small and medium-sized enterprises (SMEs) in Quebec. Three Quebec employers out of five do business with the Bank in one way or another. Serving over 12,000 companies, the Commercial Banking line of business offers a complete selection of financial services that SMEs rely on to grow and prosper.

In many respects, the strong performance of Commercial Banking is attributable to the symbiotic relationship which the Bank has with the Quebec economy. The province is no longer the commercial bankruptcy capital of Canada. Since the second half of the 1990s, the number of business failures has in fact been lower in Quebec than in Ontario. Quebec's economy has undergone a very impressive modernization process during the past decade. Approximately 32% of the province's exports now originate from technology-intensive industries, versus 14% for Canada overall. Developments such as these can only have a positive impact on a super-regional bank such as ours.

At the end of 2002, all commercial clients, including small businesses, real estate financing clients, self-employed individuals and agricultural clients, were grouped together under Commercial Banking. This restructuring, which takes full effect in 2003, will enable us to give all entrepreneurs, regardless of their size or sector of activity, the specialized products and services they need to run their businesses. We will also be able to deploy more consistent, targeted strategies to earn the trust of our commercial clients and successfully refer them to our wealth management and personalized financial planning teams.

Our market share in Quebec is higher than that of any other bank. We focus on specialized niches where we can boost our penetration levels and reach new commercial clients. The Bank's teams of professionals have developed specific competencies enabling them to provide financing and support to businesses in sectors such as agriculture, television and motion pictures, energy resources and advanced technologies. We have also developed expertise and specialized services for SMEs that choose the franchise model, a structured business formula that is an advantageous way to start up and grow small businesses. In fact, we are the only bank with franchise and partnership experts on staff. These professionals support franchisors and franchisees alike, offering them a range of standardized services. Given our long involvement in franchising and partnerships, we have acquired in-depth knowledge of the concepts, backgrounds and profiles of the businesses operating under that model. In this fast-growing market, we believe it is important to stay a step ahead of our competitors.

High-technology and knowledge-based companies in Canada can count on the services of the Commercial Banking Technology Group, which is composed of finance and technology professionals. This team serves companies across the country from its main centre in Montreal and its regional centres in Quebec City, Ottawa and Toronto, giving us an active presence in the primary locations where technology business is concentrated. The loan packages and financial services offered by the Bank to technology companies are perfectly adapted to their needs: venture capital through our partners; federal and provincial government programs; operating and term loans; financing of research and development tax credits with or without guarantees from Investissement Quebec; contract financing by way of progress advances on an operating loan to execute contracts awarded by governments or major corporations; export financing, including the Progress Payment Program (PPP), the Convention generale de garantie (general guarantee agreement) and the Master Accounts Receivable Guarantee (MARG); and public and private initial public offerings via our subsidiary National Bank Financial.

The mission of the National Bank's TV and Motion Picture Group, which specializes in financing film projects and television series, is to offer a complete line of customized banking products and services to the Canadian film and television production and distribution industry. In addition to producers and distributors, our clientele includes post-production, special effects and equipment leasing companies, as well as studios.

The financial products offered to businesses can sometimes be highly complex. Examples include derivative instruments which the Bank makes available so that companies can efficiently manage the risk associated with interest rate and exchange rate fluctuations, and foreign exchange forward contracts that give companies more flexibility in coordinating foreign currency inflows and outflows. That is why it is important to have high-calibre experts on hand at all times to help companies to better understand these tools and use them effectively. The National Bank's Structured Financing Group is one such example. Its team of experienced professionals specialize in project financing, acquisitions, share buybacks and other complex transactions designed to assist growing companies with financing needs in excess of $2 million. Through this group, SMEs in our market have access to a large network of contacts both at the Bank and on financial markets (venture capital, subordinated debt, specialized consultants, government organizations, lawyers, tax specialists, etc.). Moreover, medium-sized businesses can, among other things, benefit from alternative financing tools such as subordinated debt which makes it possible for them, in some cases, to maximize borrowing capacity in order to minimize or avoid share dilution.

With flexible, efficient teams such as these, the Bank can be even more competitive in its target markets. Our teams provide fully adapted financing and import-export solutions to companies looking to do business outside the country. By way of medium-term financing from our partner Northstar, our SME clients can offer their foreign buyers financing of up to $5 million for a maximum of five years. This solution makes it easier for our clients to obtain contracts to sell goods and services on international markets. For businesses that often turn to leasing the equipment they need to carry on their operations, lease financing is a very attractive financing solution. In cooperation with our partner Alter Moneta, a company jointly owned by the National Bank and the Caisse de depot et placement du Quebec and specializing in lease financing, we can offer our clients all the lease financing facilities they require. We continue to be involved in Fodex, a fund which invests in the capital of foreign companies that buy from Canadian companies. Through its NatExport and Sodex divisions, the Bank also continues to provide factoring services for exporters (purchase of local and foreign receivables). This process improves liquidity for our commercial clients and eliminates the risks associated with following up and collecting receivables.

A number of our clients do business or have expansion projects in Europe, particularly in France. Similarly, a number of French and other European business people have set up operations in Canada or are interested in doing so. To meet the financial needs of entrepreneurs on both sides of the Atlantic, the National Bank and Credit Agricole of France signed a service agreement which makes us the designated representative responsible for meeting the banking needs of Credit Agricole clients that want to do business here. In return, National Bank clients targeting the European market can look for assistance and services from Credit Agricole, France's largest bank and one of the leading banks in the world with assets of US $446 billion.

An international business development manager, whose role is to advise commercial clients on export financing and international trade risk management, is based in most of the Bank's regional centres in Quebec. Similar positions have been created in other provinces, notably Ontario and Alberta. With Internet Banking Solutions Inc., our virtual branch for businesses, clients have ready access to the services of an experienced account manager. From 8 a.m. to 6 p.m., Monday through Friday, they can call on the account manager's expertise and advice, particularly with respect to financing, investments or cash management. TelNat automated telephone banking services, which are available between 6 a.m. and midnight, seven days a week, enable our clients to rapidly carry out transactions related to managing their business, including bill payments, balance inquiries, past transaction lists, and loans and lines of credit.

NATIONAL BANK OF CANADA                                                2001-2002
                         NATIONAL BANK FINANCIAL NETWORK


STRUCTURE AND OPERATIONS OF THE NATIONAL BANK (cont.)

COMMERCIAL BANKING (cont.)

Recognized as the bank for business, the National Bank is particularly attuned to the realities facing women entrepreneurs. In June 2002, we therefore teamed up with the Reseau des Societes d'aide au developpement des collectivites du Quebec (SADC) and the Association feminine d'education et d'action sociale (AFEAS) in a project called AFER (Aide aux femmes entrepreneures en region) in order to encourage entrepreneurship among women in outlying areas of Quebec. The goal of this three year agreement is to facilitate access to capital for women who have a business project they want to develop and who live in rural areas. Although the Bank's usual credit criteria still apply, concrete efforts have been made to minimize the factors that impact negatively on women's access to financing. Through its SME Centres in Quebec, the Bank works closely with the 62 regional offices of the SADC to ensure the success of this project.

The agreement to sell the Bank's MasterCard merchant payment solutions to Global Payments was finalized in October 2001 and the transition process is well under way. As Global Payments is one of the world's leading debit and credit card transaction processing companies, our clients benefit from a wide array of point-of-sale solutions for enhanced convenience and simplicity. Global Payments' commitment to designing new payment solutions on an ongoing basis means that our business clients can count on having access to the most innovative technologies at all times.

On May 30, 2002, the Bank's ClicCommerce subsidiary officially changed its name to National Bank eCommerce, in line with the Bank's strategy to standardize the image and names of its products and services in order to promote the National Bank name and capitalize on the strong brand awareness associated with it. National Bank eCommerce is much more than a new name, however. It reaffirms the Bank's commitment and initiatives in the area of e-commerce solutions for its individual and business clients.

In addition to acquiring a new name, National Bank eCommerce broadened its offering by adding new features. For instance, private B2B marketplaces were created for medium-sized and large companies looking to make purchases directly from their suppliers via an Internet platform integrating purchasing, billing and electronic payment operations. A public B2B marketplace was also set up to assist SMEs in their purchasing of routine supplies. The Bank was able to further enhance its B2B e-commerce offerings for SMEs through an agreement signed with a provider of B2B procurement solutions. In addition, web solutions are available for companies that want to place their promotional brochures on the Internet, raise their visibility or sell their products and services directly to consumers.

National Bank eCommerce has its sights set on facilitating companies' projects and needs in the world of e-commerce solutions and it fully intends to contribute to the performance of businesses through innovative, scalable, outsourced solutions in an environment that meets the strictest security standards. The platform supports the various public and private marketplaces in Canada and integrates master agreements signed between a company and its suppliers. This user-friendly, economical and accessible e-solution will give National Bank clients a competitive edge and make them more productive. As the Bank firmly believes that the Internet and e-commerce are areas of high growth potential in the coming decade, it wants to stay at the forefront of technology by offering increasingly high-quality solutions to its business clients.

FINANCIAL MARKETS, TREASURY AND INVESTMENT BANKING

NATIONAL BANK FINANCIAL CELEBRATES ITS CENTENNIAL!

In 2002, National Bank Financial celebrated 100 years in operation since the day when Louis de Gaspe Beaubien founded his brokerage firm in Montreal in 1902. For close to 60 years, the company operated under the name Maison Beaubien until it was bought out by the firm headed by Jean-Louis Levesque. Over the years, Levesque Beaubien, as it became known, grew and thrived by establishing numerous strategic alliances with key partners. In 1988, the brokerage firm became a subsidiary of the National Bank, and merged a year later with Geoffrion Leclerc Inc. to become Levesque Beaubien Geoffrion. In 1999, the National Bank acquired First Marathon, a Toronto-based investment dealer which it subsequently integrated with its subsidiary Levesque Beaubien Geoffrion to form National Bank Financial, thereby presenting a unified image to customers while capitalizing on the National Bank name. In fact, National Bank Financial, as we know it today, is the result of various mergers involving many different brokerage firms over the years, including such well-established names as Levesque Beaubien, Geoffrion Leclerc, First Marathon, Putnam Lovell, J.D. Mack, Equitable Securities, Rademaker McDougall and Company, Oswald Drinkwater and Graham, and Credit Interprovincial.

National Bank Financial owes its current success to visionaries with the ability to act rapidly and find innovative ways for making the most of the good times and weathering the bad times. From its origins as the Maison Beaubien to the present day, the history of National Bank Financial is first and foremost the history of men and women who knew how to seize opportunities and who pooled their talent and expertise to build a highly efficient organization that stands out for the quality of its customer service. To all those who invest their time and efforts every day to meet the needs of our loyal customers, we say thank you. And our thanks go also to all our customers who have helped to make National Bank Financial the solid, reputable institution it is today.

Financial Markets, Treasury and Investment Banking oversees all the brokerage and financing services which the National Bank and National Bank Financial offer corporate and institutional clients, as well as the investment and trading operations carried out by Treasury on financial markets.

Celebrating a century of serving individuals and corporations, National Bank Financial is one of the top six securities brokerage firms in Canada, and the undisputed industry leader in Quebec. The company's roots go back to 1902, a time when many of its present-day competitors did not yet exist. It grew and developed through numerous strategic alliances with key partners, and is the culmination of mergers between a number of investment dealers over the years, including such well-established firms as Levesque Beaubien, Geoffrion Leclerc, First Marathon, J.D. Mack, Capital Group, Equitable Securities, Rademaker McDougall and Company, and Oswald Drinkwater and Graham.

On June 19, 2002, National Bank Financial took another step in its expansion strategy, with the acquisition of American investment bank Putnam Lovell Group Inc. The Global Financial Institutions Groups of Putnam Lovell and National Bank Financial, as well as all the other activities of Putnam Lovell, were consolidated and now operate under the name Putnam Lovell NBF out of offices in New York, San Francisco, Los Angeles, Toronto and London. For the National Bank, the creation of Putnam Lovell NBF signalled a major breakthrough on the international scene in terms of merger and acquisition advisory services, corporate finance, equity research, sales and trading, derivatives and currency markets.

Although concentrated in Canada, and especially in Quebec, the National Bank Financial network extends well beyond the Canadian border, covering all international financial markets through its affiliates. Since the beginning of the 20th century, National Bank Financial has been an active player on international markets, through representatives and market-makers in Geneva, London and, through its U.S. subsidiary, in the United States. For its customers, the firm's association with other partners opens up exciting possibilities on European and Asian markets. Moreover, under an agreement with one of the leading U.S. institutional brokers, National Bank Financial has access to first-hand information on the U.S. economy and American companies. This extensive international network means that National Bank Financial's investment advisors can give their clients timely information and sound advice about both foreign and domestic markets.

National Bank Financial is an integrated firm with solid expertise in investment counselling and brokerage services for individual investors, as well as institutional brokerage, corporate finance and clearing, and brokerage services for third parties. The firm has offices in every region of Canada, but what makes it unique among major Canadian firms is the depth of its services in Quebec. It is prominent in every important area of investing in Canada, and active in certain specialized, rapidly growing sectors. It is represented from coast to coast through its 94 branches and 3,147 employees, more than 800 of whom are investment advisors. It is particularly dominant in Quebec, where it enjoys a 30% market share. NBF services close to 275,000 individual investors Canada-wide, on whose behalf it manages more than $35 billion in assets. Committed to building on its tradition of excellence, NBF has made customer service and long-term relationships the cornerstone of its business philosophy.

NATIONAL BANK OF CANADA                                                2001-2002
                         NATIONAL BANK FINANCIAL NETWORK



STRUCTURE AND OPERATIONS OF THE NATIONAL BANK (cont.)

FINANCIAL MARKETS, TREASURY AND INVESTMENT BANKING (cont.)

National Bank Financial is structured around two main divisions. Its Individual Investor Services (which forms part of Personal Banking and Wealth Management) offers a diversified clientele a variety of financial services to help individuals establish an integrated plan for capital growth and protection. The four main groupings of services are customized solutions for individual investors, delivered by teams of investment advisors; the LBG Canada Immigrant Investor program for foreign investors interested in supporting the growth of Canadian companies; Special Services available by referral to the customers of independent representatives and financial planners; and finally, insurance brokerage and estate planning services through the subsidiary NBF Financial Services.

NBF's Institutional and Corporate Services deliver customized solutions to a vast clientele of institutional clients and private and public corporations, with the aim of helping them use capital markets to support their growth. These services fall into eight main categories, coordinated by an equal number of teams: equity, fixed income, investment banking, merchant banking, the National Bank Correspondent Network (NBCN), new issues, market events and credit derivatives.

Not including the personnel of Putnam Lovell, NBF has more than 70 professionals working out of offices in Montreal, Toronto, Calgary and Vancouver to provide investment banking services, making them one of the largest investment banking teams in Canada. As part of its ongoing commitment to SMEs, the National Bank has taken upon itself to facilitate access to capital markets for medium-sized enterprises. When including the venture capital funds available from EdgeStone Capital, a capital manager in which NBF is a stakeholder, the picture that emerges is of an investment bank able to offer its clients a comprehensive range of services designed to meet their diverse needs.

The credit derivative experts at NBF specialize in designing structured products that help clients manage their risk exposure. Credit derivatives are instruments that transfer the credit risk and return related to a given asset to another party, without actually transferring the underlying asset. Although the global credit derivatives market is still relatively small compared to markets for other derivative products, it is nonetheless growing rapidly and NBF is well positioned to reap the benefits.

Serving the entire securities industry, the NBCN team is the Canadian leader in third-party clearing and brokerage services. More than 60 associated organizations staffed by some 3,000 financial advisors trade through NBCN each year, making it the leading provider of clearing and brokerage services to Canada's financial community. The breadth of correspondent services offered by NBCN makes it unique in Canada. For instance, it offers accounting services, office support services and research products, all of which assist both entrepreneurs and more established companies in building and operating their investment sectors.

National Bank Financial's Merchant Banking Group expands and refines the services offered to investment banking clients. NBF teamed up with EdgeStone Capital Partners, in which it has a 20% interest, in order to meet the growing demand for capital in Canada, while increasing the variety of investment products available to its investor clients. EdgeStone Capital is known in particular for the performance of the family of strategic funds it has developed to provide financing for mid-market companies at every stage of their growth. EdgeStone has formed an alliance with a coveted partner -- the Canada Pension Plan Investment Board -- not only as a major investor in EdgeStone funds, but also as a partner with a 10% stake that may eventually be increased to 17.5%.

In March 2002, the National Bank's Corporate Banking division was combined with the merchant banking business of NBF to create a new group reporting to NBF. These two important operating segments were merged in response to client demand for a high degree of integration between bank credit and corporate finance services.

The Corporate Finance team at National Bank Financial had something to celebrate in February 2002 when it obtained a prestigious multi-million dollar mandate from Hydro One, the Ontario government corporation that was preparing to make the largest initial public offering in the history of Canadian financial markets. NBF became the electricity transmission and distribution company's special advisor for its privatization and stock market listing project, with the specific mandate of helping Hydro One's officers to evaluate and negotiate all the terms and conditions of the transaction. NBF was chosen over a number of its competitors because of the quality, expertise and experience of its team. Being chosen for a mandate such as this shows just how much progress NBF has made in two years, when the integration of Levesque Beaubien Geoffrion with First Marathon consolidated the company's Canada-wide reputation.

In the same vein, NBF completed its largest merger transaction to date in 2002 as financial advisor to Franco-Nevada Mining. Following the merger, Franco-Nevada, Normandy and Newmont created the world's biggest gold producer, ahead of AngloGold. This transaction, which was exceptional in many respects, generated the highest fee income that NBF has ever received for its mergers and acquisitions practice. With the depth of NBF's consulting work in recent years and the experience it has acquired, it can expect increasingly important mandates in the years ahead. NBF has scored two home runs with these two mandates, confirming yet again that it is a major-league player in corporate finance and mergers and acquisitions.

National Bank Financial has one of the best equity research teams in Canada in its line-up, with some 30 financial analysts and economists -- and as many assistants -- based in Montreal, Toronto, Winnipeg, Calgary and Vancouver. Each year, NBF's research department is ranked among the best in the country. Industry surveys by independent firms consistently name it No. 1 in Canada for the quality of its work. In addition, many of NBF's analysts are considered stars in their field, ranking among the top three in their respective sectors, which are as diverse as auto parts, biotechnology and pharmaceuticals, consumer products, industrial products, distribution, precious metals, printing, broadcasting and publishing, pipelines and energy, telecommunications and cable utilities.

In 2002, NBF came in first for quality of financial research in a Brendan Wood survey, tying for the honour with Scotia Capital. The survey of 350 institutional portfolio managers consisted of evaluating the work of 544 analysts at 34 brokerage houses. NBF was ranked first for the quality of its investment ideas, the level of contact with institutional investors and the quality of its research reports. Ten of the industrial sectors covered by NBF are led by the star analysts who placed among the top three for their category.

In spring 2002, management of the National Bank decided to group the Bank's economists together with the economists at NBF in a single unit to be headed up by Clement Gignac, Portfolio Strategist and Chief Economist at NBF and economics spokesman for the entire National Bank Financial Group. Combining NBF's economists, widely acknowledged for their expertise with respect to institutional investors, with the Bank's economists, characterized by a banking approach focused on savings and credit, produced a broader vision of the markets in which a diversified financial group like National is active. Both banking and brokerage customers will receive better service and greater expertise, and both groups of economists will have an opportunity to acquire and share new competencies.

The National Bank's Treasury is responsible for operations on financial markets, which comprise the Bank's own management operations, as well as hedging operations on behalf of clients. Management operations include liquidity and securities management, asset and liability matching, and hedging for certain financial instruments. Hedging operations enable clients to protect themselves against exchange or interest rate fluctuations, as well as other changes that may occur on financial markets.

The Bank's strategic management focuses not only on its product offerings, but also on its balance sheet and operating expenses. The Bank manages its balance sheet according to economic conditions and its own capital requirements. Methods such as securitization and loan syndication help to ensure that the Bank continues to grow and satisfy its clients, while minimizing risk and reducing required capital. In this way, the Bank's growth is managed in the best interests of its customers, its employees and its shareholders.

NATIONAL BANK OF CANADA                                                2001-2002
                         NATIONAL BANK FINANCIAL NETWORK



COMMUNITY INVOLVEMENT

Investing in socially responsible companies has been a growing trend in the past 10 years. The National Bank, however, did not need ethical investing to become fashionable before earning a reputation for outstanding involvement in the community. For as many years as it has been in existence, the Bank and its personnel have always been a source of support for humanitarian causes.

The Bank's corporate donations amounted to almost $4 million in 2002, and were made to several hundred organizations throughout the country. The five main sectors that benefited from this money were community development, health care, amateur sport, culture and youth.

In all the regions where we are represented, we are involved with associations and organizations devoted to local community development or serving the most needy among us. Each year, our employees across Canada take part in the United Way/Centraide fund-raising campaign for community- based organizations. Indeed, in 2001-2002, employees, officers and retirees together raised more than $540,000. Combined with the Bank's own donation of $540,000, United Way/Centraide received in excess of $1 million, making the National Bank one of the organization's most generous donors. Fund-raising is also done on a regular basis through the branch network for various community-based organizations such as the Fondation Mira for the training of seeing-eye dogs, to name one example.

In the area of health care, the Bank gives financial support to a number of hospital foundations and well-known research organizations, such as the Foundation for Research into Children's Diseases.

As part of its program for supporting athletes and amateur sport, the Bank has presented bursaries totalling $350,000 to 260 young athletes who may one day represent Canada at the Olympic Games.

With respect to its support for cultural activities, the Bank is equally supportive of the performing arts (theatre, music, opera, song, dance) and the visual arts (painting, photography, sculpture). Each year, it encourages young artists by buying and displaying some 100 of their works, with the result that the Bank's corporate collection now contains more than 5,000 works of art.

Finally, in all the Bank's branches across Canada, employees do their utmost to support the young people of their towns and neighbourhoods. Many of them, for instance, are involved in the Junior Achievement's Company and Project Business programs. The aim of these programs, which are geared specifically to high school students, is to foster entrepreneurship among young people through hands-on experience. Through these programs, employees share their experience and knowledge of the business world with the young people who will eventually take their place.

ECONOMIC ENVIRONMENT

ECONOMIC CONDITIONS IN 2002

The Canadian economy weathered the U.S. recession of 2001 without suffering too much damage. Canada fared better than its neighbour to the south essentially because it was less severely affected by the difficulties experienced in the information technology sector as this sector is not as important to its domestic economy. In addition, Canada is a net exporter of energy and therefore, unlike the United States, was able to benefit from oil and gas prices which rose sharply in 2000 and remained high throughout much of 2001 and 2002. Lastly, an accommodating monetary policy led to a depreciation in the Canadian dollar as well as lower interest rates.

Right from the start of 2002, Canada's employment numbers set an optimistic note. The labour market's strong showing coupled with low interest rates fuelled consumer confidence. Moreover, after a decade of stagnation in the standard of living, the prospects of lower taxes as a result of improved public finances undoubtedly contributed to the climate of confidence, as evidenced by the expression of pent-up demand for new homes and cars. In Quebec, residential housing starts climbed to almost 40,000 units in 2002, a level not seen in eight years.

In the United States, however, the recovery of 2002 turned out to be a sluggish and bumpy process reminiscent of the rally in the early 1990s when employment was very slow to pick up. Over the past year, caution reigned supreme in corporate America as companies looked for ways to clear inventories. Faced with pressure on prices, companies relied on gains in productivity to boost profitability, hence the curb on hiring. Exports were also hurt by the slowdown in the economic growth of overseas economies.

Despite these economic woes, U.S. consumers managed to sustain the recovery, thanks to an already very low unemployment rate and the tax cuts introduced at the beginning of the year.

Moreover, unlike previous recessions, real wages continued to climb and many households took advantage of low interest rates to renegotiate their mortgages, reduce their monthly payments and even take out new loans.

Financial markets, however, behaved unusually. While the general consensus was that a recovery was under way, the stock markets continued to decline for most of 2002. The Canadian dollar, which had started the year on a strong footing, fell victim to the turmoil as distraught investors fled to the safety of U.S. Treasury bonds.

It is important to note that a number of specific events contributed to this market uncertainty, most notably, the meltdown in technology stocks, perceived accounting scandals, the geo-political situation in the Middle East and the precarious state of several economies in Latin America.

OUTLOOK

This market turbulence presents a definite risk for the Canadian economy. However, if the recovery in the United States firms up as expected, Canada's economic growth will once again outpace that of all other industrialized countries, as net exports increase and capital spending is stimulated by the country's relatively high capacity utilization rate as well as the need to remain competitive. This renewed confidence will encourage companies to rebuild their inventories, especially in the United States.

Quebec's economy is well positioned to benefit from these developments. Growth in the province will probably exceed the national average in 2002 and will at least match it in 2003.

The wild card, of course, is that the Bank of Canada could decide to raise interest rates gradually in 2003. However, because its monetary policy was extremely accommodating in 2002, it would be unfair to describe such an action as hitting the brakes; rather, it would be more accurate to say that the Bank of Canada may ease off the gas.

NATIONAL BANK OF CANADA                                                2001-2002
                         NATIONAL BANK FINANCIAL NETWORK



IMPLICATIONS FOR THE BANK

The slow pace of the recovery combined with financial market uncertainty prompted companies to pare down both their inventories and investments. This in turn reduced their financing needs, especially as many obtained financing by way of public issues. Despite this environment, the National Bank was able to hold its own as it maintained loan volumes to companies in its core market, thereby increasing its market share. National Bank's residential mortgage loans recorded higher volumes for the year.

In the second and third quarters of fiscal 2002, many investors became discouraged and liquidated their holdings in equity mutual funds. National Bank Securities was not hit as hard as the rest of the industry, as customers reinvested most of their redeemed investments in the bond fund offered by this Bank subsidiary. In fact, National Bank Securities was one of the only fund managers to record higher sales than withdrawals throughout most of the year.

In 2003, economic conditions should favour robust growth in both savings and credit. The Bank will benefit from this scenario because its commercial loans stand to increase as companies restock their inventories and dust off investment projects that had been temporarily shelved. On the savings front, individual investors may well continue to shun mutual funds that include equities. To counter this aversion to risk, the Bank is offering variable-return guaranteed investment certificates (based on the return of different financial instruments) where the capital is fully guaranteed.

We expect a marked improvement in revenues from capital markets in 2003, as both wholesale and retail brokerage activities pick up steam.

MANAGEMENT'S DISCUSSION AND ANALYSIS

NATIONAL BANK OF CANADA                                                2001-2002


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

Management's discussion and analysis provides complementary information to the consolidated financial statements, which were prepared in accordance with Canadian generally accepted accounting principles and the guidance of the Superintendent of Financial Institutions Canada. It also presents additional data with respect to the Bank's performance during the fiscal year ended October 31, 2002, compared with its past achievements and future objectives. This financial review and the information it contains are the responsibility of the management of the Bank. It has been examined and approved by the Audit and Risk Management Committee of the Board of Directors.

In analyzing its 2002 results and evaluating the Bank's future prospects, management formulates forward-looking statements that necessarily involve uncertainties. Among the many factors that can affect projections are economic conditions and financial market developments (stock prices, interest rates, exchange rates, etc.) in Canada and abroad, as well as changes in customer demand, regulations and the competitive environment. Management cautions readers not to place undue reliance on statements which, even with the use of the best risk management techniques, deal with a future that is inherently uncertain.

A GOOD YEAR

National Bank of Canada is the largest banking institution in Quebec and the sixth largest in Canada. In its core market of Quebec, the Bank offers its customers a comprehensive line of banking products and related financial services. It also accompanies its customers into foreign markets, where it is a niche player in its areas of expertise. By responding to its customers' needs and ensuring its financial soundness, the Bank's goal is to deliver as much value as possible to its shareholders.

The Bank accomplished a great deal in 2002, including some important strategic acquisitions. Among these was that of Altamira, a manager and distributor of mutual funds. Not only did this acquisition strengthen the Bank's position in a strategic niche but the new subsidiary, 85% of whose business is outside Quebec, will also considerably expand the Bank's distribution network. It is the centrepiece for the development of wealth management activities beyond the Quebec market. Other acquisitions during the year included that of Putnam Lovell Group, a U.S. investment bank, and of Gestion de placements Valorem inc., a Quebec City-based firm specialized in managing Canadian bond and equity portfolios.

In the first quarter of the year, the Bank finalized the sale of its U.S. asset-based lending operations with loans valued at CDN $3.1 billion. On January 15, 2002, $2.5 billion passed into the buyer's control, with the remaining $600 million covered by an 18-month servicing agreement. As at October 31, 2002, the balance of this portfolio was $313 million. The sale generated a pre-tax gain of $141 million, net of transaction-related expenses and provisions taken for the loans which will be serviced by the Bank during the 18-month period. The gain amounted to $79 million after income taxes. Taking into account the recovery of the $65 million general allowance for credit losses ($41 million after taxes) that was allocated to the portfolio sold, as well as the results of portfolio-related transactions during the year, the net after-tax contribution of discontinued operations was $111 million in 2002. The impact of these discontinued operations appears under "Discontinued operations" in the financial statements and the tables referred to in this report.

Turbulent financial markets and uncertain economic conditions characterized 2002. The effect of this environment could be seen in the prices of technology stocks, which continued their downward trend. In fact, business in general experienced a slower year. It was in this context that the Bank carried out two important transactions: it revalued its investment in COGNICASE and reassessed its portfolio of impaired loans.

In the third quarter of fiscal 2000, the Bank sold its information technology subsidiary SIBN to COGNICASE, in exchange for shares of COGNICASE. In the third quarter of 2002, the Bank revalued this investment and decided to record an impairment charge of $112 million after taxes. The value assigned to the investment reflects a conservative assessment of prevailing conditions in the technology sector. This adjustment in no way affects business relations with COGNICASE, which remains a preferred supplier of information technology services to the Bank and its subsidiaries.

Strengthening its balance sheet was another of the Bank's major accomplishments in 2002. In the first quarter, after reassessing the realizable value of its impaired loans in light of current economic conditions and its goal of accelerating the disposal of this portfolio, the Bank decided to take an additional $185 million specific provision for credit losses. Further to this prudent move, the total allowance for impaired loans (including the general allowance for credit risk) exceeded gross impaired loans outstanding, with the result that impaired loans are now more than 100% provisioned.

Economic conditions also had an impact on the objectives the Bank had set itself as regards growth in earnings per share and ROE. If we examine adjusted income rather than reported income (see Table 1b "Reconciliation of Reported Income to Adjusted Income" on page 55), earnings per share remained fairly stable at $2.86 (versus $2.87 in 2001), and ROE, at 14.7%, was just short of the target range. The efficiency ratio, for its part, moved closer to the objective.

OBJECTIVES AND RESULTS IN 2002

                                                  Objectives                 Results
                                                  ----------                 -------
GROWTH IN EARNINGS PER SHARE
Reported*                                              4%-6%                      -3%
Adjusted**                                                                    Stable
ROE
Reported*                                            15%-17%                    14.3%
Adjusted**                                                                      14.7%
EFFICIENCY RATIO -- ADJUSTED**                  61% in 2003                     62.4%
TIER 1 CAPITAL RATIO                             7.75%-8.75%                     9.6%
                                                ===========                   ======

*    Results excluding the impairment charge on an investment.
**   See reconciliation of reported income to adjusted income in Table 1b (page
     55).

Adjusted income excludes items that, in the opinion of management, should not be taken into account in the analysis of the Bank's performance. Adjusted income is not defined according to Canadian generally accepted accounting principles and is not necessarily comparable to similar data used by another company. Table 1b on page 55 provides a detailed reconciliation of reported income to adjusted income; a summary table is included at the beginning of the section "Overview of Results and the Balance Sheet" on page 36.

Considering the fragile state of the economy, the Bank turned in a relatively good performance compared to most of its banking industry competitors. The gap between its share price and that of the other major Canadian banks narrowed, and the Bank's shareholders enjoyed a higher total return than the shareholders of its competitors.

Moreover, the Bank exceeded its objectives for financial soundness, as evidenced by its Tier 1 capital ratio of 9.6%, as against an objective of 7.75%-8.75%.

The Bank expects economic conditions to improve gradually in fiscal 2003, although the economy will continue to perform below its potential. It will be a year of transition that will bring the Bank closer to the medium-term objectives it is likely to reach in 2004.

 FUTURE OBJECTIVES


                                               2003            Medium term
                                               ----            -----------
GROWTH IN EARNINGS PER SHARE                   5%-10%             Over 8%
ROE                                           14%-16%             15%-17%
TIER 1 CAPITAL RATIO                      8.75%-9.50%         8.25%-9.00%
DIVIDEND PAYOUT RATIO                                 30%-40%


The sale of non-strategic operations and the addition of targeted acquisitions has greatly altered the relative size of the Bank's business segments during the past two years. Starting in fiscal 2003, the Bank will therefore present its segmented results in terms of the following three lines of business: Personal and Commercial Banking, Wealth Management, and Financial Markets, Treasury and Investment Banking.

Improving the efficiency ratio remains a priority. Based on the new demarcation of its business segments, the Bank will break down the objective for this ratio in order to take into account the specific characteristics of each line of business.

NATIONAL BANK OF CANADA                                                2001-2002
                      MANAGEMENT'S DISCUSSION AND ANALYSIS



OVERVIEW OF RESULTS AND THE BALANCE SHEET

SOLID RESULTS Table 1a on page 54 presents an overview of results for 2002. As can be seen, net income went from $562.7 to $429.4 million. Income before goodwill charges per share was $2.18 versus $2.88 in 2001.

Income adjusted for one-time events in 2002 was $555 million or $2.86 per share, compared to $580 million or $2.87 per share for income similarly adjusted in 2001. The 4.3% decline in adjusted income was chiefly attributable to the increase in the provision for credit losses. Adjusted earnings per share remained fairly stable at $2.86. This item did not decline to the same extent as adjusted income because of the common share repurchase program.


RECONCILIATION OF REPORTED INCOME TO ADJUSTED INCOME
Year ended October 31
(taxable equivalent basis)
(millions of dollars)


                                                          2002                 2001
                                                          ----                 ----
REPORTED INCOME BEFORE GOODWILL CHARGES                    429                  582
Adjustments, after income taxes:
Gain on sale of operations                                   -                  (47)
Decline in value of investments                            113                    -
Write-off of tangible assets                                 6                    -
Revision of estimated allowance                            118                    -
Discontinued operations                                   (111)                  45
                                                         -----                -----
ADJUSTED INCOME                                            555                  580
                                                         -----                -----
EARNINGS PER SHARE BEFORE GOODWILL CHARGES:
Reported                                                 $2.18                $2.88
Net of adjustments                                       $2.86                $2.87
RETURN ON COMMON SHAREHOLDERS' EQUITY:
Reported                                                  11.3%                16.0%
Net of adjustments                                        14.7%                15.9%
                                                         =====                =====

The above table presents the main points of comparison between reported income and adjusted income. A more detailed picture is given in Table 1b (page 55).

In 2001, the Bank sold its merchant payment solutions, thereby generating a gain of $76 million, or $47 million after taxes. Income for 2001 was adjusted downward for this non-recurring item.

In 2002, the first adjustment to net income was for the reduction in the value of investments. As mentioned earlier, the Bank revised the value of its investment in an IT services company and consequently recorded a $112 million impairment charge after taxes. Moreover, in the fourth quarter, the Bank recorded an impairment charge of just over $1 million ($2 million before taxes) relative to initial investments in mutual funds held by the Bank.

The second adjustment to 2002 income was for the write-off of deferred expenses and fixed assets related to e-commerce activities.

The third adjustment involved a revision of the realizable value of impaired loans and the taking of an additional $185 million provision to cover the new estimated amount. This one-time provision cost the Bank $118 million after taxes.

The fourth adjustment also affected income for 2001 in that discontinued operations recorded a $45 million loss in 2001, while the sale of these operations in 2002 generated a one-time gain of $111 million.

Because of lower income on the one hand, and growth in average common shareholders' equity on the other, adjusted ROE went from 15.9% in 2001 to 14.7% in 2002.

INCREASED FINANCIAL SOUNDNESS The improvement in the Bank's financial soundness was evident at year-end 2002, with net impaired loans falling from $591 million to $246 million. Moreover, the Bank had a $405 million general allowance for credit risk as at October 31, 2002 (2001: $500 million). The capital ratios -- particularly the Tier 1 capital ratio -- are indicators of a bank's financial health. The Tier 1 capital ratio represents the risk-weighted proportion of the balance sheet funded by capital provided by shareholders and holders of subordinated debt. The Tier 1 capital ratio remained high at 9.6%, or the same level as in 2001. By way of comparison, the Tier 1 capital ratio was 7.7% five years earlier.

SHAREHOLDER VALUE ADDED Year after year, the Bank creates value for its shareholders, as the table below shows. Shareholder value added is calculated by deducting the cost of capital from operating income before goodwill charges. The cost of capital, estimated at 13%, is the minimum compensation required by the Bank's common shareholders in light of returns available elsewhere on capital markets. Further to the adjustments mentioned earlier, shareholder value added in 2002 was $62 million, exceeding what shareholders could have expected from investments having an equal degree of risk.

SHAREHOLDER VALUE ADDED
Year ended October 31
(millions of dollars)

                                   Adjusted
                                 -----------------------------------------------------
                                 2002     2001    2002     2001   2000     1999   1998
                                 ----     ----    ----     ----   ----     ----   ----
Available income                  534      545     408      547    500      401    362
Average common equity used      3,628    3,430   3,628    3,430  3,144    2,599  2,499
Cost of capital (13%)             472      446     472      446    409      338    325
Shareholder value added            62       99     (64)     101     91       63     37
                                =====    =====   =====    =====  =====    =====  =====


The Bank calculates shareholder value added in each of its lines of business in order to determine the most profitable use of capital for its shareholders.


REVENUES AND EXPENSES

INCREASE IN NET INTEREST INCOME For fiscal 2002, net interest income on a taxable equivalent basis was $1,473.3 million, up 6.1% over 2001. As shown in Table 2 (page 56), the average volume of assets remained stable while the total interest margin widened from 2.01% to 2.13%.

NET INTEREST INCOME, 1998-2002


                                    [GRAPH]


The Treasury sector's asset/liability management operations were mainly responsible for the improvement in net interest income. In addition, lower interest rates significantly narrowed the interest margin on transaction deposits. This downward pressure on net interest income was offset by strong growth of $1.2 billion or 5% in the average volume of personal and small business deposits and by wider interest margins because of lower financing costs on credit card advances and other loans to individuals and small businesses. The growth in securitization operations compressed net interest income, but this phenomenon was offset by an increase in securitization revenues recorded under "Other income".

NATIONAL BANK OF CANADA                                                2001-2002
                      MANAGEMENT'S DISCUSSION AND ANALYSIS


OTHER INCOME MARKS TIME Other income decreased by $217 million, two-thirds of which was due to the $139 million write-down of investments recorded under "Trading activities and gains on investment account securities" (see Table 3 on page 57). Had it not been for this one-time charge, as well as the non-recurring gain on the sale of merchant payment solutions in 2001 (increasing the "Other" item), other income would have been fairly stable in 2002 at $1,780 million, compared to $1,782 million in 2001.

Many of the components of other income showed an increase. The $46 million or 9.3% growth in capital market fees was attributable to the Putnam Lovell acquisition and institutional operations at National Bank Financial. The strong rise in trust services and mutual funds ($15 million or 15.6%) came from Altamira revenues. There was also very solid growth in securitization revenues, which offset the reduction in net interest income and reflected the Bank's determination to diversify its funding sources. If the $76 million gain from the sale of merchant payment solutions is excluded from "Other" in 2001, this item grew by $37 million, a large part of which was attributable to insurance revenues.

However, these advances were cancelled out by a drop in trading revenues, a slowdown in brokerage activities with individuals and the absence of fees from the merchant payment solutions activity that was sold. This last factor accounts for part of the $33 million reduction in card service revenues.

PRUDENCE IN THE PROVISION FOR CREDIT LOSSES Table 4 (page 58) describes the changes in the provision for credit losses as well as the composition of the allowances. The annual provision is added to the existing allowances, which are either specific or general. The specific allowance for impaired loans covers individually identifiable losses on impaired loans for which the write-down can be estimated from the loan's realizable value. The general allowance for credit risk is composed of two parts, an "allocated" portion and an "unallocated" portion. The allocated general allowance is based on a statistical analysis of the risk of loss in various portfolios. The unallocated general allowance is in addition to other allowances and reflects the opinion of Bank management as to possible losses not adequately captured elsewhere. Note 1 to the financial statements explains these concepts in greater detail.

The provision for credit losses before discontinued operations rose from $205 to $490 million, essentially because of the revised estimate for the allowance and the loss on a loan in the telecommunications sector.

The Bank's reassessment of its portfolio of impaired loans based on economic conditions and its goal of accelerating the disposal of this portfolio prompted it to take a $185 million specific provision in the first quarter of 2002. Moreover, in the second and fourth quarters, the Bank provisioned an amount of $120 million for credit losses related to the telecommunications company Teleglobe after its parent corporation withdrew financial support.

The increase in the provision for loans to individuals and small businesses and for commercial sector loans accounted for most of the $185 million provision mentioned in the previous paragraph, and includes the overall rise in the provision for domestic private risks as well. The increase in the provision for the domestic corporate banking sector was attributable to economic conditions.

The $129 million provision for international private risks included the $120 million loss in the telecommunications sector as the impaired loans in question were granted to an American subsidiary of a telecommunications company.

In 2002, the general allowance for credit risk was reduced by $95 million, of which $65 million was attributable to discontinued operations following the sale of U.S. asset-based lending operations. The remaining $30 million was determined using the general allowance calculation method which the Bank adopted in 2001.

When the provision for international private risks ($126 million) is combined with the provision for domestic private risks ($394 million), and the $30 million reduction in the general allowance is then deducted, it results in a total provision of $490 million charged to 2002 income (before discontinued operations).

Further to the increase, the provision as a percentage of net average loans and acceptances outstanding rose substantially from 0.75% to 1.14%.

Given write-offs of $673 million and recoveries of $49 million, the allowance for credit losses at year-end totalled $666 million, a year-over-year decrease of $230 million, basically attributable to faster write-offs of gross impaired loans.

The item "Transfer of allowance for assets held for disposal" is made up of the $65 million in reversals from the general allowance for discontinued operations, together with specific allowances relating to these operations before the transfer.

OPERATING EXPENSES UNDER CONTROL Operating expenses rose by $51 million or 2.6% during the year. If the write-off of deferred expenses and fixed assets (included in the item "Occupancy costs, computers and equipment, including amortization") is excluded, the increase would be only $42 million. It can be attributed to the operating expenses of newly acquired subsidiaries Putnam Lovell ($38 million) and Altamira ($10 million).

More specifically, salaries and staff benefits were $1,147 million in 2002, up $83 million or 8% over 2001. More than 15% of this increase can be traced to salary expenses at these new subsidiaries, and close to one-quarter relates to variable remuneration at National Bank Financial and in the Treasury sector. The remainder is attributable to salary increases for Bank employees and the higher cost of staff benefits.

The substantial decline under "Operating expenses -- other" can be explained, among other things, by the Bank billing back to the purchaser of the merchant payment solutions for its services.

The efficiency ratio (operating expenses to total revenues) was pushed up both by the write-off and by the reduction in total revenues following the revaluation of investments. The one-time gain on the sale of merchant payment solutions had the opposite effect in 2001. If these factors are excluded, the efficiency ratio was 62.4% as against 62.7% for the previous year.

The Bank will continue to control its operating expenses and improve its efficiency ratio. One of the ways in which it is improving its operating efficiency is through its partnership with IBM Canada to manage the operations of its information technology infrastructure, including banking systems, the Web environment and call centres. This partnership was renewed in 2002, with the signing of a new contract that will represent some $1.1 billion by 2011, and will enable the Bank to stay at the leading edge of electronic technology while keeping its expenses in check.

RESULTS BY LINE OF BUSINESS

This section describes the 2002 results for each of the Bank's three business segments: Personal Banking and Wealth Management, Commercial Banking, and Financial Markets, Treasury and Investment Banking. Since the breakdown by business segment is used for long-term strategic planning and evaluation, it is important to assess credit losses independently of specific incidents and events related to economic conditions. To do so, a statistical model was developed to calculate expected losses for each segment. Expected losses are the probable amount of losses during a given period based on the overall economic cycle. These expected losses, rather than the actual losses recognized during the year, are presented in the tables for the three major segments; the difference appears under the "Other" item of the segmented results. Expected losses for the year were well below the provisions actually recorded since they are calculated over an economic cycle, and fiscal 2002 was the bottom of the cycle.

RESULTS BY BUSINESS SEGMENT
PERSONAL BANKING AND WEALTH MANAGEMENT
Year ended October 31
(taxable equivalent basis)
(millions of dollars)

                                                                 2002           2001
                                                                 ----           ----
Net interest income                                              1,001            977
Other income                                                       933            934
                                                                 -----          -----
TOTAL REVENUES                                                   1,934          1,911
Operating expenses                                               1,452          1,420
                                                                 -----          -----
CONTRIBUTION                                                       482            491
Provision for credit losses                                         97             98
                                                                 -----          -----
INCOME BEFORE INCOME TAXES                                         385            393
Income taxes                                                       139            149
Non-controlling interest                                             -              -
                                                                 -----          -----
INCOME BEFORE DISCONTINUED OPERATIONS AND GOODWILL CHARGES         246            244
Discontinued operations                                              -              -
                                                                 -----          -----
INCOME BEFORE GOODWILL CHARGES                                     246            244
Goodwill charges                                                     -              -
                                                                 -----          -----
NET INCOME                                                         246            244
                                                                 =====          =====
ROE                                                               23.2%          24.0%
SHAREHOLDER VALUE ADDED                                            101            106


NATIONAL BANK OF CANADA                                                2001-2002
                      MANAGEMENT'S DISCUSSION AND ANALYSIS


PERSONAL BANKING AND WEALTH MANAGEMENT: CONTRASTING RESULTS In spite of the uncertain economic conditions, the Personal Banking and Wealth Management segment maintained its performance. With the slight increase in total revenues (which amounted to $1,934 million) and expenses, the stable provision for credit losses and the reduction in income taxes, net income held steady at $246 million (2001: $244 million). If the fourth quarter adjustments are excluded (write-off of deferred expenses and fixed assets, and write-down of mutual funds), net income would have been $253 million, for an increase of 3.7%.

The 10% growth in Personal Banking income (excluding the write-off of certain assets) was partially offset by the weaker performance of the Wealth Management subsegment, chiefly because of a decline in brokerage revenues.

Average assets as well as loans and acceptances in Personal Banking and Wealth Management rose by 1.8% and 1.5% respectively, while the net interest margin improved slightly to 3.58% (2001: 3.56%). Deposits advanced strongly, posting 5.8% growth.

This line of business maintained an excellent ROE of 23.2%, compared to 24.0% in 2001. Shareholder value added amounted to $101 million, as against $106 million the previous year.

PERSONAL BANKING SUBSEGMENT The Personal Banking subsegment maintained its 71% share of the segment's total revenues, and increased its share of net income to 81%. It has a very good year overall, with net income up 7.0% or $13 million, and ROE of 23.5%, or 0.6 points higher than in 2001. Vigorous growth in net interest income accounted for the rise in income.

RESULTS BY BUSINESS SEGMENT
PERSONAL BANKING
Year ended October 31
(taxable equivalent basis)
(millions of dollars)


                                                                2002          2001
                                                                ----          ----
Net interest income                                              915           888
Other income                                                     466           465
                                                               -----         -----
TOTAL REVENUES                                                 1,381         1,353
Operating expenses                                               975           956
                                                               -----         -----
CONTRIBUTION                                                     406           397
Provision for credit losses                                       94            96
                                                               -----         -----
INCOME BEFORE INCOME TAXES                                       312           301
Income taxes                                                     113           115
Non-controlling interest                                           -             -
                                                               -----         -----
INCOME BEFORE DISCONTINUED OPERATIONS AND GOODWILL CHARGES       199           186
Discontinued operations                                            -             -
                                                               -----         -----
INCOME BEFORE GOODWILL CHARGES                                   199           186
Goodwill charges                                                   -             -
                                                               -----         -----
NET INCOME                                                       199           186
                                                               -----         -----
ROE                                                             23.5%         22.9%
SHAREHOLDER VALUE ADDED                                           83            77
                                                               =====         =====


Net interest income was up $27 million or 3.0%, chiefly on account of the higher average volume of personal deposits and the wider interest margin on credit card advances. In contrast, the effect of lower interest rates on the interest margin for transaction deposits compressed net interest income.

Personal savings rose sharply, mainly in such secure instruments as savings accounts and guaranteed investment certificates (GICs), a development that can be attributed to investors' fear of financial market uncertainty. In response to this new demand, the Bank focused more on savings than on credit, transforming its branches into resource centres to which its customers can turn for savings related advice and services, and where they can talk to advisors face-to-face. That is why the Bank extended business hours for advisory services in its branches. Its goal is to become a better retailer of banking services by proactively seeing to all of its customers' needs and directing them to the appropriate resources. This new challenge means that the Bank has to provide better training for its personnel and minimize turnover.

On the credit side, borrowers moved away from long-term loans toward short-term loans and personal lines of credit. This phenomenon led the Bank to revise its product offering and helped to improve the net interest margin in this segment.

Other income, at $466 million, remained virtually unchanged from a year earlier. The decline in card service revenues following the sale of merchant payment solutions was offset by an increase in insurance revenues and an adjustment in pricing to reflect costs in the banking network.

Insurance is an important part of the Bank's objective to diversify revenue sources. The general insurance segment reached its objectives and is on target for achieving profitability in 2003. One of our growth strategies is to become a niche player in low-risk products.

Operating expenses were kept under control in Personal Banking. Their growth levelled off at 2.0%, with the result that the efficiency ratio was almost unchanged at 70.6%. Nearly half of the increase in operating expenses was attributable to the write-off of deferred expenses and fixed assets related to e-commerce activities. Moreover, the increase in compensation was mitigated by the sale of merchant payment solutions.

As a result of borrowers' migration toward lower-risk products (lines of credit rather than consumer loans, for instance) and a slight improvement in customers' risk profile, expected credit losses dropped from $96 to $94 million.

One of the important events of the year was the inauguration of the Bank's new website. The Bank also became the first financial institution in Quebec to offer its customers person-to-person transfers via the Internet. In addition, it signed a partnership agreement with the U.S. bank Wells Fargo under which each bank will refer to the other customers wishing to have a Canadian or U.S. currency credit card, as applicable. Not only does this agreement enable the Bank to deliver better service to its customers, but it also allows it to further expand its customer base.

WEALTH MANAGEMENT SUBSEGMENT Net income in the Wealth Management subsegment was $47 million, down $11 million, mainly because of the significant slowdown in retail brokerage activities as investors shunned the stock market. ROE was 21.8%, compared to 28.3% a year earlier, and shareholder value added slipped as well.

RESULTS BY BUSINESS SEGMENT
WEALTH MANAGEMENT
Year ended October 31
(taxable equivalent basis)
(millions of dollars)

                                                                2002           2001
                                                                ----           ----
Net interest income                                               86             89
Other income                                                     467            470
                                                                ----           ----
TOTAL REVENUES                                                   553            559
Operating expenses                                               477            465
                                                                ----           ----
CONTRIBUTION                                                      76             94
Provision for credit losses                                        3              2
                                                                ----           ----
INCOME BEFORE INCOME TAXES                                        73             92
Income taxes                                                      26             34
Non-controlling interest                                           -              -
                                                                ----           ----
INCOME BEFORE DISCONTINUED OPERATIONS AND GOODWILL CHARGES        47             58
Discontinued operations                                            -              -
                                                                ----           ----
INCOME BEFORE GOODWILL CHARGES                                    47             58
Goodwill charges                                                   -              -
                                                                ----           ----
NET INCOME                                                        47             58
                                                                ----           ----
ROE                                                             21.8%          28.3%
SHAREHOLDER VALUE ADDED                                           18             29
                                                                ====           ====

The reduction in retail brokerage revenues was partially offset by National Bank Securities mutual funds, trust revenues and revenues from Altamira. The Altamira acquisition also accounted for most of the $12 million increase in operating expenses.

A number of initiatives supported mutual fund sales. The acquisition of Altamira raised mutual fund outstandings managed or administered by the Bank by $4,280 million. The Bank developed the Multifund guaranteed investment certificate, the return on which is tied to the performance of a basket of nine mutual funds managed by four major financial institutions (including the National Bank). National Bank Securities launched its new True North Fund, a clone of the Fidelity Investments fund of the same name that is notable for its performance over the past five years. Outstanding volumes for mutual funds offered by the Bank almost doubled during the year, going from $4.8 billion to $9.4 billion.

Private investment management is a National Bank Trust product distributed by the Bank's wealth management network. It is the main wealth management product offered by the Trust to its high net worth customers, who are more inclined to entrust the management of their portfolio to experts. The value of sales of this product increased 70% during the year. National Bank Trust invested $2 million to upgrade its IT systems for private investment management.

During the year, National Bank Trust also signed an agreement with Industrial Alliance Trust Company to administer its group pension plans.

NATIONAL BANK OF CANADA                                                2001-2002
                      MANAGEMENT'S DISCUSSION AND ANALYSIS


National Bank Discount Brokerage now offers its customers the option of trading fixed-income securities such as bonds, GICs, Treasury bills and debentures via the Internet. These instruments are very much in demand because they are less risky and less sensitive to market fluctuations. According to a study by the research firm Dalbar, National Bank Discount Brokerage tied for first place with two other brokerage firms for the quality of customer service.

COMMERCIAL BANKING: A STABLE SEGMENT Net income posted by Commercial Banking remained stable at $119 million in 2002, with the drop in its revenues offset by the reduction in credit losses. ROE increased to 11.2%, while shareholder value added rose to -$18 million.

RESULTS BY BUSINESS SEGMENT
COMMERCIAL BANKING
Year ended October 31
(taxable equivalent basis)
(millions of dollars)



                                                                 2002           2001
                                                                 ----           ----
Net interest income                                              279            288
Other income                                                     146            144
                                                                ----            ---
TOTAL REVENUES                                                   425            432
Operating expenses                                               153            152
                                                                ----            ---
CONTRIBUTION                                                     272            280
Provision for credit losses                                       83             88
                                                                ----            ---
INCOME BEFORE INCOME TAXES                                       189            192
Income taxes                                                      70             73
Non-controlling interest                                           -              -
                                                                ----            ---
INCOME BEFORE DISCONTINUED OPERATIONS AND GOODWILL CHARGES       119            119
Discontinued operations                                            -              -
                                                                ----            ---
INCOME BEFORE GOODWILL CHARGES                                   119            119
Goodwill charges                                                   -              -
                                                                ----            ---
NET INCOME                                                       119            119
                                                                ----            ---
ROE                                                             11.2%           9.6%
SHAREHOLDER VALUE ADDED                                          (18)           (34)
                                                                ====            ===


Total revenues for Commercial Banking were down $7 million because of the 3.1% drop in net interest income. This development was attributable to the $400 million decline in commercial loans outstanding, which was only partially absorbed by a slight improvement in the net interest margin. Outstandings were down because most companies were reluctant to increase their short-term debt given the economic environment.

Operating expenses in the Commercial Banking segment were stable, resulting in a slight increase in the efficiency ratio. The provision for credit losses decreased by $5 million, reflecting lower volumes and improved credit quality.

Among the Commercial Banking segment's innovations in 2002 was the signing of a service agreement under which members of the Quebec CMA Order can benefit from a financial package designed especially for professional associations and orders. In addition, National Bank eCommerce (formerly ClicCommerce) began offering a full range of e-commerce solutions for business, in cooperation with a number of partners.

During the year, the Bank began to bring together all the services it offers under the "Inc." trademark in a single division. By placing very small businesses, small and medium-sized enterprises (SMEs), public-sector organizations and agricultural enterprises under a single structure, these client groups will all have access to the same banking and financial services. This integration process is expected to be finalized in 2003.

FINANCIAL MARKETS, TREASURY AND INVESTMENT BANKING: STRONG GROWTH In 2002, Financial Markets, Treasury and Investment Banking once again recorded strong growth in income before goodwill charges, which rose from $204 to $250 million, for an increase of 22.5%. The segment's contribution to the Bank's consolidated net income represented 58%. Its ROE was 24.4%, compared to 19.0% in 2001, and shareholder value added rose to $113 million.

RESULTS BY BUSINESS SEGMENT

FINANCIAL MARKETS, TREASURY AND INVESTMENT BANKING

Year ended October 31
(taxable equivalent basis)
(millions of dollars)

                                                                2002           2001
                                                                ----           ----
Net interest income                                              320            229
Other income                                                     541            506
                                                                ----           ----
TOTAL REVENUES                                                   861            735
Operating expenses                                               431            366
                                                                ----           ----
CONTRIBUTION                                                     430            369
Provision for credit losses                                       31             32
                                                                ----           ----
INCOME BEFORE INCOME TAXES                                       399            337
Income taxes                                                     146            130
Non-controlling interest                                           3              3
                                                                ----           ----
INCOME BEFORE DISCONTINUED OPERATIONS AND GOODWILL CHARGES       250            204
Discontinued operations                                            -              -
                                                                ----           ----
INCOME BEFORE GOODWILL CHARGES                                   250            204
Goodwill charges                                                   -              1
                                                                ----           ----
NET INCOME                                                       250            203
                                                                ----           ----
ROE                                                             24.4%          19.0%
SHAREHOLDER VALUE ADDED                                          113             61
                                                                ====           ====


The segment owes its remarkable performance in 2002 to higher revenues, as total revenues rose by 17.1% to $861 million. This increase was generated mainly by Treasury's gains on asset/liability management, which accounted for the sharp rise in net interest income. The increase in other income came from the institutional activities of National Bank Financial, including revenues from Putnam Lovell.

The operating expenses of the new subsidiary Putnam Lovell comprised almost 60% of the $65 million increase in the segment's operating expenses. The segment's credit losses remained stable.

National Bank Financial continued to develop its investment banking operations. The integration of the former Corporate Banking segment (except for certain traditional banking services that now come under Commercial Banking) with National Bank Financial was finalized during the year. The advisory services of Putnam Lovell and the Financial Institutions Group at National Bank Financial will be amalgamated under the name Putnam Lovell NBF.

Natcan Investment Management had a fairly good year, achieving higher revenues in high-yield and other bonds, as well as hedge funds. Assets under management rose by $3,302 million or 22.7%, partly because of the acquisition of Gestion de placements Valorem inc., a firm specialized in managing Canadian equity portfolios and with assets under management of $1,400 million.

OTHER The "Other" heading under Results by Business Segment presents data on securitization operations, gains on the sale of activities, discontinued operations and non-recurring items such as the revaluation of investments. It includes revenues and expenses that cannot be assigned to any one specific segment.

Net interest income was negative because it incorporated interest paid to third parties in securitization operations. In contrast, other income posted a gain at the time of the transaction, and management fees thereafter. The decline in other income in 2002 stemmed from the combined effect of two factors: first, the impairment charge for COGNICASE reduced other income by $137 million in 2002, and second, this item included a $76 million non-recurring gain in 2001 from the sale of merchant payment solutions.

NATIONAL BANK OF CANADA                                                2001-2002
                      MANAGEMENT'S DISCUSSION AND ANALYSIS



RESULTS BY BUSINESS SEGMENT OTHER
Year ended October 31
(taxable equivalent basis)
(millions of dollars)


                                                                  2002           2001
                                                                  ----           ----
Net interest income                                               (127)          (105)
Other income                                                        21            274
                                                                  ----           ----
TOTAL REVENUES                                                    (106)           169
Operating expenses                                                   4             51
                                                                  ----           ----
CONTRIBUTION                                                      (110)           118
Provision for credit losses                                        279            (13)
                                                                  ----           ----
INCOME BEFORE INCOME TAXES                                        (389)           131
Income taxes                                                      (119)            46
Non-controlling interest                                            27             25
                                                                  ----           ----
INCOME BEFORE DISCONTINUED OPERATIONS AND GOODWILL CHARGES        (297)            60
Discontinued operations                                            111            (45)
                                                                  ----           ----
INCOME BEFORE GOODWILL CHARGES                                    (186)            15
Goodwill charges                                                     -             18
                                                                  ----           ----
NET INCOME                                                        (186)            (3)
                                                                  ====            ===

The provision for credit losses represents the residual amount needed to reconcile the expected losses presented in the segment tables and the actual provision reported in income. The amount of $279 million that appears for this item in 2002 comprises the $185 million provisioned following the revaluation of the impaired loans portfolio, the $120 million provisioned for a telecommunications company, and a $30 million credit from the adjustment to the general allowance for credit risk.

The table also shows a $111 million after-tax gain arising from the sale of U.S. asset-based lending operations.

FINANCIAL CONDITION ON A MORE SOLID FOOTING


TOTAL ASSETS AS AT OCTOBER 31
(millions of dollars)

[BAR CHART]


At $74,611 million, total assets were down slightly after posting growth in recent years. The sale of the U.S. asset-based lending portfolio and the reduction in various financial commitments accounted for this consolidation in growth.


LIABILITIES AND SHAREHOLDERS' EQUITY Liabilities and shareholders' equity presented in the Consolidated Balance Sheet (see the financial statements, page
78) are the Bank's sources of funding. Deposits, at $51,690 million, represented 69% of funding, up over the previous year. Shareholders' equity as a percentage of liabilities and shareholders' equity was unchanged at 5%.

Table 6 (page 59) shows the composition of and changes in deposits on the Bank's Consolidated Balance Sheet. Variations between the information in this table and that on the Consolidated Balance Sheet arise from the fact that large personal deposits are considered purchased funds for these purposes, in the same way as funds obtained on capital markets.

Deposits at year-end 2002 had grown by 0.5% from the previous year, generated primarily by the upsurge in commercial deposits, but also by the growth in personal deposits. Personal deposits accounted for 29.9% of total assets as against 28.3% at year-end 2001.

PERSONAL DEPOSITS, 1998-2002
(millions of dollars)

[BAR CHART]


Personal deposits, which represented 43.2% of total deposits, were up 3.8%. The Bank seeks to fund as much of its operations as possible with this type of low-cost deposit. As can be seen, the proportion of personal deposits to total deposits rose almost two percentage points, or $2,409 million, over five years. In 2002, the Bank's strategy was supported by greater consumer demand for zero-risk savings vehicles, as opposed to stock market instruments.

Commercial deposits experienced spectacular growth of 21.6% in 2002, to stand at $14,183 million. This phenomenon was undoubtedly due to a slowdown in investing because of the economic uncertainty and companies' decision to invest their funds in no-risk instruments.

As a result of the increase in commercial and personal deposit volumes as well as the decline in loan volumes outstanding, the Bank was able to reduce its purchased funds outstanding -- the most expensive form of funding -- by more than $3 billion. The proportion of purchased funds fell from 35.5% to 29.4% at year-end 2002, in sharp contrast to the 41.9% they represented at year-end 1999.

The geographic distribution of deposits illustrates the steady increase in domestic deposits. International deposits, particularly in the United States, were reduced by the sale of asset-based lending operations.

Table 7 (page 60) illustrates the composition of the Bank's capital and how it has changed between 1998 and 2002. Capital is comprised of shareholders' equity (share capital plus retained earnings), subordinated debentures and non-controlling interest (mainly holders of preferred shares issued by NB Capital, a U.S. subsidiary of the Bank).

The upper portion of Table 7 indicates that as at October 31, 2002, the Bank's total capital was $5,979 million, two-thirds of which, or $3,901 million, consisted of shareholders' equity. Retained earnings and common shares made up 92% of shareholders' equity, with the remainder composed of preferred shares. Common shareholders' equity (common shares plus retained earnings) totalled $3,601 million.

The Bank adopted two specific measures during the year to manage its capital effectively: the repurchase of common shares and the redemption of preferred shares.

In the first quarter, the Bank announced a normal course issuer bid targeting a maximum of 9,500,000 of its common shares, or 5% of the total outstanding. Given the Bank's very high capital ratios, the Board of Directors considered the repurchase program to be an appropriate use of the Bank's excess capital as well as an opportunity to increase shareholder value. As at October 31, 2002, the target of 9,500,000 shares had been purchased on the stock market. The repurchase program reduced the carrying value of common shares by $82 million; an additional $224 million, representing the premium on the carrying value of common shares, was charged to retained earnings.

The second capital reduction measure was the Bank's decision to redeem all its non-cumulative first preferred shares, Series 10 and 11, for an aggregate consideration of $192 million.

As a result, total capital as shown in Table 7 decreased by $271 million. Internally generated capital from net income for the year less dividends was more than offset by the reduction in retained earnings, chiefly as a result of the premium paid for the repurchase of common shares. External financing was negative in 2002 because of the repurchase and redemption of common and preferred shares as well as the redemption of $55 million in debentures.

These measures taken by the Bank to enhance its capital management had an impact on regulatory capital. Tier 1 capital (calculated according to the rules of the Bank for International Settlements) contracted 13.3% to stand at $3,726 million, as shown in Table 8 (page 61). The main reason for this was the increase in the balance sheet amount of goodwill attributable to the acquisition of Putnam Lovell and Altamira.

NATIONAL BANK OF CANADA                                                2001-2002
                      MANAGEMENT'S DISCUSSION AND ANALYSIS


[LINE CHART]

Capital ratios (at the bottom of Table 8) are calculated by taking the capital measurements and dividing them by risk-weighted assets, with the riskiest balance sheet items receiving a higher weighting. The Tier 1 capital ratio held steady at 9.6%, while the Tier 2 capital ratio rose from 13.1% to 13.6%. These ratios have been very high in recent years. In fact, they have been among the highest in the Canadian banking industry, far exceeding the capital adequacy standards of 7% for the Tier 1 capital ratio and 10% for the total capital ratio.

The changes in the capital ratios were caused by a combination of two factors that produced opposite effects: the increase in goodwill generated by the Putnam Lovell and Altamira acquisitions pushed Tier 1 capital down; and regulatory risk-weighted assets declined because of the sale of the U.S. asset-based lending portfolio and sluggish credit growth in Canada.

ASSETS: CONSOLIDATION OF GROWTH Totalling $74,611 million as at October 31, 2002, the Bank's assets were down $1,355 million or 1.8% compared to a year earlier. The reduction resulted from the sale of the U.S. asset-based lending portfolio.

The Bank's assets were chiefly composed of cash resources (9%), securities (27%), and loans and acceptances (59%). The Consolidated Balance Sheet on page 78 shows a decline in loans and customers' liability under acceptances, a decline that was not fully offset by the increase in cash resources and securities.

Gross loans outstanding were down in each of the lines of business, except for residential mortgages (+8.4%). The slide was particularly significant in business and government loans, which fell $2,809 million or 12.0%. The sale of the U.S. asset-based lending portfolio, the reduction in the volume of corporate loans and the cautious attitude of borrowers were some of the factors behind this decline. Personal and credit card loans fell by $305 million as a result of the securitization of a $515 million portfolio of consumer loans and a $250 million portfolio of credit card receivables.

Because of stagnant credit demand combined with an increase in deposits, the Bank's cash resources rose 17.7% to a record $6,864 million. Trading account securities also grew substantially (19.9%) in response to the development of new financial products and demand from new client segments.

ASSETS UNDER ADMINISTRATION AND ASSETS UNDER MANAGEMENT: STRONG GROWTH Asset administration and management are growth areas that are closely tied to the Bank's objective of growing its wealth management activities. At the end of fiscal 2002, assets under administration at the Bank and its subsidiaries reached a value of $117,468 million, and assets under management were $23,269 million, for a total of $140,737 million. The value of assets under administration or management was up 13.1% over 2001, and has almost doubled over the past five years.

ASSETS UNDER ADMINISTRATION AND
ASSETS UNDER MANAGEMENT,1998-2002
(millions of dollars)

[BAR CHART]

Table 9 (page 62) provides more information on assets under administration and assets under management. In all, 40% of the growth in the value of assets under administration and 61% of the growth in the value of assets under management were generated by mutual funds, one of the growth sectors in 2002. The strong upsurge in mutual fund outstandings was primarily on account of the acquisition of Altamira, which increased mutual funds in the category of assets under administration by 42%. This new subsidiary administers $4,280 million in mutual funds for individuals in addition to the $788 million it administers for institutional clients.

Table 9 illustrates the important role assumed by the Bank's subsidiaries in terms of administration and management of assets. National Bank Securities recorded 7.3% growth in the mutual funds it administers.

National Bank Financial manages or administers $59,468 million of assets, up 10.9% from the end of fiscal 2001 owing to increased activities at National Bank Correspondent Network.

Natcan Investment Management manages pension plans and mutual funds worth $17,823 million, an increase of 22.7%, mainly as a result of its acquisition of the firm Gestion de placements Valorem inc.

The subsidiaries National Bank Discount Brokerage and National Bank Trust, which account for $7,523 and $40,917 million respectively of total assets under administration or management, also recorded significant increases.


RISK MANAGEMENT

RISK MANAGEMENT STRUCTURES Risk is inherent in all corporate activity, and particularly so in a bank's financial intermediation activities. Banks are exposed to four main risk categories: credit risk, market risk, liquidity risk and operational risk (these terms are defined in the Glossary on pages 70 to 72). Managing risk in order to optimize the risk-return trade-off is an essential activity which must be carried out within a structure designed specifically for that purpose.

                             [ORGANIZATIONAL CHART]

Heading the risk management structure at the National Bank is the Board of Directors which is responsible for establishing risk management policies. The Board delegates part of its responsibilities in this regard to the Audit and Risk Management Committee which recommends policies and, once adopted, oversees their application. Moreover, all exceptional risk-related decisions are made by this Committee. The Audit and Risk Management Committee is assisted by Internal Audit and three committees, namely, the Credit Committee, the Market Risk Management Committee and the Operational Risk Management Committee, all of which are composed of members of the bank's management. Internal Audit, whose Senior Vice-President reports directly to the Audit and Risk Management Committee, provides an independent and objective assessment of the effectiveness of processes, policies, procedures and control measures implemented by managers. Moreover, Internal Audit recommends solutions for improving the effectiveness of risk management, internal controls and operating activities of the Bank and its subsidiaries.

NATIONAL BANK OF CANADA                                                2001-2002
                      MANAGEMENT'S DISCUSSION AND ANALYSIS


CREDIT RISK

STANDARDS, PROCEDURES AND CONTROLS To manage credit risk, the Board of Directors adopts each year, on the recommendation of the Audit and Risk Management Committee, a comprehensive policy that defines the principal standards, procedures and control methods for credit granted by the Bank. The policy is applied by the Bank's Credit Committee, which is chaired by the Senior Vice-President, Risk Management. The Credit Committee's decisions are supported by sector analyses performed by the Bank's economists and Risk Management Group.

The credit policy established by the Board of Directors and the administrative measures adopted by the various units of the Bank in applying the policy define acceptable risk, portfolio diversification criteria, economic and geographic sector-specific constraints, as well as allocation and authorization line levels. All standards and policies are reviewed by the Audit and Risk Management Committee. The higher the credit amount or the risk, the higher the authorization line level within the Bank's structure. Exceptionally, decisions may even be referred to the Board of Directors. In addition, specific standards apply to individuals or companies related to the Bank.

When an application for credit is made to the Bank, it is subject to a procedure that becomes increasingly rigorous depending on the amount requested or the degree of risk of the sector, region or borrower. Once the application is made in due form and after the required documents and information have been provided, it is analyzed using a sophisticated credit scoring system. The decision to approve credit is made either by a credit officer or by the Bank's Credit Committee. Any deviation from the procedure has to be submitted to the Audit and Risk Management Committee.

Credits and borrowers are continuously monitored according to the degree of risk they represent. Ongoing analyses attempt to foresee potential problems in an industry, region or with a borrower before these become apparent in the form of past due payments. Any loan on which interest is in arrears for 90 days or more is classified as impaired and a loss provision must be taken for it. Moreover, loans that are not past due but where repayment of principal or interest is not reasonably assured are also deemed impaired. The Bank's policies set out detailed provisioning criteria and, where required, write-off criteria for irrecoverable debts. The credit policies also define recovery practices, the intent of which is to minimize losses by recovering the largest possible portion of the amounts owing. A team of internal auditors ensures that the standards are respected at all times.

CONTROLLING RISK IN 2002 The Bank adopted a very prudent approach to credit risk in 2002. In addition to being extremely cautious, which accounts for the current quality of its portfolio, operational criteria were tightened to better reflect the uncertain economic environment.

One of the reasons for the Bank's solid lending portfolio is diversification, as shown in Table 10 (page 62). The largest concentration (30%) of loans is in residential mortgages, which are among the least risky forms of credit. These are followed by other types of personal loans, at 14%. Excluding securities purchased under resale agreements and government loans, the balance (46%) consists of loans to small, medium-sized and large companies. These business loans are largely concentrated in manufacturing (12%), a category that, on its own, includes a large number of diversified subsectors. Except for financial institutions (with 8% of loans), no single sector accounted for even 5%. Needless to say, these loans are all subject to the Bank's credit policies, procedures and controls.

As at October 31, 2002, business loans to the telecommunications sector accounted for only 0.63% of the loans and acceptances portfolio, and total loans to the electric power and power generation sector, 0.48%.

The breakdown of loans by sector remained virtually unchanged during fiscal 2002. Business loans declined $2,630 million (which essentially corresponds to the value of the U.S. portfolio that was sold), going from 48.6% to 45.7% of total loans. Residential mortgages, for their part, rose from 27.3% to 30.4% of the portfolio.

At year-end 2002, gross real estate loans were stable at $544 million (down 40% over five years), as Table 11 on page 63 shows. Given the $37 million in accumulated allowances for these loans, net volumes outstanding stood at only $507 million, or largely unchanged from 2001. Net real estate exposure represented 13% of shareholders' equity and 1% of loans and acceptances. As can be seen in Table 11, the weighting of real estate has been reduced substantially in recent years. In addition, the riskiest loans have been removed following the steady paring down of the portfolio.

For the first time in several years, real estate loans were up in the Bank's core market, reflecting both the recovery in the real estate market and the Bank's commitment to accompany the clients it knows well. This was particularly true for residential real estate. At the same time, efforts to improve the quality of the portfolio in other regions, especially in the United States, continued unabated.

Over the years, the Bank has sold off the bulk of its portfolio of loans to "designated countries", i.e., developing countries that failed to respect their obligations in the 1980s. In 2002, as shown in Table 12 (page 63), write-offs reduced gross loan exposure to $79 million. Net of allowances, these country risks now account for only $53 million or 1.4% of shareholders' equity.

The overall change in impaired loans shows how effective the Bank has been in cleaning up its portfolio. Table 13 (page 64) shows the sharp decrease in impaired loans. In fact, net impaired loans amounted to $246 million as at October 31, 2002, down 58% from $591 million a year earlier.

The upper portion of Table 13 shows that net private impaired loans have declined across all sectors, except for corporate and real estate loans. The change in net impaired corporate loans reflects the difficulties currently experienced by certain economic sectors. The increase in net impaired real estate loans accounted for only a small portion and is attributable to prevailing economic conditions.

MARKET RISK

STANDARDS, PROCEDURES AND CONTROLS Market risk is an integral part of trading on financial markets, such trading being essential for managing assets and liabilities. Like all financial institutions, the Bank also holds a trading portfolio with which it takes positions on financial markets for its trading, market-making and hedging operations.

On the recommendation of its Audit and Risk Management Committee, the Board of Directors of the Bank adopted detailed policies for managing the four components of market risk, namely, interest rate risk, foreign exchange risk, equity risk and commodity risk. The policies adopted by the Board of Directors establish standards, procedures and controls aimed at optimizing the risk-return trade-off and ensuring oversight of financial transactions.

The Audit and Risk Management Committee oversees the Market Risk Management Committee which heads the risk management structure for the Financial Markets, Treasury and Investment Banking line of business. The New Products Committee and the Risk Management Committee of National Bank Financial also report to it. The Market Risk Management Committee plays a key role in establishing market risk policies and practices, including risk assessment, maximum limits, simulation and oversight processes, as well as operational compliance with Bank policies.

The Risk Management Group is an independent team that is responsible for the day-to-day monitoring of market risk exposures, including ensuring that maximum limits and authorization procedures are respected. The Group also develops risk measurement procedures and models for carrying out simulations.

TRADING ACTIVITIES The VaR (Value-at-Risk) simulation model is one of the main tools used to manage market risk in trading activities. The VaR measure is based on a 99% confidence level and is an estimate of the maximum potential trading loss in 99 out of every 100 days or, to put it another way, actual losses will probably exceed VaR on only one day out of 100. VaR is calculated on an ongoing basis for the major categories of financial instruments (including derivatives) and for the Bank's aggregate trading portfolio. Insofar as is possible, it thus ensures that trading decisions do not entail risks that exceed pre-set limits. The computerized VaR calculation model is based on three years of historical data which means that it can only simulate losses in a market situation similar to that observed during the previous three years.

To simulate the impact of unlikely events, the Bank also runs stress tests, exploring, for example, a crash such as the stock market crash in 1987.

Table 15 (page 65) provides an assessment of market risk in fiscal 2002 versus the previous year. For the three major market risk categories (interest rate, foreign exchange, equity), the table shows yearend VaR, the annual average and the degree of variation during the year. Global VaR presented in the last line takes into account the correlations between the various risks. In 2002, VaR did not once exceed $6 million and averaged $4 million. At no time, therefore, did the Bank's trading portfolio incur major risks, despite the turbulence on financial markets.

NATIONAL BANK OF CANADA                                                2001-2002
                      MANAGEMENT'S DISCUSSION AND ANALYSIS


BACKTESTING (CDN$ EQUIVALENT)
(dollars)

                                  [LINE CHART]

The chart complements Table 15 by providing the results of backtesting, which each day compares the VaR projected by our simulations to the theoretical revenues obtained. Backtesting, which the Bank carries out regularly, validates the use of VaR methodology in estimating maximum loss risk, based on the composition of the trading portfolio.

INTEREST RATE RISK IN ASSET/LIABILITY MANAGEMENT Managing assets (investments, including loans) and liabilities (debt, including deposits) exposes the Bank to interest rate risk. Interest rate fluctuations give rise to changes in interest income and interest expense. Although these changes move in the same direction, the impact of their relative weighting on net interest income and the economic value of shareholders' equity will be either favourable or unfavourable. The extent of the impact depends on several factors, including asset and liability matching and the interest rate curve. Assets and liabilities are managed in such a way as to optimize the impact of fluctuating interest rates based on projected rate movements.

The Bank's Treasury sector is responsible for managing assets and liabilities in accordance with the policies adopted by the Board of Directors and overseen by the Audit and Risk Management Committee. The Market Risk Management Committee works closely with Treasury in this activity. Simulations are carried out regularly to assess the impact of various scenarios on net interest income and the economic value of shareholders' equity and to provide guidance in managing the portfolio of assets and liabilities.

INTEREST RATE SENSITIVITY
As at October 31, 2002
(millions of dollars)

Scenario                                                             2002    2001
--------                                                             ----    ----
100 point increase in interest rates
Impact on net interest income                                         (3)     (11)
Impact on shareholders' equity                                       (78)     (92)
                                                                     ===      ===


The above table presents an interest-rate sensitivity simulation. Using a number of repricing assumptions, a permanent 100 point increase in interest rates as at October 31, 2002 would have reduced net interest income by $3 million and the economic value of shareholders' equity by $78 million.

RISK OF OFF-BALANCE SHEET ACTIVITIES Market risk also affects off-balance sheet activities, consisting of derivative and credit instruments. These off-balance sheet financial instruments are usually components of portfolios which also include balance sheet items and which, as such, are subject to the risk limits and control procedures described earlier. In addition, off-balance sheet credit instruments must respect the same credit criteria and procedures as loans recorded on the balance sheet. Additional controls are also applied to derivative instruments.

Table 8 (page 61) provides a breakdown of the credit equivalent of the various off-balance sheet items included in the calculation of total risk-weighted assets. They represent a relatively small proportion in comparison to other credit risks recorded on the balance sheet. As at October 31, 2002, off-balance sheet items accounted for 13.2% of risk-weighted total assets, compared to 13.9% in 2001.

Note 19 of the consolidated financial statements (pages 99 to 101) presents the notional (or nominal) amounts of derivatives used by the Bank, as well as their maturity profile as at October 31, 2002. It should be noted that most of these instruments mature within 12 months. Also worth noting is that these notional amounts are not necessarily representative of the risk level represented by derivative instruments, but rather they reflect the large number of transactions. The data on the risk-weighted equivalent amount confirm the small proportion of derivatives on the balance sheet.

In addition to the market risk to which they are subject, derivative instruments also comprise a credit risk which the Bank mitigates in various ways. In dealings with certain counterparties, for instance, exposure is reduced by means of netting or marked-to-market agreements. Note 19 also shows that most of the credit equivalent amount for derivatives is contracted with reliable counterparties, specifically major banks and OECD member countries.

DERIVATIVE INSTRUMENTS AND RISK

The derivative financial instruments used by the Bank (forwards, futures, swaps and options) are contracts whose value is derived from interest rates, foreign exchange rates, commodity prices, equity prices and credit default swaps. Some derivatives can be offered through recognized exchanges (exchange-traded), but more structured products are negotiated between individual parties (over the counter).

Derivatives are the strategic tool of choice in risk management. Accordingly, the Bank uses them for trading activities, asset/liability management and for hedging certain credit risks.

The Bank uses its trading portfolio to carry out market-making or trading activities and to position itself on markets. In this context, derivatives are needed to control the risks associated with trading activities. Because of its expertise in these products and its ability to use them efficiently in its risk management process, the Bank also provides its commercial and institutional clients with risk management solutions.

Derivatives are also one of the balance-sheet management tools available for interest rate, foreign exchange and credit hedging, as well as asset and liability matching. It is essential that these risks, which are a normal part of banking, be managed in order to protect the interest spread and the value of capital.

The risks inherent in derivatives are similar to the general risks for financial instruments, namely, market risk, credit risk, liquidity risk and operational risk.

Market risk is defined as the potential for deterioration in the value of a derivative instrument because of fluctuations in the underlying primary instrument (interest rates, foreign exchange rates, commodity prices or equity prices). All derivative risks are accurately measured, re-evaluated on a daily basis and managed in accordance with the policies approved by the Bank's Board of Directors.

Credit risk, also known as the credit equivalent amount, is the value of the loss incurred should a counterparty fail to honour its commitments. It is measured by taking into account the current replacement cost of the contract (if it is positive), future credit risk exposure (which is the estimated change in the value of the contract to maturity) and the impact of master netting agreements.

Liquidity risk consists of two elements: market liquidity and cash flow. In the first instance, risk exposure stems from a possible delay in settling a position when, for example, the market lacks sufficient depth. This is controlled by taking relatively short-term positions where liquidity may be at issue. Longer-term positions are taken only in liquid and proven markets. In order to ensure adequate control, maximum term limits are established according to the liquidity assessment of the relevant market.

Cash flow risk derives from the timing of cash receipts and outflows and is managed as part of the Bank's overall liquidity management process.

One example of operational risk is legal risk, which exists when there is a possibility that a counterparty does not have the necessary legal power to close a transaction or the legal documents for such a transaction are deficient. The Bank manages this risk by applying the necessary checks and controls and by working with the national and international organizations that set the standards to be respected. In doing so, the Bank has developed a high degree of internal knowledge with regard to legal confirmations and documentation.

In addition to being managed within the limits provided for in the Bank's general risk management policies, derivative risk exposure is also subject to special assessment and control measures. The Risk Management Group, an independent unit within the Bank, is responsible for monitoring financial transactions and administering risk control systems. The duties of this unit include ensuring that transactions are settled and recorded, measuring position risk, checking that the policies adopted by the Board of Directors are applied and controlling the quality of analysis systems.

NATIONAL BANK OF CANADA                                                2001-2002
                      MANAGEMENT'S DISCUSSION AND ANALYSIS



LIQUIDITY RISK Liquidity risk, which is integrated into the strategies applied by Treasury, is an intrinsic part of asset/liability management and is also linked to market risk. Since it is important for a bank to have liquid assets available at all times, special emphasis is placed on managing them.

The Bank's liquidity management policy is approved by the Board of Directors. In particular, it sets out objectives, measurement methods, minimum requirements, control procedures and strategies for accessing capital funds, as well as the steps to be taken to deal with any unforeseen events. The President, Financial Markets, Treasury and Investment Bank, is responsible for applying the liquidity management policy, a report on which is submitted each year to the Executive Committee. The situation is monitored regularly by means of weekly reports on liquidity ratios and quarterly reports on the Bank's overall liquidity position.

The liquidities needed for the Bank's operations are guaranteed by stable, well-diversified funding in the form of core deposits and purchased funds, by a sufficient level of equity, and by the Bank's access to capital markets. Sufficient liquidity is assured at all times by means of other techniques, such as securitization, use of derivatives, and the purchase and sale of securities through resale and repurchase agreements.

OPERATIONAL RISK Not only can operational risk have immediate financial consequences, but it can also negatively affect the Bank's reputation, thereby compromising its competitive position and possibly resulting in regulatory censure. While operational risk can never be fully eliminated, it must be managed in a disciplined, transparent manner. Accordingly, the Bank is currently implementing a management framework that includes a governance model as well as procedures for identifying, measuring and monitoring this form of risk.

During the year, the Board of Directors approved an operational risk management policy for identifying, measuring, overseeing and controlling this risk, which is also taken into account in decisions about capital allocation.

The Bank's business units are responsible for the day-to-day management of their operational risks. In this, they are supported by the Operational Risk Management Group, a central task force created in 2001. The Group's mission is to establish a comprehensive, standard framework to help identify, measure, monitor, control and document operational risk.

In 2002, the Bank adopted proactive measures to integrate the qualitative and quantitative components of operational risk. The focus was on developing operational risk self-assessment tools and processes, and setting up a centralized database for losses due to operational risk. No significant loss of this kind occurred during the year.

In addition, the Bank keeps a close eye on developments in operational risk practices in the financial industry. The Bank intends to remain competitive by implementing industry best practices and meeting the requirements of the Basel Committee of the Bank for International Settlements.

INVESTING IN THE NATIONAL BANK

The Bank creates value for its shareholders by responding to the needs of its clients. In 2002, its ability in this regard and in ensuring customer satisfaction, translated into increased, profitable business with individuals, stability in the Commercial Banking business line, sustained growth in revenues and earnings at Financial Markets, Treasury and Investment Banking, sound risk management and an appreciably stronger financial position. While ROE dipped slightly, reflecting economic uncertainties and market upheavals, the National Bank was less affected than a number of its competitors. The Bank's aim is to keep ROE at between 14% and 16% in 2003, and to re-establish the range of 15% to 17% for the mid term. The target range for the dividend payout ratio is 30% to 40%.

Total return on shares, 1998-2002

[BAR CHART]

One of the reasons for the National Bank's success lies in its ability to combine the flexibility of a smaller bank with an extremely diversified product offering. Moreover, it significantly expanded its presence outside Quebec during the year with its acquisition of Altamira and Putnam Lovell.

Prudent risk management also accounts in large part for the success enjoyed in recent years. This strategy stood the Bank in good stead in 2002, as it was less affected than several of its competitors by the economic slowdown and the difficulties experienced in various sectors. A financial analyst recently commented that the "National Bank has very limited exposure to the troubled telecom and electric power and power generation sectors," while a recent report issued by a major investment dealer noted that the "National Bank leads the Big 6 in low levels of new net formations (of impaired loans)."

The prudent approach taken by the National Bank has resulted in strong capital ratios, making it one of the best capitalized banks in Canada. The National Bank prefers to be slightly overcapitalized in order to benefit from greater flexibility and to ensure its shareholders a stable return.

In recent years, the total return (dividends and stock appreciation) for National Bank common shares has outpaced the total return for the other five large Canadian banks. In fiscal 2001, this return was 25% for the National Bank as against -0.4% for the other banks. Over five years, the total return obtained by common shareholders of the National Bank reached 11%, compared to 8% for the TSX Banks and Trusts sub-index.

In the third quarter, a financial analyst was quoted as saying: "We continue to expect the (National Bank's) P/E multiple to expand relative to the bank group, reflecting the bank's lower risk profile, strong capital ratios and solid profitability."

Management also believes that financial markets will increasingly acknowledge the value of National Bank stock and that investors who have confidence in the stock have every reason to look forward to receiving a stable and attractive return.

NATIONAL BANK OF CANADA                                                2001-2002
                         ADDITIONAL FINANCIAL INFORMATION


TABLE 1A. OVERVIEW OF RESULTS
Year ended October 31
(taxable equivalent basis)
(millions of dollars and as a percentage of average assets)


                                 2002                  2001                2000                 1999                1998
                          ----------------     ----------------    -----------------    -----------------    ----------------
                                $        %           $        %          $         %          $         %          $        %
Net interest income       1,473.3     2.13     1,389.0     2.01    1,231.8      1.76    1,224.3      1.86    1,212.7     1.96
Other income              1,641.0     2.37     1,857.5     2.68    1,940.3      2.78    1,232.7      1.87    1,108.9     1.79
Provision for credit
  losses                    490.0     0.71       205.1     0.30      183.7      0.26      169.6      0.26      147.3     0.24
Operating expenses        2,040.4     2.95     1,988.8     2.87    2,119.6      3.03    1,615.5      2.46    1,535.5     2.48
Income taxes                236.3     0.34       398.4     0.58      343.2      0.49      250.6      0.38      242.4     0.39
Non-controlling interest     29.5     0.04        27.4     0.04       26.1      0.04       31.8      0.05       31.2     0.05
                           ------     ----    --------     ----   --------      ----   --------      ----   --------     ----
Income before
  discontinued
  operations and
  goodwill charges          318.1     0.46       626.8     0.90      499.5      0.72      389.5      0.58      365.2     0.59
Discontinued operations     111.4     0.16       (45.5)   (0.07)      29.3      0.04       36.0      0.05       24.0     0.04
                           ------     ----    --------     ----   --------      ----   --------      ----   --------     ----
Income before goodwill
  charges                   429.5     0.62       581.3     0.83      528.8      0.76      425.5      0.63      389.2     0.63
Goodwill charges              0.1        -        18.6     0.03       19.7      0.03        8.5      0.01       73.4     0.12
                           ------     ----    --------     ----   --------      ----   --------      ----   --------     ----
Net income                  429.4     0.62       562.7     0.80      509.1      0.73      417.0      0.62      315.8     0.51
                           ------     ----    --------     ----   --------      ----   --------      ----   --------     ----
Average assets*            69,292               69,197              69,840               65,784               61,949


* Excluding discontinued operations

TABLE 1B. RECONCILIATION OF REPORTED INCOME TO ADJUSTED INCOME
Year ended October 31
(taxable equivalent basis)
(millions of dollars)


REPORTED

                                                       2002                    2001
                                                       ----                    ----
Net interest income (1)                                1,473                   1,389
Other income (1)                                       1,641                   1,858
Provision for credit losses                              490                     205
Operating expenses                                     2,040                   1,989
                                                        ----                    ----
Income before income taxes, non-controlling
  interest, discontinued operations and
  goodwill charges                                       584                   1,053
Income taxes (1)                                         236                     398
Non-controlling interest                                  30                      28
                                                        ----                    ----
Income before discontinued operations
  and goodwill charges                                   318                     627
Discontinued operations                                  111                     (45)
                                                        ----                    ----
Income before goodwill charges                           429                     582
Goodwill charges                                           -                      19
                                                        ----                    ----
NET INCOME                                               429                     563
                                                        ----                    ----

EARNINGS PER SHARE (BEFORE GOODWILL CHARGES)            2.18                    2.88
RETURN ON COMMON SHAREHOLDERS' EQUITY                   11.3%                   16.0%
                                                        ====                    ====
ADJUSTMENTS
Other income
  Decline in value of investments (2)                    139                       -
  Gain on sale of merchant payment solutions               -                     (76)
                                                        ----                    ----
                                                         139                     (76)
                                                        ----                    ----
Provision for credit losses
  Revision of estimated allowance                       (185)                      -
                                                        ----                    ----
Operating expenses
  Write-off of assets (3)                                 (9)                      -
                                                        ----                    ----
Income taxes                                              96                     (29)
                                                        ----                    ----
Discontinued operations                                 (111)                     45
                                                        ====                    ====


ADJUSTED

                                                       2002                    2001
                                                       ----                    ----
Net interest income (1)                                1,473                   1,389
Other income (1)                                       1,780                   1,782
Provision for credit losses                              305                     205
Operating expenses                                     2,031                   1,989
                                                       -----                    ----
Income before income taxes, non-controlling
  interest, discontinued operations and
  goodwill charges                                       917                     977
Income taxes (1)                                         332                     369
Non-controlling interest                                  30                      28
                                                       -----                    ----
Income before discontinued operations
  and goodwill charges                                   555                     580
Discontinued operations                                    -                       -
                                                       -----                    ----
Income before goodwill charges                           555                     580
Goodwill charges                                           -                      19
                                                       -----                    ----
Adjusted net income                                      555                     561
                                                       -----                    ----
ADJUSTED EARNINGS PER SHARE
  (BEFORE GOODWILL CHARGES)                             2.86                    2.87
RETURN ON COMMON SHAREHOLDERS' EQUITY                   14.7%                   15.9%
                                                       =====                   =====

Adjusted income excludes items which, in the opinion of management, should not be taken into account in the analysis of the Bank's performance. Adjusted income is not defined according to GAAP and is not necessarily comparable to similar data used by another company.


Notes:

(1) Net interest income was grossed up by $29 million in 2002 ($51 million in 2001). Other income was grossed up by $57 million in 2002 ($69 million in
     2001). These increases are intended to bring tax-exempt income earned on certain securities in line with income earned on other financial instruments. An equivalent amount was added to income taxes.
(2) Permanent impairment in the value of mutual funds and a corporate investment
(3)  Write-off of deferred expenses and fixed assets of a subsidiary

NATIONAL BANK OF CANADA                                                2001-2002
                         ADDITIONAL FINANCIAL INFORMATION




TABLE 2. CHANGES IN NET INTEREST INCOME
Year ended October 31
(taxable equivalent basis)
(millions of dollars)


                                                                                                                $ Variation
                                   2002                      2001                      2002-2001                    due to:
                        ------------------------   ------------------------   --------------------------  -----------------
                        Average                    Average                    Average                     Average
                         volume   Rate  Interest    volume   Rate  Interest    volume     Rate  Interest   volume      Rate
                        -------   ----  --------   -------   ----  --------   -------     ----  --------  -------      ----
                              $      %         $         $      %         $         $        %        $
Assets
Deposits with
  financial institutions  7,316   2.38     174.3     5,769   4.93     284.7     1,547    (2.55)  (110.4)     36.8    (147.2)
Securities               16,342   3.16     516.1    16,230   4.03     654.1       112    (0.87)  (138.0)      3.5    (141.5)
Residential mortgage
  loans                  12,591   5.72     719.6    11,940   6.66     795.4       651    (0.94)   (75.8)     37.2    (113.0)
Personal loans            6,913   5.21     360.2     7,338   8.00     586.9      (425)   (2.79)  (226.7)    (22.1)   (204.6)
Business and other
  loans                  19,782   4.14     819.3    20,512   5.28   1,083.2      (730)   (1.14)  (263.9)    (30.2)   (233.7)
Impaired loans, net         (97) (1.55)      1.5       102   1.86       1.9      (199)   (3.41)    (0.4)      3.1      (3.5)
                         ------  -----   -------    ------   ----   -------     -----    -----    -----     -----     -----
Earning assets           62,847   4.12   2,591.0    61,891   5.50   3,406.2       956    (1.38)  (815.2)     28.3    (843.5)
Other assets              6,445      -         -     7,306      -         -      (861)       -        -         -         -
                         ------  -----   -------    ------   ----   -------     -----    -----    -----     -----     -----
Total assets             69,292   3.74   2,591.0    69,197   4.92   3,406.2        95    (1.18)  (815.2)     28.3    (843.5)
                         ------  -----   -------    ------   ----   -------     -----    -----    -----     -----     -----

Liabilities and
  shareholders' equity
Personal deposits        21,420   2.96     633.6    21,108   3.84     810.8       312    (0.88)  (177.2)      9.2    (186.4)
Deposit-taking
  institutions            6,421   2.14     137.3     6,159   4.52     278.3       262    (2.38)  (141.0)      5.6    (146.6)
Other deposits           21,083   2.34     493.2    19,492   4.36     849.7     1,591    (2.02)  (356.5)     37.2    (393.7)
                         ------  -----   -------    ------   ----   -------     -----    -----    -----     -----     -----
                         48,924   2.58   1,264.1    46,759   4.15   1,938.8     2,165    (1.57)  (674.7)     52.0    (726.7)
Subordinated debentures   1,623   6.77     109.8     1,573   6.95     109.3        50    (0.18)     0.5       3.4      (2.9)
Liabilities other
  than deposits           9,257   0.86      79.9     9,733   1.09     106.1      (476)   (0.23)   (26.2)     (4.1)    (22.1)
Other (1)                   (28)     -    (336.1)        -      -    (137.0)      (28)       -   (199.1)        -    (199.1)
                         ------  -----   -------    ------   ----   -------     -----    -----    -----     -----     -----
Interest-bearing
  liabilities            59,776   1.87   1,117.7    58,065   3.47   2,017.2     1,711    (1.60)  (899.5)     51.3    (950.8)
Other liabilities         5,550      -         -     7,210      -         -    (1,660)       -        -         -         -
Shareholders' equity      3,966      -         -     3,922      -         -        44        -        -         -         -
                         ------  -----   -------    ------   ----   -------     -----    -----    -----     -----     -----
Total liabilities and
  shareholders' equity   69,292   1.61   1,117.7    69,197   2.91   2,017.2        95    (1.30)  (899.5)     51.3    (950.8)
Impact of non-interest
  bearing assets
  and liabilities             -      -         -         -      -         -         -        -        -      25.1     (25.1)
                         ------  -----   -------    ------   ----   -------     -----    -----    -----     -----     -----
Net interest income               2.13   1,473.3             2.01   1,389.0               0.12     84.3       2.1      82.2


(1)  Other interest income and interest expenses including hedging operations

TABLE 3. OTHER INCOME
Year ended October 31
(taxable equivalent basis)
(millions of dollars)


                                                2002       2001    2000    1999    1998
                                                ----       ----    ----    ----    ----
Capital market fees                              539        493     566     336     313
Deposit and payment
  service charges                                170        160     155     150     144
Trading activities and gains on
  investment account securities, net              25        298     318     120      91
Card service revenues                             53         86      85      91      92
Lending fees                                     181        175     171     146     128
Acceptances, letters of credit and guarantee      63         65      60      55      40
Foreign exchange revenues                         67         61      52      50      46
Trust services and mutual funds                  111         96      87      77      74
Securitization revenues                          204        157      99      67      34
Other                                            228        267     347     141     147\
                                               -----      -----   -----   -----   -----
                                               1,641      1,858   1,940   1,233   1,109
                                               -----      -----   -----   -----   -----
Domestic                                       1,595      1,856   1,927   1,206   1,099
International - United States                     (3)         6       6       7       4
              - Other                             49         (4)      7      20       6
                                               -----      -----   -----   -----   -----
Other income as a percentage of total
  revenues on a taxable equivalent basis (1)    54.7%      56.2%   59.4%   50.2%   47.8%
                                               =====      =====   =====   =====   =====


(1) In 2002, the $139 million impairment charge on investments was excluded. In 2001, the $76 million gain (taxable equivalent basis) on the sale of merchant payment solutions was excluded. In 2000, the $136 million gain (taxable equivalent basis) on the sale of a subsidiary was excluded.

NATIONAL BANK OF CANADA                                                2001-2002
                         ADDITIONAL FINANCIAL INFORMATION



TABLE 4. PROVISION FOR CREDIT LOSSES
Year ended October 31
(millions of dollars)


                                          2002       2001     2000     1999      1998
                                         ------     ------   ------   ------    ------
Provisions for credit losses
 Domestic
  Individuals and small business            186         72       88       77        58
  Commercial                                154        102       69       75        44
  Corporate                                  44         26       13        3         2
  Real estate                                23         12       15       12        10
  Other                                     (13)        (6)      (2)       -         1
                                         ------     ------   ------   ------    ------
 Domestic - Private risks                   394        206      183      167       115
                                         ------     ------   ------   ------    ------
 International
  Real estate - United States                (3)        (1)      (7)       -        31
  Corporate                                 129          -        -        -         -
  Other                                       -          -        8        3         1
                                         ------     ------   ------   ------    ------
International - Private risks               126         (1)       1        3        32
                                         ------     ------   ------   ------    ------
General allowance for credit risk           (30)         -        -        -         -
                                         ------     ------   ------   ------    ------
Provision for credit losses charged to
 income before discontinued operations      490        205      184      170       147
Provision for credit losses charged to
 discontinued operations                    (51)       120       16       15        46
                                         ------     ------   ------   ------    ------
Total provision for credit losses
 charged to income                          439        325      200      185       193
                                         ------     ------   ------   ------    ------

Net average loans and acceptances
 Domestic                                37,543     38,308   39,345   38,928    35,550
 International - United States              663        677      851      737       940
               - Other                      188        291      301      213       790
Discontinued operations                       -      3,925    3,967    3,605     3,924
                                         ------     ------   ------   ------    ------
  TOTAL                                  38,394     43,201   44,464   43,483    41,204
                                         ------     ------   ------   ------    ------

Provision for credit losses
 as a percentage of net average
 loans and acceptances
 Domestic                                  1.05%      0.54%    0.47%    0.43%     0.32%
 International - United States            19.00%     (0.15)%  (0.83)%      -%     3.30%
               - Other                        -%         -%    2.66%    1.41%     0.13%
Discontinued operations                       -%      3.06%    0.40%    0.42%     1.17%
  TOTAL                                    1.14%      0.75%    0.45%    0.43%     0.47%
                                         ------     ------   ------   ------    ------

Allowances
 Balance at beginning of year               896        965      989    1,049       839
  Transfer from allowance for assets
   held for disposal                        (45)         -        -        -         -
  Provision for credit losses
   charged to income:
   Before discontinued operations           490        205      184      170       147
   Discontinued operations                  (51)       120       16       15        46
 Write-offs (1)                            (673)      (402)    (257)    (276)     (328)
 Recoveries                                  49          8       33       31        45
 Adjustment to general allowance              -          -        -        -       300
                                         ------     ------   ------   ------    ------
 Balance at end of year                     666        896      965      989     1,049
                                         ------     ------   ------   ------    ------
Composition of allowances:
  Designated countries
    Portion related to loans                 22         38       35       37        40
    Portion related to securities             4         17       17       16        17
  Specific                                  235        341      413      436       492
  General allocated                         296        306        -        -         -
  General unallocated                       109        194      500      500       500
                                         ======     ======   ======   ======    ======


(1) Including exchange rate fluctuations

TABLE 5. OPERATING EXPENSES
Year ended October 31
(millions of dollars)


                                                    2002    2001     2000    1999    1998
                                                    ----    ----     ----    ----    ----
Salaries and staff benefits                        1,147   1,064    1,129     858     798
Occupancy costs, computers and equipment,
  including amortization                             430     408      431     381     365
Other
  Messenger services and communications               77      69       71      63      58
  Professional fees                                  165     167      119      74      63
  Advertising and external relations                  50      42       45      36      36
  Stationery                                          28      27       26      21      21
  Travel expenses                                     17      16       15      12      11
  Security and theft                                  24      16       13      11      11
  Capital and payroll taxes                           57      63       64      38      50
  Other                                               45     117      207     121     122
                                                   -----   -----    -----   -----   -----
                                                     463     517      560     376     372
                                                   -----   -----    -----   -----   -----
Total                                              2,040   1,989    2,120   1,615   1,535
                                                   -----   -----    -----   -----   -----
Domestic                                           1,999   1,956    2,083   1,573   1,491
                                                   -----   -----    -----   -----   -----
International - United States                         18      16       20      28      26
              - Other                                 23      17       17      14      18
                                                   -----   -----    -----   -----   -----
Operating expenses as a percentage of
 total revenues on a taxable equivalent basis (1)   62.4%   62.7%    65.8%   65.7%   66.1%
                                                   =====   =====    =====   =====   =====



(1) In 2002, the $139 million impairment charge on investments was excluded from other income and the write-off of $9 million in fixed assets was excluded from operating expenses. In 2001, the $76 million gain (taxable equivalent basis) on the sale of merchant payment solutions was excluded. In 2000, the $136 million gain (taxable equivalent basis) on the sale of a subsidiary and $120 million in non-recurring charges were excluded.

TABLE 6. DEPOSITS
As at October 31
(millions of dollars)


                                2002               2001              2000               1999            1998
                           --------------    --------------    ---------------    --------------  --------------
                                $       %         $       %         $        %         $       %       $       %
Personal                   22,306    43.2    21,485    41.8    20,497     40.6    20,316    40.6  19,897    41.4
Commercial                 14,183    27.4    11,667    22.7     9,726     19.3     8,737    17.5   9,828    20.5
Purchased funds            15,201    29.4    18,284    35.5    20,250     40.1    20,931    41.9  18,301    38.1
                           ------   -----    ------   -----    ------    -----    ------   -----  ------   -----
Total                      51,690   100.0    51,436   100.0    50,473    100.0    49,984   100.0  48,026   100.0
                           ------   -----    ------   -----    ------    -----    ------   -----  ------   -----
Domestic                   40,959    79.2    38,161    74.2    35,383     70.1    36,035    72.1  36,492    76.0
International - United
                States      2,814     5.5     4,315     8.4     6,935     13.7     5,518    11.0   6,292    13.1
              - Other       7,917    15.3     8,960    17.4     8,155     16.2     8,431    16.9   5,242    10.9
                           ------   -----    ------   -----    ------    -----    ------   -----  ------   -----
Total                      51,690   100.0    51,436   100.0    50,473    100.0    49,984   100.0  48,026   100.0
                           ------   -----    ------   -----    ------    -----    ------   -----  ------   -----
Personal deposits as a
 percentage of
 total assets                        29.9              28.3               27.0              29.1            28.2
                                    =====             =====              =====             =====           =====

NATIONAL BANK OF CANADA                                                2001-2002
                         ADDITIONAL FINANCIAL INFRMATION



TABLE 7. SOURCE OF CAPITAL
As at October 31
(millions of dollars)


                                        2002           2001    2000     1999    1998
                                        ----           ----    ----     ----    ----
Non-controlling interest                  486           487     468      443     523
Subordinated debentures                 1,592         1,647   1,361    1,035     966
Shareholders' equity
  Preferred shares                        300           492     492      317     317
  Common shares                         1,639         1,668   1,653    1,641   1,327
  Retained earnings                     1,962         1,956   1,683    1,343   1,051
                                        -----         -----   -----    -----   -----
                                        3,901         4,116   3,828    3,301   2,695
                                        -----         -----   -----    -----   -----
TOTAL CAPITAL                           5,979         6,250   5,657    4,779   4,184
                                        -----         -----   -----    -----   -----
INTERNALLY GENERATED CAPITAL
  Net income                              429           563     509      417     316
  Other amounts affecting
   retained earnings                     (228)          (99)      1       22    (200)
                                        -----         -----   -----    -----   -----
                                          201           464     510      439     116
  Less: dividends                        (195)         (191)   (170)    (147)   (140)
                                        -----         -----   -----    -----   -----
                                            6           273     340      292     (24)
                                        -----         -----   -----    -----   -----
EXTERNAL FINANCING
  Non-controlling interest                 (1)           19      25      (80)     57
  Subordinated debentures                 (55)          286     326       69    (103)
  Preferred shares                       (192)            -     175        -     (59)
  Common shares                           (29)           15      12      314      18
                                        -----         -----   -----    -----   -----
                                         (277)          320     538      303     (87)
                                        -----         -----   -----    -----   -----
INCREASE (DECREASE) IN CAPITAL           (271)          593     878      595    (111)
                                        =====         =====   =====    =====   =====

TABLE 8. CAPITAL RATIOS
As at October 31
(millions of dollars)
(in accordance with BIS guidelines)


                                              2002      2001    2000   1999(2)   1998
                                             ------    ------  ------  -------  ------
TIER 1 CAPITAL
Common shareholders' equity                   3,601     3,624   3,336   2,984    2,378
Non-cumulative permanent
 preferred shares                               300       492     492     317      317
Innovative instruments                          467       477     457     441      463
Non-controlling interest                         19        10      11       2       60
Less: goodwill                                 (661)     (305)   (325)   (350)     (81)
                                             ------    ------  ------  ------   ------
                                              3,726     4,298   3,971   3,394    3,137
                                             ------    ------  ------  ------   ------
TIER 2 CAPITAL
Subordinated debentures                       1,524     1,595   1,290   1,271      911
General allowance for credit risk               341       391     343     328      300
                                             ------    ------  ------  ------   ------
                                              1,865     1,986   1,633   1,599    1,211
                                             ------    ------  ------  ------   ------
Less: investments in affiliated corporations   (181)     (326)   (329)   (125)      (3)
Less: first loss protection                    (116)      (82)    (54 )    (3)       -
                                             ------    ------  ------  ------   ------
TOTAL CAPITAL                                 5,294     5,876   5,221   4,865    4,345
                                             ======    ======  ======  ======   ======
RISK-WEIGHTED BALANCE SHEET ITEMS
Cash resources                                1,421     1,187   1,160     675      882
Securities                                    2,336     2,686   1,921   2,126      583
Mortgage loans                                3,971     3,486   2,816   3,707    4,335
Other loans                                  19,478    23,030  25,328  24,077   23,881
Other assets                                  5,117     6,572   5,528   4,729    4,429
                                             ------    ------  ------  ------   ------
                                             32,323    36,961  36,753  35,314   34,110
General allowance for credit risk               341       391     343     328      300
                                             ------    ------  ------  ------   ------
                                             32,664    37,352  37,096  35,642   34,410
                                             ------    ------  ------  ------   ------
RISK-WEIGHTED OFF-BALANCE SHEET ITEMS (1)
Letters of guarantee and documentary credit     751     1,180   1,292   1,878    1,645
Commitments to extend credit                  3,872     4,415   4,747   5,137    2,819
Interest rate contracts                         161       106      84      65       94
Foreign exchange contracts                      221       374     331     244      443
Equity and commodity contracts                  161       148     187      72       41
                                             ------    ------  ------  ------   ------
                                              5,166     6,223   6,641   7,396    5,042
                                             ------    ------  ------  ------   ------
MARKET RISK ITEMS                             1,148     1,121   2,098   1,083    1,195
                                             ------    ------  ------  ------   ------
Total risk-weighted assets                   38,978    44,696  45,835  44,121   40,647
                                             ======    ======  ======  ======   ======
Assets to capital multiple (3)                 14.2      13.1    14.8    16.6     17.0
RATIOS
Tier 1 capital                                  9.6%      9.6%    8.7%    7.7%     7.7%
Total capital                                  13.6%     13.1%   11.4%   11.0%    10.7%
                                             ======    ======  ======  ======   ======


(1) For 2002, items are as at October 31. For 2001, letters of guarantee and documentary credit as well as commit- ments to extend credit are as at October 31; all other information is as at September 30. Off-balance sheet items prior to 2001 are as at September 30.

(2) Taking into account the issuance of US $250 million in debentures on November 2, 1999.

(3) The assets to capital multiple is calculated by dividing total balance sheet assets and direct credit substitutes by total capital as defined by capital adequacy requirements.

NATIONAL BANK OF CANADA                                                2001-2002
                         ADDITIONAL FINANCIAL INFORMATION


TABLE 9. ASSETS UNDER ADMINISTRATION AND ASSETS UNDER MANAGEMENT
As at October 31
(millions of dollars)


                                                                                 National
                         National  National   National  Altamira    Natcan       Bank       Bank
                         Bank      Bank       Bank      Investment  Investment   Discount   excluding                       Total
                         Trust     Financial  Security  Services    Management   Brokerage  subsidiaries    2002             2001
                         --------  ---------  --------  ----------  ----------   ---------  ------------    ----           -------
ASSETS UNDER
 ADMINISTRATION
  Institutional          32,716      3,308         -         788         -            -          -          36,812          34,838
  Personal                    -     54,883         -           -         -        5,458          -          60,341          52,360
  Mutual funds            6,090          7     5,160       4,280         -            -          -          15,537          10,193
  Mortgage loans sold
   to third parties           -          -         -           -         -            -      4,778           4,778           6,682
                         ------     ------     -----       -----    ------        -----      -----         -------         -------
  Total assets under
   administration        38,806     58,198     5,160       5,068         -        5,458      4,778         117,468         104,073
                         ------     ------     -----       -----    ------        -----      -----         -------         -------
ASSETS UNDER MANAGEMENT
  Personal                2,111          -         -           -         -            -          -           2,111           1,974
  Managed portfolios          -      1,270         -           -     9,527        2,065          -          12,862          11,859
  Mutual funds                -          -         -           -     8,296            -          -           8,296           6,507
                         ------     ------     -----       -----    ------        -----      -----         -------         -------
  Total assets under
   management             2,111      1,270         -           -    17,823        2,065          -          23,269          20,340
                         ------     ------     -----       -----    ------        -----      -----         -------         -------
TOTAL ASSETS UNDER
 ADMINISTRATION/
 MANAGEMENT - 2002       40,917     59,468     5,160       5,068    17,823        7,523      4,778         140,737         124,413
                         ------     ------     -----       -----    ------        -----      -----         -------         -------
Total assets under
 administration/
 management - 2001       38,908     53,633     4,808           -    14,521        6,970      5,573         124,413
                         ======     ======     =====       =====    ======        =====      =====         =======         =======


TABLE 10. DISTRIBUTION OF LOANS BY BORROWER CATEGORY
As at September 30
(millions of dollars)


                                      2002            2001          2000           1999           1998
                                 -------------  -------------  ------------  --------------  -------------
                                      $      %       $      %       $     %       $       %       $      %
Personal (1)                      5,859   14.2   6,100   13.7   7,415  16.3   7,459    16.2   5,975   12.4
Residential mortgage             12,548   30.4  12,132   27.3  11,503  25.2  13,298    28.9  14,158   29.3
Non-residential mortgage            836    2.0     779    1.7     756   1.7     683     1.5     648    1.3
Agricultural                      1,486    3.6   1,286    2.9   1,169   2.6   1,060     2.3     942    1.9
Financial institutions            3,239    7.8   2,771    6.2   2,725   6.0   2,760     6.0   2,268    4.7
Manufacturing                     5,050   12.2   5,733   12.9   5,132  11.3   4,980    10.8   5,076   10.5
Construction and real estate      1,707    4.1   1,301    2.9   1,388   3.0   1,606     3.5   2,194    4.5
Transportation and communications   632    1.5   1,041    2.3   1,013   2.2     877     1.9     815    1.7
Mines, quarries and energy          601    1.5     742    1.7     585   1.3     608     1.3     614    1.3
Forestry                            252    0.6     293    0.7     289   0.6     238     0.5     269    0.6
Governments                         882    2.1     783    1.8     867   1.9     800     1.7     724    1.5
Wholesale trade                     807    2.0   1,682    3.8   1,839   4.0   1,613     3.5   1,431    3.0
Retail trade                      1,281    3.1   1,423    3.2   1,481   3.2   1,498     3.2   1,729    3.5
Services                          1,910    4.6   2,537    5.7   2,320   5.1   2,339     5.1   2,818    5.8
Securities purchased under
 resale agreements                3,083    7.5   3,863    8.7   5,364  11.8   4,175     9.1   6,812   14.1
Other                             1,160    2.8   2,003    4.5   1,745   3.8   2,072     4.5   1,890    3.9
                                 ------  -----  ------  -----  ------ -----  ------   -----  ------  -----
                                 41,333  100.0  44,469  100.0  45,591 100.0  46,066   100.0  48,363  100.0
                                 ======  =====  ======  =====  ====== =====  ======   =====  ======  =====


(1)  Includes consumer loans, credit card loans and other personal loans

TABLE 11. REAL ESTATE LOANS
As at October 31
(millions of dollars)

                                  2002         2001        2000          1999        1998
                              -----------    --------    ---------     --------    ---------
                                $       %      $    %      $     %       $    %      $     %
GEOGRAPHIC DISTRIBUTION
CANADA
 Ontario                       73      13     81   15    101    16     168   24    238    26
 Quebec                       399      73    350   64    371    58     335   49    376    42
 Other                          3       1      3    1     16     2      18    3     21     2
                              ---     ---    ---  ---    ---   ---     ---  ---    ---   ---
                              475      87    434   80    488    76     521   76    635    70
                              ---     ---    ---  ---    ---   ---     ---  ---    ---   ---

UNITED STATES
 California                     2       -     29    6     58     9      57    8     79     9
 New York                       6       2      7    1     15     2      19    3     27     3
 Illinois                       -       -      7    1      7     1       7    1     28     3
 Other                         61      11     68   12     78    12      85   12    131    15
                              ---     ---    ---  ---    ---   ---     ---  ---    ---   ---
                               69      13    111   20    158    24     168   24    265    30
                              ---     ---    ---  ---    ---   ---     ---  ---    ---   ---
                              544     100    545  100    646   100     689  100    900   100
                              ---     ---    ---  ---    ---   ---     ---  ---    ---   ---

BY TYPE OF PROJECT
 Retail                       147      27    148   27    183    28     186   27    256    29
 Office                       202      37    202   37    235    37     216   31    283    32
 Residential                  101      18     68   12     93    14      94   14    103    11
 Industrial                    31       6     31    6     45     7      55    8     82     9
 Land                           5       1     15    3     25     4      29    4     38     4
 Other                         58      11     81   15     65    10     109   16    138    15
                              ---     ---    ---  ---    ---   ---     ---  ---    ---   ---
                              544     100    545  100    646   100     689  100    900   100
Allowances for credit losses   37             42          53            64         116
                              ---     ---    ---  ---    ---   ---     ---  ---    ---   ---
REAL ESTATE LOANS, NET        507            503         593           625         784
                              ---     ---    ---  ---    ---   ---     ---  ---    ---   ---
As a percentage of
 shareholders' equity                  13          12           15           19           29
As a percentage of total
 loans and acceptances                  1           1            1            1            2
                              ===     ===    ===  ===    ===   ===     ===  ===    ===   ===


TABLE 12. DESIGNATED COUNTRIES
As at October 31
(millions of dollars)


                                          2002          2001     2000    1999    1998
                                          ----          ----     ----    ----    ----
Loans and securities, gross
Brazil                                      39            40       38      37      39
Ivory Coast                                 14            15       14      14      14
Sudan                                        -            15       13      15      18
Nicaragua                                    -            14       13      13      14
Peru                                        14            14       13      13      14
Other                                       12            11       12      12      14
                                          ----          ----     ----    ----    ----
                                            79           109      103     104     113
Country risk allowance                      26            55       52      53      57
                                          ----          ----     ----    ----    ----
Loans and securities, net of allowances     53            54       51      51      56
                                          ----          ----     ----    ----    ----
Allowance as a % of loans and securities  32.9%         50.5%    50.5%   51.0%   50.4%
Loans and securities, net, as a %
of shareholders' equity                    1.4%          1.3%     1.3%    1.5%    2.1%
                                          ====          ====     ====    ====    ====


Particulars, by country, of private-risk and sovereign-risk loans classified as restructured for previous years are as follows: 1998: Ivory Coast, $13 million.

NATIONAL BANK OF CANADA                                                2001-2002
                         ADDITIONAL FINANCIAL INFORMATION


TABLE 13. IMPAIRED LOANS
As at October 31
(millions of dollars)


                                              2002      2001    2000    1999    1998
                                              ----      ----    ----    ----    ----
Private impaired loans, net
Domestic
  Individuals and small business (1)             62        214     194     216     244
  Commercial                                     99        210     233     240     216
  Corporate                                      36         15      23       3       -
  Real estate                                    44         29      26      33      31
  Other                                           -          -       1       -       -
                                               ----       ----    ----    ----    ----
                                                241        468     477     492     491
                                               ----       ----    ----    ----    ----
International
  Real estate - United States                     -          3      12      13      11
              - Other                             3          3       4       7       7
  Discontinued operations                         -        117      51      30      36
                                               ----       ----    ----    ----    ----
                                                  3        123      67      50      54
                                               ----       ----    ----    ----    ----
Total private impaired loans, net (2)           244        591     544     542     545
                                               ----       ----    ----    ----    ----
Total impaired loans to designated countries
  Gross                                          24         38      35      38      42
  Allowance                                      22         38      35      37      40
                                               ----       ----    ----    ----    ----
Total impaired loans to designated
 countries, net                                   2          -       -       1       2
                                               ----       ----    ----    ----    ----
Total impaired loans, net                       246        591     544     543     547
                                               ----       ----    ----    ----    ----
  Allocated general allowance                  (296)      (306)      -       -       -
  Unallocated general allowance                (109)      (194)   (500)   (500)   (500)
                                               ----       ----    ----    ----    ----
  General allowance for credit risk (3)        (405)      (500)   (500)   (500)   (500)
                                               ----       ----    ----    ----    ----
                                               (159)        91      44      43      47
                                               ----       ----    ----    ----    ----
Private impaired loans, gross                   479        932     957     978    1037
Allowance for credit losses                     235        341     413     436     492
                                               ----       ----    ----    ----    ----
Private impaired loans, net                     244        591     544     542     545
Provisioning rate                              49.1%      36.6%   43.2%   44.6%   47.5%
                                               ----       ----    ----    ----    ----
As a percentage of net loans and acceptances
  Domestic - Private                            0.6%       1.2%    1.1%    1.2%    1.2%
  International - Private                       0.1%       1.7%    0.9%    0.7%    0.8%
  International - Designated countries          0.1%         -%      -%      -%      -%
Total                                           0.6%       1.2%    1.1%    1.2%    1.1%
As a percentage of common
 shareholders' equity                           6.8%      16.3%   16.3%   18.2%   22.9%
                                               ====       ====    ====    ====    ====


(1) Including $22 million in net consumer loans in 2002 (2001: $108 million; 2000: $80 million; 1999: $64 million; 1998: $57 million).

(2) The Bank has no loans classified as other past-due loans (90 days and over) except for those already designated as impaired.

(3) See Note 28 to the consolidated financial statements on page 108 for the impact of the adjustment made to the general allowance for credit risk.

TABLE 14. INTEREST ON IMPAIRED LOANS
Year ended October 31
(millions of dollars)


                                      2002               2001     2000     1999      1998
                                      ----               ----     ----     ----      ----
Interest on impaired loans
  Domestic                              5                (4)      (6)       (8)      (9)
  International                         -                 -        -         -        -
                                     ----             -----    -----     -----     ----
                                        5                (4)      (6)       (8)      (9)
Average impaired loans
  Domestic                           (129)               30       30        45       292
  International                        12                37       15         8        39
                                     ----             -----    -----     -----     ----
                                     (117)               67       45        53       331
                                     ----             -----    -----     -----     ----
Interest as a % of average
  impaired loans, net
  Domestic                           (3.9)%           (13.3)%  (20.0)%   (17.8)%   (3.1)%
  International                         - %               - %      - %       - %      - %
Total                                (4.3)%            (6.0)%  (13.3)%   (15.1)%   (2.7)%
                                     ====             =====    =====     =====     ====


TABLE 15. TRADING ACTIVITIES - MARKET RISK ASSESSMENT
Year ended October 31
(millions of dollars)


Global VaR by
risk category                          2002                           2001
                      ---------------------------------  --------------------------------
                      Year-end      High  Average   Low  Year-end   High  Average     Low
                      --------      ----  -------   ---  --------   ----  -------     ---
Interest                (3)         (5)     (3)     (1)    (2)      (6)     (3)       (2)
Foreign exchange         -          (3)     (1)      -     (1)      (2)     (1)        -
Equity securities       (1)         (3)     (2)     (1)    (1)      (6)     (3)       (1)
Global VaR              (3)         (6)     (4)     (2)    (3)      (7)     (5)       (3)
                        ==          ==      ==      ==     ==       ==      ==        ==

NATIONAL BANK OF CANADA                                                2001-2002
                                QUARTERLY RESULTS



QUARTERLY RESULTS
(millions of dollars, except per share amounts)


                                                               Income
            Net interest  Other                                before
            income        income                             discontinued                Income
            (taxable     (taxable     Provisions              operations                 before
            equivalent    equivalent  for credit  Operating  and goodwill  Discontinued  goodwill
            basis)        basis)      losses      expenses     charges      operations   charges
            ------------ -----------  ----------  ---------  ------------  ------------  --------
1st Q          308         277           50         376          89            13           102
2nd Q          298         293           48         389          87            11            98
3rd Q          306         277           16         387         105            (5)          100
4th Q          301         262           33         383          84             5            89
             -----       -----          ---       -----         ---           ---           ---
 1998        1,213       1,109          147       1,535         365            24           389
             -----       -----          ---       -----         ---           ---           ---
1st Q          313         285           38         389          96             7           103
2nd Q          298         328           44         412          95             8           103
3rd Q          313         303           44         409          94            11           105
4th Q          300         317           44         405         104            10           114
             -----       -----          ---       -----         ---           ---           ---
 1999        1,224       1,233          170       1,615         389            36           425
             -----       -----          ---       -----         ---           ---           ---
1st Q          300         417           41         476         115             6           121
2nd Q          322         482           46         536         127            10           137
3rd Q          319         573           57         618         126             7           133
4th Q          291         468           40         490         131             6           137
             -----       -----          ---       -----         ---           ---           ---
 2000        1,232       1,940          184       2,120         499            29           528
             -----       -----          ---       -----         ---           ---           ---
1st Q          338         424           43         477         143            (1)          142
2nd Q          352         446           46         503         147            (2)          145
3rd Q          359         453           18         503         174           (26)          148
4th Q          340         535           98         506         163           (16)          147
             -----       -----          ---       -----         ---           ---           ---
 2001        1,389       1,858          205       1,989         627           (45)          582
             -----       -----          ---       -----         ---           ---           ---
1st Q          386         419          245         501          28           118           146
2nd Q          361         466          130         491         122             -           122
3rd Q          358         309           62         508          29            (3)           26
4th Q          368         447           53         540         139            (4)          135
             -----       -----          ---       -----         ---           ---           ---
 2002        1,473       1,641          490       2,040         318           111           429
             =====       =====          ===       =====         ===           ===           ===


                                 Earnings per share
                         -------------------------------
                         Before
                         discont.                                 Dividends
                         operations   Before                (thousands of dollars) ROE before
Goodwill        Net      & goodwill   goodwill              ---------------------  goodwill
charges         income   charges      charges      Net      Common      Preferred  charges
--------        ------   ------------ --------     ---      ------      ---------  ----------
                                                                                      %
 3                99      0.48         0.56         0.55     25,658      6,608     15.7
 2                96      0.47         0.53         0.52     29,079      6,701     15.0
 3                97      0.58         0.55         0.53     29,142      6,720     14.6
65                24      0.45         0.48         0.09     29,213      6,495     13.1
                 ---      ----         ----         ----    -------     ------     ----
73               316      1.98         2.12         1.69    113,092     26,524     14.6
                 ---      ----         ----         ----    -------     ------     ----
 1               102      0.52         0.56         0.55     29,241      6,044     15.9
 1               102      0.52         0.56         0.56     29,255      6,044     16.2
 2               103      0.51         0.58         0.57     31,031      6,043     15.4
 4               110      0.53         0.58         0.56     33,964      6,044     15.1
                 ---      ----         ----         ----    -------     ------     ----
 8               417      2.08         2.28         2.24    123,491     24,175     15.5
                 ---      ----         ----         ----    -------     ------     ----
 4               117      0.58         0.61         0.59     34,036      6,044     15.3
 5               132      0.64         0.69         0.66     35,939      6,044     17.2
 5               128      0.62         0.67         0.64     35,973      6,636     15.8
 5               132      0.65         0.68         0.65     35,995      8,843     15.8
                 ---      ----         ----         ----    -------     ------     ----
19               509      2.49         2.65         2.54    141,943     27,567     16.0
                 ---      ----         ----         ----    -------     ------     ----
 4               138      0.71         0.71         0.68     36,024      8,844     16.1
 5               140      0.73         0.71         0.69     39,843      8,844     16.6
 5               143      0.86         0.73         0.70     39,908      8,844     15.9
 5               142      0.81         0.73         0.71     40,029      8,844     15.4
                 ---      ----         ----         ----    -------     ------     ----
19               563      3.11         2.88         2.78    155,804     35,376     16.0
                 ---      ----         ----         ----    -------     ------     ----
 -               146      0.11         0.73         0.73     40,009      6,831     15.0
 -               122      0.62         0.62         0.62     45,763      4,831     13.1
 -                26      0.13         0.12         0.12     43,213      4,831      2.3
 -               135      0.73         0.71         0.71     44,597      4,832     14.5
                 ---      ----         ----         ----    -------     ------     ----
 -               429      1.59         2.18         2.18    173,582     21,325     11.3
                 ===      ====         ====         ====    =======     ======     ====

NATIONAL BANK OF CANADA                                                2001-2002
                                QUARTERLY RESULTS



QUARTERLY RESULTS
(millions of dollars, except per share amounts)


                                  Impaired loans
            ------------------------------------------------------------
            Net private                                        Net total
            -----------                                        ---------
                           Designated countries
                      -------------------------------
                      Gross outstanding    Allowances
1st Q          490            57               54                  493
2nd Q          489            36               35                  490
3rd Q          490            39               37                  492
4th Q          545            42               40                  547
               ---            --               --                  ---
 1998
               ---            --               --                  ---
1st Q          543            40               38                  545
2nd Q          548            37               36                  549
3rd Q          548            39               38                  549
4th Q          542            38               37                  543
               ---            --               --                  ---
 1999
               ---            --               --                  ---
1st Q          544            35               35                  544
2nd Q          544            35               35                  544
3rd Q          545            36               36                  545
4th Q          544            35               35                  544
               ---            --               --                  ---
 2000
               ---            --               --                  ---
1st Q          554            36               36                  554
2nd Q          578            36               36                  578
3rd Q          582            36               36                  582
4th Q          591            38               38                  591
               ---            --               --                  ---
 2001
               ---            --               --                  ---
1st Q          307             9                9                  307
2nd Q          311            23               21                  313
3rd Q          279            24               22                  281
4th Q          244            24               22                  246
               ===            ==               ==                  ===
 2002

Number of common
shares (thousands)                          Per common share
---------------------------     ----------------------------
Average             End of      Book                             Number of      Number of
                    period      value     Stock trading range    employees (1)  branches
                                          --------------------                  in Canada
                                            High       Low
                                            -----      -----
170,762             170,986     14.47       24.60      20.35     11,837           642
171,126             171,210     14.79       31.25      22.80     11,815           640
171,401             171,518     15.19       30.85      27.10     12,149           639
171,600             171,616     13.86       26.70      20.10     12,041           646
-------             -------     -----       -----      -----     ------           ---

-------             -------     -----       -----      -----     ------           ---
171,850             172,024     14.27       26.20      22.60     12,315           646
172,153             172,214     14.70       24.50      19.90     12,164           646
172,294             172,320     15.23       23.15      18.55     12,337           648
186,568             188,729     15.81       19.35      17.15     12,175           649
-------             -------     -----       -----      -----     ------           ---

-------             -------     -----       -----      -----     ------           ---
188,925             189,049     16.17       18.60      16.40     12,265           638
189,174             189,201     16.66       22.05      17.25     12,325           636
189,311             189,334     17.11       24.25      20.55     11,884           634
189,444             189,474     17.60       25.25      21.05     11,457           586
-------             -------     -----       -----      -----     ------           ---

-------             -------     -----       -----      -----     ------           ---
189,578             189,607     17.57       29.00      23.00     11,492           571
189,757             189,822     18.08       31.00      26.05     11,675           566
190,062             190,230     18.57       30.60      25.20     12,153           549
190,311             190,331     19.04       30.20      24.25     12,027           546
-------             -------     -----       -----      -----     ------           ---

-------             -------     -----       -----      -----     ------           ---
190,450             190,500     19.56       30.07      24.70     11,381           543
188,794             185,109     19.53       34.93      29.14     11,308           544
184,134             183,256     19.29       33.73      29.01     11,394           544
183,124             182,596     19.72       32.50      27.00     11,442           530
                    =======     =====       =====      =====     ======           ===



(1) On a full-time equivalent basis and excluding the subsidiary National Bank Financial & Co. Inc.

NATIONAL BANK OF CANADA                                                2001-2002
                           GLOSSARY OF FINANCIAL TERMS



GLOSSARY OF FINANCIAL TERMS

ACCEPTANCE Short-term debt security traded on the money market which a bank guarantees on behalf of a borrower, for a stamping fee.

ALLOWANCES FOR CREDIT LOSSES Allowances taken to absorb expected credit-related losses (loans, acceptances, letters of guarantee, letters of credit, deposits with other banks and derivatives). Allowances for credit losses include the country risk allowance, specific provision and general allowance for credit risk. They are the sum of the annual provisions less write-offs, net of recoveries.

ASSET/LIABILITY MANAGEMENT Management of maturities of assets and liabilities as well as off-balance sheet items in such a way as to minimize interest rate risk and foreign exchange risk through appropriate matching.

ASSETS UNDER ADMINISTRATION Assets in respect of which a financial institution provides administrative services such as custodial services, collection of investment income, settlement of purchase and sale transactions and record-keeping. Assets under administration, which are beneficially owned by clients, are not reported on the balance sheet of the institution offering such services.

ASSETS UNDER MANAGEMENT Assets managed by a financial institution which are beneficially owned by clients. Management services are more comprehensive than administrative services, and include selecting investments or offering investment advice. Assets under management, which may also be administered by the financial institution, are not reported on its balance sheet.

AVERAGE ASSETS  Daily average of balance sheet assets.

CAPITAL Amount which would be owed to the holders of shares and subordinated debentures if assets had to be liquidated to reimburse depositors and other creditors. Capital consists of bank debentures, shareholders' equity and non-controlling interest.

CAPITAL RATIOS Ratios of capital, as defined by regulatory authorities, to risk-weighted assets. The Bank for International Settlements (BIS) distinguishes between two types of capital: Tier 1 capital, or base capital, consists of common shareholders' equity, non-cumulative preferred shares and non-controlling interest in subsidiaries less goodwill; Tier 2 capital, or supplementary capital, consists of other preferred shares and the eligible portion of subordinated debentures and of the general allowance for credit risk. Total regulatory capital, or total capital, is the sum of the various types of capital less investments in affiliates and first loss protection with respect to asset securitization. In accordance with BIS rules, the Superintendent of Financial Institutions Canada defines a third tier of capital intended specifically to cover market risk, a risk which must also be covered by Tier 1 capital.

COMMODITY RISK Potential loss due to movements in the price of commodities on which the Bank holds derivatives in its trading portfolio.

COMMON SHAREHOLDERS' EQUITY The portion of shareholders' equity that includes only the capital stock paid in by common shareholders (plus retained earnings) and represents the amount that would be owed to common shareholders if assets had to be liquidated to reimburse depositors and other creditors.

CREDIT DERIVATIVE Derivative instruments based on financial instruments that transfer the credit risk and return related to a given asset to another party, without actually transferring the underlying asset, and offer protection against credit risk (credit swaps, for example).

CREDIT RISK Potential loss resulting from the inability or unwillingness of a counterparty to honour its contractual obligations with respect to a loan or other type of credit. Credit risk can arise because of specific counterparty-related conditions, or represent a consequence of market risk.

DERIVATIVE INSTRUMENTS (DERIVATIVES) Financial contracts whose value is "derived" from interest rates, foreign exchange rates or equity prices. Derivatives are used in treasury operations as well as for hedging regular financial instruments. The most common types of derivatives include foreign currency or interest rate futures, swaps and options.

EARNINGS PER SHARE Net income available to holders of common shares, namely, net income less dividends on preferred shares, divided by the average number of common shares outstanding during the period in question.

EQUITY RISK Potential loss arising from movements in the price of shares held by the Bank, or its subsidiaries.

FOREIGN CURRENCY FUTURE Contractual obligation to buy or sell, on or before a specified future date, a given quantity of foreign currency at a given exchange rate.

FOREIGN CURRENCY AND INTEREST RATE SWAPS Transactions in which counterparties agree to exchange, for a specified period, currencies and/or streams of interest payments (generally by exchanging a fixed rate for a floating one) based on an amount of notional principal.

FOREIGN CURRENCY OR INTEREST RATE OPTION The right, but not the obligation, to buy (call option) or sell (put option) at or by a set date a given amount of foreign currency or securities at a set price (strike price).

FOREIGN EXCHANGE RISK Potential loss caused by currency rate movements and the subsequent decline in the value of a security or other financial instrument denominated in foreign currencies that is held by the Bank.

FORWARD RATE AGREEMENT Contractual obligation to buy or sell, on or before a specified future date, a given quantity of securities at a given interest rate.

IMPAIRED LOAN A loan is considered impaired when, in the opinion of management, there is reasonable doubt as to the payment of principal or interest. Any loan where payments are 90 days past due falls into this category, unless there is no doubt as to the collectibility of principal and interest.

INTEREST RATE RISK Potential loss caused by changes in interest rates and resulting in mismatched maturities of productive assets and liabilities or, more generally, reducing the value of a financial instrument held by the Bank.

INVESTMENT ACCOUNT Securities purchased with the intention of holding them to maturity or until conditions render alternative long-term investments more attractive. The investment account consists primarily of equity securities and debt securities. Equity securities are stated at their acquisition cost unless the Bank has a significant influence over the entity in question. Debt securities are stated at their acquisition cost.

LETTERS OF GUARANTEE AND LETTERS OF CREDIT Irrevocable assurances through which a bank undertakes to make payments for a client that cannot meet its financial obligations to third parties.

LIQUID ASSETS Assets held as cash or securities easily convertible to cash, such as deposits with other banks and securities.

LIQUIDITY RISK Potential difficulty in meeting a demand for cash or funding obligations as they come due.

MARKET RISK Potential loss from changes in the value of financial instruments, specifically from changes in interest rates, foreign exchange rates, equity prices and commodity prices. Changes in these prices result in exposure to four main categories of market risk: interest rate risk, foreign exchange risk, equity risk and commodity risk.

MATCHING The process of equating asset and liability maturities as well as off-balance sheet items so as to minimize interest rate risk and foreign exchange risk. Matching is also known as "asset/liability management".

NET INTEREST INCOME Difference between interest and dividends earned on total assets and interest expenses paid on total liabilities. In other words, net interest income is the difference between what the Bank earns on assets such as loans and securities, and what it pays on liabilities such as deposits. Average net interest margin is equal to the ratio of net interest income to average assets.

NOTIONAL PRINCIPAL Contract amount used as a reference point to calculate payments for off-balance sheet instruments such as forward rate agreements and interest rate swaps. It is considered "notional" as the principal amount itself never changes hands.

OBLIGATIONS RELATED TO SECURITIES SOLD UNDER REPURCHASE AGREEMENTS Financial obligations related to securities sold under an agreement according to which they will be repurchased on a specified date and at a specified price. Such an agreement is a form of short-term funding.

NATIONAL BANK OF CANADA                                                2001-2002
                           GLOSSARY OF FINANCIAL TERMS



OPERATIONAL RISK Potential loss resulting from inadequate or failed processes, technology or human performance, or from external events.

OTHER INCOME Includes all revenue except for interest and dividend income. It consists of such items as deposit and payment service charges, lending fees, capital market revenues, card service revenues, investment management and custodial fees, mutual fund revenues and securitization revenues.

POINT Unit of measure equal to one percentage (1%).

PROVISION FOR CREDIT LOSSES Amount added to the allowance for credit losses to bring it to a level that management considers adequate, taking into account write-offs and recoveries with respect to specific loans.

RETURN ON COMMON SHAREHOLDERS' EQUITY (OR ROE) Net income, less dividends on preferred shares, expressed as a percentage of the average value of common shareholders' equity.

RISK WEIGHTING Risk-weighting factors are applied to the face value of certain assets in order to present comparable risk levels. This procedure is also used to recognize the risk in off-balance sheet instruments by adjusting the notional value to balance sheet (or credit) equivalents and then applying the appropriate risk-weighting factors. Total risk-weighted assets are used in calculating the various capital ratios according to the rules of the Bank for International Settlements (BIS).

SECURITIES PURCHASED UNDER REVERSE REPURCHASE AGREEMENTS Securities purchased by the Bank from a client under an agreement according to which they will be resold to the same client on a specified date and at a specified price. Such an agreement is a form of short-term collateralized lending.

SECURITIZATION Transaction in which certain assets, such as mortgages or credit card receivables, are sold to an entity which finances their acquisition by issuing negotiable securities.

SHAREHOLDERS' EQUITY The sum of the capital stock paid by shareholders and retained earnings. Shareholders' equity is the amount that would be owed to shareholders if assets had to be liquidated to reimburse depositors and other creditors.

SUBORDINATED DEBENTURE Unsecured debt instrument issued by a bank and for which repayment, in the event of liquidation, ranks behind the claims of depositors and certain other creditors. Convertible debentures can be exchanged for shares at the option of the holder, the issuer or both.

TAXABLE EQUIVALENT BASIS Calculation method used to gross up certain tax-exempt income (primarily dividends) by the income tax that would have been payable had it been taxable. The gross-up of such income permits a uniform comparison of the yield on the various types of assets, such as those comprising net interest income, regardless of their tax treatment.

TRADING ACCOUNT Short-term securities held for trading purposes. This account is recorded on the balance sheet at its fair value.

YIELD CURVE Graphic representation of interest rates in effect on a given date for different maturities. Interest rates vary according to the risks factored in by the market. Interest rates are generally lower for short-term maturities than for long-term maturities. The curve may be inverted, i.e., when rates for short-term maturities are higher than for long-term maturities.

CONSOLIDATED FINANCIAL STATEMENTS

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS

MANAGEMENT'S REPORT

The consolidated financial statements of National Bank of Canada (the "Bank") as well as the other financial information presented in the Annual Report were prepared by management, which is responsible for their integrity, including material estimates and judgements incorporated therein. The consolidated financial statements were prepared in accordance with Canadian generally accepted accounting principles, other than the accounting for the general allowance for credit risk which is in accordance with the accounting treatment of the Superintendent of Financial Institutions Canada (the "Superintendent") under the Bank Act, as described in Note 1.

Management maintains the necessary accounting and control systems in discharging its responsibility and ensuring that the Bank's assets are safeguarded. These controls include standards for hiring and training personnel, the definition and appraisal of tasks and functions, operating policies and procedures, and budget controls.

The Board of Directors (the "Board") is responsible for examining and approving the financial data which appear in the Annual Report. Acting through the Audit and Risk Management Committee (the "Committee"), the Board also oversees the presentation of the consolidated financial statements and the maintenance of accounting and control systems.

The Committee, composed of directors who are neither officers nor employees of the Bank, is responsible for the ongoing evaluation of internal control procedures, for examining the consolidated financial statements, and for recommending them to the Board for approval. A team of internal auditors reports to the Committee and makes presentations to it on a regular basis.

The control systems are reinforced by the observation of laws and regulations which apply to the Bank's operations. The Superintendent regularly examines the affairs of the Bank to ensure that the provisions of the Bank Act with respect to the safety of the depositors and shareholders of the Bank are being observed and that the Bank is in a sound financial condition.

The independent auditors, whose report follows, were appointed by the shareholders on the recommendation of the Board. They were given full and unrestricted access to the Committee to discuss matters related to their audit and the reporting of information.







Real Raymond
President and
Chief Executive Officer






Michel Labonte
Senior Vice-President
Finance and Technology



Montreal, November 29, 2002

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS


AUDITORS' REPORT

To the Shareholders of National Bank of Canada

We have audited the Consolidated Balance Sheet of National Bank of Canada (the "Bank") as at October 31, 2002 and the Consolidated Statements of Income, Changes in Shareholders' Equity and Cash Flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Bank as at October 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles other than the accounting for the general allowance for credit risk which is in accordance with the accounting treatment of the Superintendent of Financial Institutions Canada under the Bank Act, as described in Note 1.

The consolidated financial statements as at October 31, 2001 and for the year then ended were audited by Samson Belair/Deloitte & Touche, General Partnership, and by Arthur Andersen & Cie, General Partnership, who expressed an opinion thereon without reservation in their report dated December 3, 2001.


Samson Belair/Deloitte & Touche          PricewaterhouseCoopers LLP
General Partnership                      Chartered Accountants
Chartered Accountants


Montreal, November 29, 2002

CONSOLIDATED STATEMENT OF INCOME
Year ended October 31
(millions of dollars, except per share amounts)

                                                            Note         2002    2001
                                                            ----         ----    ----
INTEREST INCOME AND DIVIDENDS
Loans                                                                   1,906   2,493
Securities                                                                511     599
Deposits with financial institutions                                      174     289
                                                                      ------- -------
                                                                        2,591   3,381
                                                                      ------- -------
INTEREST EXPENSE
Deposits                                                                  979   1,851
Subordinated debentures                                                   110     109
Other                                                                      58      83
                                                                      ------- -------
                                                                        1,147   2,043
                                                                      ------- -------
NET INTEREST INCOME                                                     1,444   1,338
                                                                      ------- -------
OTHER INCOME
Capital market fees                                                       539     493
Deposit and payment service charges                                       170     160
Trading activities and gains (losses)
 on investment account securities, net                       23           (32)    263
Card service revenues                                                      53      86
Lending fees                                                              181     175
Acceptances, letters of credit and guarantee                               63      65
Securitization revenues                                                   204     157
Foreign exchange revenues                                                  67      61
Trust services and mutual funds                                           111      96
Other                                                                     228     233
                                                                      ------- -------
                                                                        1,584   1,789
                                                                      ------- -------
TOTAL REVENUES                                                          3,028   3,127
                                                                      ------- -------
PROVISION FOR CREDIT LOSSES
  Related to regular operations                                           305     205
  Related to a revision of the estimated allowance                        185       -
                                                                      ------- -------
                                                                          490     205
                                                                      ------- -------
                                                                        2,538   2,922
                                                                      ------- -------
OPERATING EXPENSES
Salaries and staff benefits                                             1,147   1,064
Occupancy and amortization                                                191     173
Computers and equipment                                                   239     235
Communications                                                             77      69
Professional fees                                                         165     167
Other                                                                     221     281
                                                                        2,040   1,989
                                                                      ------- -------
INCOME BEFORE INCOME TAXES, NON-CONTROLLING INTEREST,
 DISCONTINUED OPERATIONS AND GOODWILL CHARGES                             498     933
Income taxes                                                16            150     278
                                                                          348     655
Non-controlling interest                                                   30      28
                                                                      ------- -------
INCOME BEFORE DISCONTINUED OPERATIONS AND GOODWILL CHARGES                318     627
Discontinued operations                                     26            111     (45)
                                                                      ------- -------
INCOME BEFORE GOODWILL CHARGES                                            429     582
Goodwill charges                                                            -      19
                                                                      ------- -------
NET INCOME                                                                429     563
Dividends on preferred shares                                              21      35
                                                                      ------- -------
NET INCOME APPLICABLE TO COMMON SHARES                                    408     528
                                                                      ------- -------
Average number of common shares outstanding (thousands)     17
  Basic                                                               186,608 189,928
  Diluted                                                             187,727 190,815
                                                                      ------- -------
INCOME BEFORE DISCONTINUED OPERATIONS AND
 GOODWILL CHARGES PER COMMON SHARE                          17
  Basic                                                                  1.59    3.11
  Diluted                                                                1.59    3.10
                                                                      ------- -------
INCOME BEFORE GOODWILL CHARGES PER COMMON SHARE             17
  Basic                                                                  2.18    2.88
  Diluted                                                                2.18    2.86
                                                                      ------- -------
NET INCOME PER COMMON SHARE                                 17
  Basic                                                                  2.18    2.78
  Diluted                                                                2.18    2.76
                                                                      ------- -------
DIVIDENDS PER COMMON SHARE                                               0.93    0.82
                                                                      ======= =======

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS



CONSOLIDATED BALANCE SHEET
As at October 31
(millions of dollars)


                                                          Note          2002    2001
                                                          ----          ----    ----
ASSETS
CASH RESOURCES
Cash and deposits with Bank of Canada                                      245     419
Deposits with financial institutions                                     6,619   5,413
                                                                        ------  ------
                                                                         6,864   5,832
                                                                        ------  ------
SECURITIES                                                4
Investment account                                                       6,712   6,802
Trading account                                                         13,179  10,992
Loan substitutes                                                            76      78
                                                                        ------  ------
                                                                        19,967  17,872
                                                                        ------  ------
LOANS                                                     5 and 6
Residential mortgage                                                    12,867  11,875
Personal and credit card                                                 5,561   5,866
Business and government                                                 20,680  23,489
Securities purchased under reverse repurchase agreements                 2,366   4,041
Allowance for credit losses                                               (662)   (879)
                                                                        ------  ------
                                                                        40,812  44,392
                                                                        ------  ------
OTHER
Customers' liability under acceptances                                   2,988   3,593
Assets held for disposal                                  26               313     -
Premises and equipment                                     7               255     250
Goodwill                                                   8               661     305
Intangible assets                                          8               184      12
Other assets                                               9             2,567   3,710
                                                                        ------  ------
                                                                         6,968   7,870
                                                                        ------  ------
                                                                        74,611  75,966
                                                                        ======  ======
LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS                                                  10
Personal                                                                22,607  21,857
Business and government                                                 22,582  23,362
Deposit-taking institutions                                              6,501   6,217
                                                                        ------  ------
                                                                        51,690  51,436
                                                                        ------  ------
OTHER
Acceptances                                                              2,988   3,593
Obligations related to securities sold short                             5,542   5,379
Obligations related to securities sold under
 repurchase agreements                                                   4,416   4,407
Other liabilities                                         11             3,996   4,901
                                                                        ------  ------
                                                                        16,942  18,280
                                                                        ------  ------
SUBORDINATED DEBENTURES                                   12             1,592   1,647
                                                                        ------  ------
NON-CONTROLLING INTEREST                                                   486     487
                                                                        ------  ------

SHAREHOLDERS' EQUITY
Preferred shares                                          14               300     492
Common shares                                             14             1,639   1,668
Retained earnings                                                        1,962   1,956
                                                                        ------  ------
                                                                         3,901   4,116
                                                                        ------  ------
                                                                        74,611  75,966
                                                                        ======  ======

REAL RAYMOND                              PIERRE BOURGIE
President and Chief Executive Officer     Director

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
Year ended October 31
(millions of dollars)

                                                              Note      2002    2001
                                                              ----      ----    ----

CAPITAL STOCK AT BEGINNING OF YEAR                                      2,160   2,145
Issuance of common shares                                                  53      15
Repurchase of common shares for cancellation                              (82)      -
Redemption of preferred shares, Series 10 and 11 for
 cancellation                                                            (192)      -

                                                                        -----   -----
CAPITAL STOCK AT END OF YEAR                                  14        1,939   2,160
                                                                        -----   -----

RETAINED EARNINGS AT BEGINNING OF YEAR                                  1,956   1,606
Net income                                                                429     563
Dividends
  Preferred shares                                                        (21)    (35)
  Common shares                                                          (174)   (156)
Income taxes related to dividends on preferred shares,
  Series 10, 11, 12 and 13                                                 (2)     (2)
Premium paid on common shares repurchased
 for cancellation                                              14        (224)      -
Unrealized foreign exchange gains (losses), net of
  income taxes                                                             (2)      8
Loss on redemption of subordinated debenture,
 net of income taxes                                           12           -     (28)
                                                                        -----   -----
RETAINED EARNINGS AT END OF YEAR                                        1,962   1,956
                                                                        -----   -----

SHAREHOLDERS' EQUITY                                                    3,901   4,116
                                                                        =====   =====

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS



CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended October 31
(millions of dollars)


                                                                      2002      2001
                                                                      ----      ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                              429       563
Adjustments for:
  Provision for credit losses excluding discontinued operations         490       205
  Provision for credit losses attributed to discontinued
   operations                                                           (51)      120
  Amortization of premises and equipment                                 58        48
  Goodwill charges excluding discontinued operations                      -        19
  Goodwill charges attributed to discontinued operations                  -         2
  Future income taxes                                                   (24)       50
  Adjustment upon foreign currency translation of subordinated          (10)       23
   debentures
  Impairment charge                                                     139         -
  Net gains on sale of investment account securities                    (41)      (70)
Change in interest payable                                             (153)     (137)
Change in interest receivable                                           (25)       76
Change in income taxes payable                                          164      (140)
Change in unrealized losses and amounts payable
 on derivative contracts                                                124        98
Change in trading account securities                                 (2,187)     (544)
Change in other items                                                  (377)   (1,267)
                                                                     ------      ----
                                                                     (1,464)     (954)
                                                                     ------      ----
CASH FLOWS FROM FINANCING ACTIVITIES
Change in deposits                                                      254       963
Issuance of subordinated debentures                                       -       300
Redemption and maturity of subordinated debentures                      (45)      (82)
Issuance of common shares                                                53        15
Common shares repurchased for cancellation                             (306)        -
Preferred shares redeemed for cancellation                             (192)        -
Dividends paid                                                         (195)     (187)
Change in obligations related to securities sold short                  163       476
Change in obligations related to securities sold under repurchase
 agreements                                                               9    (1,910)
Change in other items                                                    (4)        6
                                                                     ------      ----
                                                                       (263)     (419)
                                                                     ------      ----
CASH FLOWS FROM INVESTING ACTIVITIES
Change in loans                                                      (1,129)     (379)
Change in securitization of assets                                     (258)    1,045
Proceeds from sale of asset-based loans                               2,540         -
Purchases of investment account securities                          (21,335)  (20,384)
Sale of investment account securities                                21,329    19,961
Change in securities purchased under reverse repurchase agreements    1,675     1,356
Change in premises and equipment                                        (63)      (49)
                                                                     ------      ----
                                                                      2,759     1,550
                                                                     ------      ----

INCREASE IN CASH AND CASH EQUIVALENTS                                 1,032       177
Cash and cash equivalents at beginning of year                        5,832     5,655
Cash and cash equivalents at end of year                              6,864     5,832

CASH AND CASH EQUIVALENTS
Cash and deposits with Bank of Canada                                   245       419
Deposits with financial institutions                                  6,619     5,413
                                                                     ------      ----
Total                                                                 6,864     5,832
                                                                     ------      ----

Interest and dividends paid                                           1,519     2,564
Income taxes paid                                                       101       280

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of National Bank of Canada (the "Bank") were prepared in accordance with section 308(4) of the Bank Act, which states that Canadian generally accepted accounting principles (GAAP) are to be applied unless otherwise specified by the Superintendent of Financial Institutions Canada (the "Superintendent"). These principles differ in some regards from United States GAAP, as explained in Note 29.

The preparation of consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the period covered by the consolidated financial statements. Actual results could differ from those estimates.

The significant accounting policies used in preparing these consolidated financial statements, including the accounting treatment prescribed by the Superintendent, are summarized below. The Superintendent has specified an accounting treatment for the general allowance for credit risk which does not conform to Canadian GAAP; a comparison of this treatment is presented in Note
28. The accounting policies for all other financial statement items conform, in all material respects, to Canadian GAAP.

CONSOLIDATION The consolidated financial statements of the Bank include the assets, liabilities and operating results of the Bank and all its subsidiaries after the elimination of intercompany transactions and balances. The purchase method is used to account for the acquisition of subsidiaries. The excess of the price paid for the acquisition of subsidiaries over the fair value of the net assets acquired is referred to as goodwill. On November 1, 2001, the Bank adopted the new standard of the Canadian Institute of Chartered Accountants
(CICA) entitled "Goodwill and Other Intangible Assets". In conformity with the standard, the Bank ceased to amortize goodwill as of this date and began the transitional impairment test to detect a possible depreciation in goodwill. The transitional impairment test was completed in the second quarter of the year and the Bank concluded that goodwill as at November 1, 2001 had not been impaired. Under the new standard, goodwill is tested periodically for impairment to ensure that the fair value remains greater than or equal to the carrying value. The excess of the carrying value over the fair value is to be charged to income for the period during which the impairment is determined. Prior to November 1, 2001, goodwill was amortized using the straight-line method over a period corresponding to its estimated useful life of 20 years. Aside from eliminating goodwill amortization charges, which amounted to $21 million for the year ended October 31, 2001, including $2 million attributable to discontinued operations, the adoption of this new standard had no impact on the Consolidated Statement of Income.

Investments in companies over which the Bank has significant influence are accounted for by the equity method and are included in securities in the Consolidated Balance Sheet. The Bank's share of income (losses) from these companies is included in interest income and dividends in the Consolidated Statement of Income.

TRANSLATION OF FOREIGN CURRENCIES Items in foreign currencies included in the Consolidated Balance Sheet are translated into Canadian dollars at the exchange rates prevailing at year-end. Revenues and expenses are translated at the average exchange rates prevailing during the year.

Spot and forward foreign exchange positions are kept in balance insofar as practicable. Any gain or loss on these positions is recognized in the Consolidated Statement of Income, with the exception of positions related to net foreign currency investments in establishments and subsidiaries abroad.

Translation gains and losses on net foreign currency investments in establishments and subsidiaries abroad are recorded under retained earnings, less the after-tax gains and losses applicable to instruments used for hedging purposes. These gains or losses are not charged to income until they are realized.

CASH AND CASH EQUIVALENTS Cash consists of cash on hand, bank notes and coin. Cash equivalents consist of deposits with the Bank of Canada, deposits with financial institutions, and cheques and other items in transit.

SECURITIES Securities are divided into three major categories: investment account securities, trading account securities and loan substitutes.

Investment account securities are purchased with the intention of holding them to maturity or until market conditions render alternative investments more attractive. Equity securities are stated at their acquisition cost if the Bank does not have a significant influence, while debt securities are stated at their unamortized acquisition cost. Premiums and discounts on debt securities are amortized using the yield method over the period to maturity or disposal of the security. Gains or losses realized on the disposal of securities and the amortization of premiums and discounts are recorded in income. Any loss in the value of investment account securities that is other than a temporary impairment is recorded in income.

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Trading account securities are purchased for resale in the short term. They are presented at their fair value based on publicly disclosed market prices. In the event market prices are not available, the fair value is estimated on the basis of the market prices of similar securities. Realized and unrealized gains or losses on these securities are recorded in income.

Loan substitutes are customer financings which have been structured as after-tax securities rather than conventional loans in order to provide the issuers with a borrowing rate advantage. These securities are recorded on the same basis as a loan.

LOANS A loan, other than a credit card loan, is considered impaired when, in the opinion of management, there is reasonable doubt as to the ultimate collectibility of a portion of principal or interest or where payment of interest is contractually past due 90 days, unless there is no doubt as to the collectibility of principal and interest. A loan may revert to performing status only when principal and interest payments have become fully current. Credit card loans are written off if payments are more than 180 days in arrears.

When a loan is deemed impaired, interest ceases to be recorded, and the carrying value of the loan is adjusted to its estimated realizable amount by writing off all or part of the loan and/or by taking an allowance for credit losses.

Foreclosed assets held for sale in settlement of an impaired loan are recorded at the time of foreclosure at the lower of the recorded balance of the foreclosed loan or the estimated net proceeds from the sale of the assets. Any difference between the carrying value of the loan and the estimated realizable amount of the assets is recorded in the provision for credit losses. The loan is then adjusted to take into account the revenues received or the costs incurred after foreclosure.

The provision for credit losses recorded in income for the year consists of the net change in the allowance for credit losses and write-offs of the carrying values resulting from foreclosed assets, less recoveries.

Loan origination fees, including loan commitment, restructuring and renegotiation fees, are considered an integral part of the yield earned on the loan and are deferred and amortized to interest income over the term of the loan. Commitment fees are treated on the same basis if there is reasonable expectation that the commitment will result in a loan; the fees are then amortized to interest income over the term of the loan. Otherwise, the fees are included in other income over the term of the commitment. Loan syndication fees are recognized in other income, unless the yield on any loan retained by the Bank is less than that of other comparable lenders involved in the financing. In such cases, an appropriate portion of the fee is deferred and amortized to interest income over the term of the loan.

Loans also include securities purchased under reverse repurchase agreements which the Bank has purchased and simultaneously committed to resell to the initial buyer at a specified price on a specified date. Since ownership of the securities does not change, the transaction is treated as a loan by the Bank. The securities are recorded at cost and the related interest income is recorded on an accrual basis.

ALLOWANCES FOR CREDIT LOSSES The allowances for credit losses reflect management's best estimate of losses in its loan portfolio as at the balance sheet date. The allowances relate primarily to loans, but also to the credit risk associated with deposits with other banks, derivative products, loan substitute securities and other credit instruments such as acceptances, letters of guarantee and letters of credit. The allowances for credit losses, which consist of the specific allowance for impaired loans, the allowance for designated countries and the general allowance for credit risk, are increased by the provision for credit losses which is charged to income and reduced by the amount of write-offs, net of recoveries.

The specific allowance for impaired loans is established for all such loans for which the impairment could be estimated individually, reducing them to their estimated realizable amounts. The estimated realizable amounts are measured by discounting expected future cash flows. For groups of impaired loans consisting of large numbers of homogeneous balances of relatively small amounts, the realizable amounts are valuated by discounting expected future cash flows for each group of loans by applying formulas that take into account past loss experience, economic conditions and other relevant circumstances. No specific allowance is established for credit card loans, as balances are written off if no payments are received within 180 days.

The allowance for credit losses in relation to loans to countries designated by the Superintendent is constantly re-evaluated on the basis of exposure in the various countries and economic conditions.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The allocated general allowance for credit risk represents the best estimate of probable losses within the portion of the loan portfolio that has not yet been specifically identified as impaired. This amount is established through the application of expected loss factors to outstanding and undrawn facilities. The allocated general allowance for corporate and government loans is based on the application of expected default and loss factors, determined by statistical loss migration analysis according to loan type. For more homogeneous portfolios, such as residential mortgages, SME loans, personal loans and credit card loans, the determination of the allocated general allowance is done on a product portfolio basis. The losses are determined by the application of loss ratios determined through the statistical analysis of loss migration over an economic cycle. The unallocated general allowance for credit risk is based on management's assessment of probable losses in the portfolio that have not been captured in the determination of the specific allowance for credit losses, the allowance for designated countries or the allocated general allowance. This assessment takes into account general economic and business conditions, recent loan loss experience, and trends in credit quality and concentrations. This allowance also reflects model and estimation risks. This allowance does not represent future losses or serve as a substitute for the allocated general allowance.

ASSET SECURITIZATION The Bank periodically enters into securitization transactions involving residential and commercial mortgage loans, consumer loans, personal loans and credit card receivables by selling them to special purpose entities or trusts (securitization vehicles) that issue securities to investors. These transactions are recorded as sales when the Bank is deemed to have surrendered control over the assets sold. Prior to July 1, 2001, securitization transactions were recorded in accordance with the Emerging Issues Committee's Abstract No. 9 entitled "Transfer of Receivables" (EIC No. 9) of the CICA Handbook. For securitization transactions carried out on or after July 1, 2001, the Bank has applied the CICA Accounting Guideline No. 12, entitled "Transfer of Receivables". Prior to July 1, 2001, gains on securitization transactions were amortized to income over time, while losses were recognized as incurred. For securitization transactions that provide for the payment of the proceeds of the sale when the sum of interest and fees collected from borrowers exceeded the yield paid to investors, these proceeds were considered income when the amount could legally be paid by the trust. Subsequent to July 1, 2001, gains and losses are recognized in income on the date of the transaction. Transactions entered into prior to July 1, 2001, or completed after that date pursuant to commitments to sell prior to July 1, 2001, have not been restated and the deferred gains and other income will continue to be recorded under the original terms of the agreements.

As part of the securitization transactions, the Bank may retain interests in the securitized loans in the form of one or more subordinated tranches, servicing rights and in some cases, a cash reserve account. Gains or losses on the sale of loans depend in part on the allocation of the previous carrying amount of the loans between the assets sold and the retained interests. This allocation is based on their relative fair value at the date of transfer. Fair value is based on market prices, when available. However, as quotes are usually not available for retained interests, fair value is determined using the present value of future expected cash flows estimated in relation to assumptions on credit losses, prepayment rates, forward yield curves, and discount rates commensurate with the risks involved.

The Bank generally transfers the loans on a fully serviced basis. When they are securitized, a servicing liability amount is carried forward and amortized to income over the term of the transferred loans.

Retained interests are recorded at cost and included under investment account securities. Any decline in the value of retained interests that is other than temporary is recorded in income.

GUARANTEED MORTGAGE LOANS The Bank finances a portion of its residential mortgage loan portfolio through the mortgage-backed securities program provided for in the National Housing Act. Under this program, the Bank pools eligible mortgage loans and sells ownership rights in these pools to investors. Investors are paid a pre-set coupon rate and the principal from the underlying mortgages. The Canada Mortgage and Housing Corporation (CMHC) unconditionally guarantees the payments to the investors. The Bank continues to service the mortgage loans thus securitized.

The Bank is committed to the CMHC to make sufficient funds regularly available to the central payor and transfer agent to pay the amounts due to investors, whether or not the mortgagors have made their payments. Moreover, the Bank must place all funds due to investors at maturity of the securities at the disposal of the central payor and transfer agent. Should the Bank default, the CMHC can assign the servicing of the securitized loans to another servicer.

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Issuance costs for mortgage-backed securities include the direct costs incurred in assembling and selling the securities and the discount at sale. These costs are charged in their entirety to the Consolidated Statement of Income at the time of sale by way of a deduction from the proceeds of the sale of securities.

The normal servicing fees which the Bank collects for servicing the securitized mortgage loans are set at 25 basis points. They are credited to other income when collected.

The Bank also collects a net interest spread over the life of the mortgage-backed securities. This spread is the interest collected from mortgagors less the sum of the interest paid to investors and the normal servicing fees. The estimated present value of the net interest spread is added to the proceeds from the sale of securities as a receivable and is included in establishing the gains or losses at the date of sale. This receivable is drawn down as mortgage payments are received and the resulting yield is charged to interest income.

ACCEPTANCES AND CUSTOMERS' LIABILITY UNDER ACCEPTANCES The potential liability of the Bank under acceptances is recorded as a liability in the Consolidated Balance Sheet. The Bank's potential recourse towards customers is recorded as an equivalent offsetting asset.

PREMISES AND EQUIPMENT Premises and equipment are recognized at cost less accumulated amortization and are amortized over their estimated useful lives according to the following methods and rates:

                                         Methods                     Rates
                                         -------                     -----
Buildings                                (a) or (b)                  2% to 14%
Equipment and furniture                  (a) or (b)                  20% to 50%
Leasehold improvements                   (a)                         (c)


(a) straight-line
(b) diminishing-balance
(c) over the lease term plus the first renewal option

INTANGIBLE ASSETS The intangible assets of the Bank arising from the acquisition of subsidiaries or groups of assets are mainly formed of management contracts with an indefinite life and as such are not amortized. These assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test consists in comparing the fair value of the asset with its carrying value. The excess of the carrying value over the fair value of the asset is charged to income in the period in which the impairment is determined. Intangible assets with a finite useful life are amortized over appropriate periods. These assets are written down when the long-term expectation is that their carrying values will not be recovered. Any excess of the carrying value over the net recoverable value is charged to income.


OBLIGATIONS RELATED TO SECURITIES SOLD SHORT These liabilities represent the Bank's obligation to deliver securities it sold but did not own at the time of sale. Gains and losses on the sale and the changes in fair value are recorded under income for the year.

OBLIGATIONS RELATED TO SECURITIES SOLD UNDER REPURCHASE AGREEMENTS These liabilities represent securities which the Bank has sold and simultaneously committed to repurchase from the initial buyer at a specified price on a specified date. Since ownership of the securities does not change, the transaction is treated as a loan to the Bank. The securities are recorded at cost and the interest expense is recorded on an accrual basis.

INCOME TAXES The Bank provides for income taxes under the tax liability method. The Bank determines future income tax assets and future income tax liabilities based on the differences between the carrying values and tax values of assets and liabilities, according to income tax laws and income tax rates enacted or substantially enacted on the date the variances are reversed. Future income tax assets represent tax benefits related to deductions the Bank may claim to reduce its taxable income in future years. No provision for future income taxes is taken for the portion of retained earnings of foreign subsidiaries which is permanently reinvested.

DERIVATIVE FINANCIAL INSTRUMENTS The Bank offers various types of derivatives to accommodate the needs of its clients in managing their risk exposure and their investment and trading activities. It also uses derivatives in its own risk exposure and trading activities.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The main derivative instruments used by the Bank are over-the-counter foreign exchange forward contracts, futures, forward rate agreements, swaps and options.

Derivatives used to accommodate the needs of clients and to enable the Bank to generate income from its trading activities are recognized at their fair value and the resulting gains or losses are recorded in income. When derivative instruments are used to hedge assets and liabilities, notably against interest rate and exchange rate risk, and they qualify as an effective hedge, the resulting gains or losses are deferred and amortized to income on the same basis as the hedged asset or liability.

INSURANCE REVENUES AND EXPENSES Premiums less claims and changes in actuarial liabilities are reflected in other income. Investment income is included in income from securities in the Consolidated Statement of Income. Administrative costs are recorded in operating expenses in the Consolidated Statement of Income.

ASSETS UNDER ADMINISTRATION AND ASSETS UNDER MANAGEMENT The Bank administers and manages assets owned by clients but which are not reflected on the balance sheet. Asset management fees are earned for providing investment management and mutual fund services. Asset administration fees are earned for providing trust, estate administration and custodial services. Fees are recognized and reported in other income as the services are provided.

EMPLOYEE FUTURE BENEFITS The Bank records its obligations under employee benefit plans as well as related costs, less the assets of the plans. The cost of pensions and other post-retirement benefits earned by employees is established by calculating the sum of the following: the current period benefit cost (actuarial method); the notional interest on the actuarial debt of the plans and the return on the plans; the amortization, over the estimated average remaining working lives of employees, of actuarial gains and losses, and the amounts resulting from the changes made to the assumptions and the plans. The cumulative surplus of funding contributions over the amounts recorded as expenses is recognized in "Other assets" while the cumulative cost of other post-retirement benefits is recognized in "Other liabilities". The plan investments are valued at their fair value for the purpose of calculating the projected rate of return.

Past service costs arising from amendments to the plans are amortized on a straight-line basis over the average remaining service period of active employees on the date of the amendments. The portion of actuarial net gain or actuarial net loss which exceeds 10% of either the accrued benefit obligation or the fair value of the plan assets, whichever is higher, is amortized over the average remaining service period of active employees. The average remaining service period for pension benefit plans is 13 years for the employee pension plan and 10 years for the designated employee plans. When the restructuring of an employee benefit plan results simultaneously in a curtailment and settlement of the obligations resulting from such plan, the curtailment is recorded first.

STOCK-BASED COMPENSATION PLANS The Bank's stock-based compensation plans consist primarily of the Stock Appreciation Rights (SAR) Plan, the Stock Option Plan and the Employee Share Ownership Plan, which are described in Note 15. The compensation expense with respect to the SAR Plan is based on the expected exercise rate, the vesting period, the excess of the market price over the exercise price on the grant date of the award and taking hedges into account. Contributions made by the Bank under the Employee Share Ownership Plan are charged to income as paid. No compensation expense is recognized for these plans when shares or stock options are issued to employees. Any consideration paid by employees on exercise of stock options or purchase of shares is credited to common share paid-up capital. The exercise price of each option awarded is equal to the closing price of the common shares of the Bank on The Toronto Stock Exchange on the business day preceding the grant date of the award.

COMPARATIVE FIGURES Certain comparative figures have been restated to conform with the presentation adopted in fiscal 2002.

         2. RECENT STANDARDS PENDING ADOPTION

STOCK-BASED COMPENSATION In 2001, the CICA issued a new standard on stock-based compensation and other stock-based payments. This new standard brings Canadian GAAP more closely in line with U.S. GAAP and is applicable to fiscal years beginning on or after January 1, 2002. The Bank will adopt the new standard effective November 1, 2002. It establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. It requires that stock appreciation rights and similar awards to be settled in cash are to be recorded at fair value by valuing, on an ongoing basis, the

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         2. RECENT STANDARDS PENDING ADOPTION (CONT.)

excess of the stock price over the exercise price of the option. The change in the fair value of these awards must be recognized in the Consolidated Statement of Income. The standard encourages, but does not require, the recognition in income of a compensation cost for stock options using a fair value-based method. The fair value of the stock options must be determined at the grant date and the cost recognized in income over the vesting period. The Bank has chosen to record the stock options awarded as of November 1, 2002 at fair value. The standard contains special transitional provisions for recording stock appreciation rights outstanding at the date of adoption of the recommendations. The cumulative amount resulting from the adoption of this standard should be charged to the balance of retained earnings as at November 1, 2002, without restatement of prior years. The Bank has assessed the impact of the application of the standard and concluded that it would have no impact on the balance of retained earnings as at November 1, 2002. The impact of the adoption of this new standard on the 2003 financial statements has not yet been determined.

HEDGING RELATIONSHIPS In 2001, the CICA issued Accounting Guideline 13, "Hedging Relationships". This Guideline identifies the circumstances in which hedge accounting is appropriate and discusses the identification, designation, documentation and effectiveness of hedging relationships and the discontinuance of hedge accounting, but does not cover hedge accounting techniques. The provisions of the new Guideline apply to fiscal years beginning on or after July 1, 2003. The Bank intends to adopt this Guideline effective November 1, 2003. The impact of the adoption of this Guideline on the 2004 financial statements has not yet been determined.

         3. SECURITIZATION TRANSACTIONS

CMHC-GUARANTEED MORTGAGE LOANS During the year, the Bank securitized $1 billion of CMHC-guaranteed mortgage loans through the creation of mortgage-backed securities, and initially sold virtually all of these securities. Mortgage-backed securities created and unsold are recorded in the Consolidated Balance Sheet under "Securities -- Investment account". The Bank received net cash proceeds of $1 billion and retained the rights to the excess spread of $39 million generated on the mortgage loans. A pre-tax gain of approximately $26 million, net of transaction fees, was recognized in the Consolidated Statement of Income under "Securitization revenues".

MORTGAGE LOANS -- OTHER In 2000, the Bank sold approximately $1 billion of mortgage loans for five units or more to a trust. These loans continue to be accounted for in accordance with EIC No. 9.

CREDIT CARD RECEIVABLES Under the terms of a 1998 agreement, the Bank sells credit card receivables on a revolving basis to a trust. In October 2001, the Bank sold an additional ownership interest in its credit card receivables portfolio to this trust. The Bank received cash proceeds of $50 million and retained the rights to the excess spread generated on the receivables, net of any credit losses. The Bank charged a management liability of approximately $0.3 million to the Consolidated Balance Sheet under "Other liabilities". A pre-tax gain of approximately $1 million, net of transaction fees, was recognized in the Consolidated Statement of Income under "Securitization revenues". During the year, the Bank sold an additional $250 million in credit card receivables to this trust. The Bank received cash proceeds of $249 million, net of an initial reserve of $1 million and transaction fees, and retained the rights to the excess spread of $7 million generated on the loans, net of any credit losses. The Bank also charged a servicing liability of approximately $1 million and recognized a pre-tax gain of approximately $6 million, net of transaction fees.

CONSUMER LOANS In January 2001, the Bank sold $700 million of its consumer loans to a trust which continue to be accounted for in accordance with EIC No. 9. In October 2001, the Bank sold an additional amount of $281 million in consumer loans to this trust. The Bank received cash proceeds of $267 million, net of an initial reserve of $14 million, and retained the rights to the excess spread generated on the loans, net of any credit losses. The Bank also assumed a servicing liability of approximately $3 million which is recorded in the Consolidated Balance Sheet under "Other liabilities". A pre-tax gain of approximately $4 million, net of transaction fees, was recognized in the Consolidated Statement of Income under "Securitization revenues".

PERSONAL LOANS During the year, the Bank sold $515 million of fixed-rate personal loans to a trust. It received cash proceeds of $480 million, net of an initial reserve of $31 million and transaction fees, and retained the rights to the excess spread generated on the loans, net of any credit losses. The Bank also assumed a servicing liability of approximately $5 million which is recorded in the Consolidated Balance Sheet under "Other liabilities". A pre-tax gain of approximately $2 million, net of transaction fees, was recognized in the Consolidated Statement of Income under "Securitization revenues".

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         3. SECURITIZATION TRANSACTIONS (CONT.)

The key assumptions used to value the sold and retained interests as at the securitization date for transactions carried out during 2002 and 2001 were as follows:

KEY ASSUMPTIONS


                                         CMHC-
                                      guaranteed
                                       mortgage     Credit card     Consumer         Personal
                                        loans       receivables      loans            loans
                                    -------------   ------------   -----------     ------------
                                    2002     2001   2002    2001   2002   2001     2002    2001
                                    ----     ----   ----    ----   ----   ----     ----    ----
Weighted average term (months)      31.8     35.7      -       -     -    17.2     14.6     -
Payment rate                           -        -   30.1%   29.4%    -       -        -     -
Prepayment rate                     18.0%    15.0%     -       -     -    13.0%    24.0     -
Excess spread, net of credit losses  1.5%     1.5%  11.6%   10.6%    -     0.7%     3.6%    -
Expected credit losses                 -        -    3.3%    3.2%    -     1.2%     1.2%    -
Discount rate                        4.9%     5.1%  21.0%   21.0%    -    21.0%    21.0%    -


The table below presents certain amounts recorded in the consolidated financial statements with respect to securitization operations:


                                Securitization        Investment account        Other
                                    revenues              securities         liabilities
                                ---------------    ------------------------  -----------
                                                                  Cash
                                Gain on disposal   Retained     deposits      Servicing
                                  of assets        interests    at a trust    liabilities
                                ----------------   ----------   -----------   -----------
                                  2002    2001     2002  2001   2002   2001   2002   2001
                                  ----    ----     ----  ----   ----   ----   ----   ----
Mortgage loans
- CMHC-guaranteed                  26      17       90    101      -      -      -      -
- Other                             -       -        -      -     32     41      -      -
Credit card receivables            16       1       13      1      6      5      2      -
Consumer loans                      -       4        4     11     18     33      1      3
Personal loans                      4       -       18      -     24      -      5      -
                                  ---     ---      ---    ---    ---    ---    ---    ---
Total                              46      22      125    113     80     79      8      3


The table below presents total securitized assets and certain credit data on the securitized assets:


                                          2002                           2001
                        ---------------------------------- ---------------------------------
                        Securitized  Impaired   Net credit Securitized  Impaired  Net credit
                           assets     loans      losses     assets       loans     losses
                        -----------  --------   ---------- -----------  --------  ----------
Mortgage loans
- CMHC-guaranteed        4,027          -          -        4,523           -          -
- Other                    625          -          -          805           -          -
Credit card receivables  1,200         10         28          950          13         26
Consumer loans             348          5          6          695           8          2
Personal loans             515          1          1            -           -          -
                         -----        ---        ---        -----         ---        ---
Total                    6,715         16         35        6,973          21         28


The table below summarizes certain cash flows received from securitization vehicles:


                                         CMHC-
                                      guaranteed
                                       mortgage       Credit card     Consumer       Personal
                                         loans        receivables      loans          loans
                                      ------------    -----------   -----------    ------------
                                      2002    2001    2002   2001   2002   2001    2002    2001
                                      ----    ----    ----   ----   ----   ----    ----    ----
Proceeds from new securitizations    1,115   1,030     250     50      -    981     515      -
Proceeds collected and reinvested
 in revolving securitizations            -       -   3,109  3,067      -      -     136      -
Cash flows from retained interests
 in securitizations                     60      57      14      -     12      -       7      -

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         3. SECURITIZATION TRANSACTIONS (CONT.)

As at October 31, the sensitivity of the current fair value of these retained interests to immediate 10% and 20% adverse changes in key assumptions were as follows:

SENSITIVITY OF KEY ASSUMPTIONS TO ADVERSE CHANGES


                                                                  Credit
                                           CMHC-guaranteed         card        Personal
                                            mortgage loans      receivables     loans
                                         ---------------------  -----------    --------
Assumptions                              2002             2001      2002         2002
-----------                              ----             ----      ----         ----
PREPAYMENT RATE                          18.0%            15.0%     30.1%        24.0%
  Impact on fair value of 10%
   adverse change                       $(1.5)           $(1.0)    $(1.0)       $(0.2)
  Impact on fair value of 20%
   adverse change                       $(2.9)           $(2.0)    $(1.8)       $(0.5)
EXCESS SPREAD, NET OF CREDIT
  LOSSES                                  1.5%             1.5%     11.6%         3.6%
  Impact on fair value of 10%
   adverse change                       $(6.1)           $(5.3)    $(1.4)       $(1.8)
  Impact on fair value of 20%
   adverse change                      $(12.1)          $(10.6)    $(2.8)       $(3.6)
DISCOUNT RATE                             5.4%             5.6%     21.0%        21.0%
  Impact on fair value of 10%
   adverse change                       $(0.3)           $(0.3)    $(0.1)       $(0.8)
  Impact on fair value of 20%
   adverse change                       $(0.7)           $(0.6)    $(0.1)       $(1.6)
SERVICING                                 0.3%             0.3%      2.0%         1.0%
  Impact on fair value of 10%
   adverse change                       $(1.0)           $(0.9)    $(0.2)       $(0.5)
  Impact on fair value of 20%
   adverse change                       $(2.0)           $(1.8)    $(0.5)       $(1.0)


The changes in key assumptions had no material impact on the value of retained interests in the case of credit card receivables in 2001 and consumer loans in 2001 and 2002. These sensitivities are hypothetical and should be used with caution. Changes in fair value attributable to changes in assumptions generally cannot be extrapolated because the relationship between the change in the assumption and the change in fair value may not be linear. Changes affecting one factor may result in changes to another, which might magnify or counteract the sensitivities attributable to changes in assumptions.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         4. SECURITIES

Securities held are as follows:


                                                                           No
                              Under       1 to      5 to       Over     specific   2002     2001
                              1 year    5 years   10 years   10 years   maturity   Total    Total
                              ------    -------   --------   --------   --------   -----    -----
INVESTMENT ACCOUNT
Securities issued or
  guaranteed by
  Canada
    Unamortized cost           1,060     1,855      219       30           -       3,164    2,897
    Fair value                 1,076     1,918      226       30           -       3,250    3,022
  Provinces
    Unamortized cost              79        65      465       30           -         639      367
    Fair value                    82        68      468       31           -         649      377
  Municipalities or
   school boards
    Unamortized cost               -         -       2         -           -           2       16
    Fair value                     -         -       2         -           -           2       16
Debt securities (1)
    Unamortized cost             821       243      62        63         205       1,394    2,145
    Fair value                   819       240      59        47         205       1,370    2,135
Equity securities
    Cost                           -         -       -         -       1,513       1,513    1,377
    Fair value                     -         -       -         -       1,431       1,431    1,225
                               -----     -----   -----       ---       -----      ------   ------
UNAMORTIZED COST               1,960     2,163     748       123       1,718       6,712    6,802
                               -----     -----   -----       ---       -----      ------   ------
FAIR VALUE                     1,977     2,226     755       108       1,636       6,702    6,775
TRADING ACCOUNT
Securities issued or
  guaranteed by
  Canada                       4,485     1,792     427       115           -       6,819    5,432
  Provinces                      367     1,069     734       437           -       2,607    2,560
  Municipalities or
   school boards                 113       180      27        17           -         337      385
Debt securities (1)            1,023       563     191       214           -       1,991    1,567
Equity securities                  -         -       -         -       1,425       1,425    1,048
                               -----     -----   -----       ---       -----      ------   ------
                               5,988     3,604   1,379       783       1,425      13,179   10,992
                               -----     -----   -----       ---       -----      ------   ------
LOAN SUBSTITUTES (2)               -         -       -         -          76          76       78
                               -----     -----   -----       ---       -----      ------   ------
TOTAL CARRYING VALUE
  OF SECURITIES                7,948     5,767   2,127       906       3,219      19,967   17,872
                               -----     -----   -----       ---       -----      ------   ------
TOTAL FAIR VALUE OF
  SECURITIES                   7,965     5,830   2,134       891       3,137      19,957   17,845
                               =====     =====   =====       ===       =====      ======   ======


Where no organized market exists for which prices are publicly disclosed, the fair value is estimated using the market prices of similar securities.

(1) Debt securities include loans restructured as bonds under the Brady Plan, net of the country risk allowance. Such bonds are guaranteed by the United States government and have longer maturities and more favourable conditions for the borrowing country.

(2) The fair value of loan substitute securities is similar to the carrying value.


                                             2002                                       2001
                           ---------------------------------------   -----------------------------------------
                                       Gross      Gross                          Gross       Gross
                           Carrying  unrealized unrealized   Fair    Carrying  unrealized  unrealized    Fair
                             value     gains      losses     value    value      gains       losses      value
                           --------  ---------- ----------   -----   --------  ----------  ----------    -----
INVESTMENT ACCOUNT
Securities issued or
  guaranteed by
  Canada                     3,164        87       (1)      3,250     2,897      127          (2)        3,022
  Provinces                    639        14       (4)        649       367       10           -           377
Municipalities or
  school boards                  2         -        -           2        16        -           -            16
Debt securities              1,394         3      (27)      1,370     2,145       27         (37)        2,135
Equity securities            1,513        38     (120)      1,431     1,377       30        (182)        1,225
                             -----       ---     ----       -----     -----      ---        ----         -----
TOTAL INVESTMENT
  ACCOUNT                    6,712       142     (152)      6,702     6,802      194        (221)        6,775
                             =====       ===     ====       =====     =====      ===        ====         =====

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31 (millions of dollars)

         5. LOANS AND IMPAIRED LOANS


                                                        Impaired loans
                                             -------------------------------
                                                              Country
                                    Gross           Specific    risk           General
                                    amount   Gross  allowance allowance  Net  allowance
                                    ------   -----  --------- ---------  ---  ---------
October 31, 2002

Residential mortgage                12,867     23       3       -        20      -        20
Personal and credit card             5,561     33      12       -        21      -        21
Business and government             20,680    447     220      22       205      -       205
Securities purchased under reverse
 repurchase agreements               2,366      -       -       -         -      -         -
                                    ------    ---     ---      --       ---    ---      ----
                                    41,474    503     235      22       246      -       246
General allowance (1)                    -      -       -       -         -    405      (405)
                                    ------    ---     ---      --       ---    ---      ----
                                    41,474    503     235      22       246    405      (159)

October 31, 2001

Residential mortgage                11,875     46       6       -        40      -        40
Personal and credit card             5,866    129      21       -       108      -       108
Business and government             23,489    795     314      38       443      -       443
Securities purchased under reverse
  repurchase agreements              4,041      -       -       -         -      -         -
                                    ------    ---     ---      --       ---    ---      ----
                                    45,271    970     341      38       591      -       591
General allowance (1)                    -      -       -       -         -    500      (500)
                                    ------    ---     ---      --       ---    ---      ----
                                    45,271    970     341      38       591    500        91


(1) The general allowance for credit risk was taken for the Bank's loans in their entirety.


Foreclosed assets held for sale in settlement of impaired loans which are included in total impaired loans together with the related allowance for credit losses amounted to $12 million and $4 million respectively as at October 31, 2002 compared to $13 million and $3 million as at October 31, 2001.

         6. ALLOWANCE FOR CREDIT LOSSES

The changes made to allowances during the year are as follows:


                                                                     Country
                                                                      risk
                                             Allocate  Unallocated  allowance
                                  Specific    general    general   (loans and     2002     2001
                                  allowance  allowance  allowance  securities)   Total    Total
                                  ---------  --------- ----------- ----------    -----    -----
Allowance at beginning of year       341         306       194         55         896       965
Transfer of allowance for assets
 held for disposal                   (45)          -         -          -         (45)        -
Amounts related to discontinued
 operations                           14         (65)        -          -         (51)      120
Provision for credit losses
  Related to regular operations      335          55       (85)         -         305       205
  Related to a revision of the
    estimated allowance              185           -         -          -         185         -
Write-offs                          (644)          -         -        (29)       (673)     (402)
Recoveries                            49           -         -          -          49         8
                                    ----         ---       ---         --        ----      ----
Allowance at end of year             235         296       109         26         666       896
                                    ----         ---       ---         --        ----       ---

Portion related to loans             235         296       109         22         662       879
Portion related to securities          -           -         -          4           4        17

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)


         7. PREMISES AND EQUIPMENT

                                                                   2002         2001
                                                                 --------     --------
                                                                 Carrying     Carrying
                                                   Accumulated    value,       value,
                                          Cost     amortization    net          net
                                          ----     ------------  --------     --------
Land                                       10             -          10           10
Buildings                                  98            43          55           58
Equipment and furniture                   459           370          89           92
                                          ---           ---         ---          ---
                                          567           413         154          160
Leasehold improvements                                              101           90
                                                                    255          250
Amortization for the year recorded in
 the Consolidated Statement of Income                                58           48


         8. INTANGIBLE ASSETS AND GOODWILL


                                                            Intangible
                                                              assets       Goodwill
                                                            ----------     --------
Balance as at October 31, 2001                               12               305
Sale of asset-based lending operations in the United States   -               (22)
Acquisitions
  Putnam Lovell Group Inc.                                    -                68
  Altamira Investment Services Inc.                         171               308
Amortization                                                 (2)                -
Other                                                         3                 2
                                                            ---               ---
Balance as at October 31, 2002                              184               661
                                                            ===               ===


         9. OTHER ASSETS

                                                                         2002   2001
                                                                         -----  -----
Interest and dividends receivable                                          441    416
Income taxes receivable                                                      -    113
Future income tax assets (Note 16)                                         319    304
Prepaid expenses and receivables                                           653  1,319
Accrued benefit assets (Note 13)                                            95     92
Brokers' client accounts                                                   306  1,055
Other                                                                      753    411
                                                                         -----  -----
                                                                         2,567  3,710
                                                                         =====  =====


         10. DEPOSITS

                                                     Payable     Payable
                                     Payable          after    on a fixed     2002       2001
                                    on demand         notice      date        TOTAL      Total
                                    ---------        -------   ----------     -----      -----
Personal                             1,886            6,325      14,396      22,607     21,857
Business and government              6,112            5,918      10,552      22,582     23,362
Deposit-taking institutions            123               25       6,353       6,501      6,217
                                     -----           ------      ------      ------     ------
                                     8,121           12,268      31,301      51,690     51,436
                                     =====           ======      ======      ======     ======

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         11. OTHER LIABILITIES


                                                                2002        2001
                                                               -----       -----
Interest and dividends payable                                   442         595
Income taxes payable                                              81          30
Future income tax liabilities (Note 16)                          194         203
Liabilities of a subsidiary                                      360         439
Accrued benefit liability (Note 13)                              112         107
Trade and other payables                                       1,954       2,091
Brokers' client accounts                                         319       1,008
Other                                                            534         428
                                                               -----       -----
                                                               3,996       4,901


         12. SUBORDINATED DEBENTURES

Debentures are subordinated in right of payment to the claims of depositors and certain other creditors. During fiscal 2001, the Bank redeemed the subordinated debenture convertible into common shares for the sum of $65 million. The $28 million loss, net of $17 million in income taxes, was charged to retained earnings.


                                                           Denominated in
                Interest                                      foreign
Maturity date     rate         Characteristics                currency          2002    2001
-------------   --------       ---------------          --------------------   -----   -----
December 2003    7.50%         Not redeemable by the
                               Bank prior to maturity                             45      45
August 2004      8.13%         Not redeemable by the
                               Bank prior to maturity
                               unless the debentures
                               become subject to
                               foreign  taxes              US  26                 40      42
November 2009    7.75%         Not redeemable by the
                               Bank prior to maturity
                               unless the debentures
                               become subject to
                               foreign taxes               US 250                389     397
June 2010        6.90%     (1) Not redeemable prior
                               to June 7, 2005                                   350     350
October 2011     7.50%     (2) Redeemable since
                               October 17, 2001                                  150     150
October 2012     6.25%     (3) Not redeemable prior
                               to October 31, 2007                               300     300
April 2014       5.70%     (4) Not redeemable prior
                               to April 16, 2004                                 250     250
February 2087   variable   (5) Redeemable at the
                               Bank's option since
                               February 28, 1993        (2001: US 71) US 44       68     113
                                                                               -----   -----
Total                                                                          1,592   1,647
                                                                               =====   =====



(1) Bearing interest at a rate of 6.90% until June 7, 2005, and thereafter at an annual rate equal to the 90-day acceptance rate plus 1%.

(2) Bearing interest at a rate of 7.50% until October 17, 2006, and thereafter at an annual rate equal to the 90-day acceptance rate plus 1%.

(3) Bearing interest at a rate of 6.25% until October 31, 2007, and thereafter at an annual rate equal to the 90-day acceptance rate plus 1%.

(4) Bearing interest at a rate of 5.70% until April 16, 2009, and thereafter at an annual rate equal to the 90-day acceptance rate plus 1%.

(5)  Bearing interest at an annual rate of 1/8% above LIBOR.

The debenture maturities are as follows:


2003                                                -
2004                                               85
2005                                                -
2006                                                -
2007                                                -
2008 to 2012                                    1,189
2013 and thereafter                               318

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         13. EMPLOYEE FUTURE BENEFITS

The Bank's employee pension plans provide for the payment of benefits based on the length of service and final average earnings of the employees covered by the plans. The Bank also offers a variety of complementary insurance plans to eligible present and retired employees and their dependants.

As at October 31, the information related to all defined benefit plans was as follows:

                                              Pension benefit plans    Other benefit plans
                                              ----------------------   -------------------
                                               2002             2001      2002     2001
                                               ----             ----      ----     ----
PLAN ASSETS
Fair value at beginning of year               1,021            1,115        -        -
  Actual return on plan assets                  (39)             (68)       -        -
  Bank contributions                             21                7        -        -
  Employees' contributions                       13               12        -        -
  Benefits paid                                 (51)             (45)       -        -
                                              -----            -----     ----     ----
Fair value at end of year                       965            1,021        -        -
                                              -----            -----     ----     ----

ACCRUED BENEFIT OBLIGATION
Balance at beginning of year                  1,118            1,023      107      101
  Current service cost                           40               36        6        9
  Interest cost                                  78               75        7        7
  Benefits paid                                 (51)             (45)      (8)     (10)
  Curtailment gain                                -               (6)       -        -
  Amendments to plans                            10                -        -        -
  Actuarial loss (gain)                         (23)              35       (3)       -
                                              -----            -----     ----     ----
Balance at end of year                        1,172            1,118      109      107
                                              -----            -----     ----     ----
Funded status -- plan deficit                  (207)             (97)    (109)    (107)
  Unamortized net actuarial loss (gain)         302              189       (3)       -
                                              -----            -----     ----     ----
Net accrued benefit assets (liabilities)         95               92     (112)    (107)
                                              =====            =====     ====     ====

The above amounts which relate to the accrued benefit obligation and the fair value of plan assets at year-end include the following amounts which relate to plans with an accrued benefit obligation that exceeds assets:

                                              Pension benefit plans    Other benefit plans
                                              ----------------------   -------------------
                                               2002             2001      2002     2001
                                               ----             ----      ----     ----
Fair value of plan assets                       965             1,021         -        -
Accrued benefit obligation                    1,172             1,118       109      107
                                              -----             -----      ----     ----
Funded status -- plan deficit                  (207)              (97)     (109)    (107)
                                              =====             =====      ====     ====

The material actuarial assumptions retained by the Bank to valuate its accrued benefit obligation and benefit charge are as follows:

                                              Pension benefit plans    Other benefit plans
                                              ----------------------   -------------------
                                               2002             2001      2002     2001
                                               ----             ----      ----     ----
Discount rate                                 7.00              7.00     7.00     7.00
Expected long-term rate of return
  on plan assets                              7.75              8.00        -        -
Rate of compensation increase                 4.25              4.25     3.25     3.25

For valuation purposes, the hypothetical annual growth rate of health care costs covered per participant was set at 7.7% for 2002 (2001: 8.3%). According to the assumption retained, this rate is expected to gradually decrease to 5.2% in 2008 and remain at that level thereafter. The effect of a 0.25% increase or decrease in the expected long-term rate of return for pension plan assets on the Bank's pension expense would be a $3 million decrease or increase, respectively.

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         13. EMPLOYEE FUTURE BENEFITS (CONT.)

For the years ended October 31, the Bank's net benefit plan expense was as follows:


                                             Pension benefit plans    Other benefit plans
                                             -----------------------  -------------------
                                                2002        2001        2002        2001
                                                ----        ----        ----        ----
Current service cost during the year,
 net of employees' contributions                 27           24           6           9
Interest cost                                    78           75           7           7
Expected return on plan assets                  (87)         (87)          -           -
Curtailment gain                                  -           (6)          -           -
                                                ---          ---          --          --
                                                 18            6          13          16


         14. CAPITAL STOCK

AUTHORIZED FIRST PREFERRED SHARES: An unlimited number of shares, without par value, issuable for a maximum aggregate consideration of $1 billion. SECOND PREFERRED SHARES: 15 million shares, without par value, issuable for a maximum aggregate consideration of $300 million. COMMON SHARES: An unlimited number of shares, without par value, issuable for a maximum aggregate consideration of $3 billion.


OUTSTANDING SHARES AND DIVIDENDS DECLARED                           2002
                                              -------------------------------------------
                                                Shares outstanding     Dividends declared
                                              ----------------------   ------------------
                                                 No. of           $       $         Per
                                                 shares                            share
                                                 ------         ----     ---       -----
First preferred shares
      Series 11                                        -           -       2       0.5000
      Series 12                                5,000,000         125       8       1.6250
      Series 13                                7,000,000         175      11       1.6000
                                             -----------       -----     ---       ------
Total preferred shares and dividends          12,000,000         300      21
                                             -----------       -----     ---       ------
Common shares
Common shares at beginning of year           190,331,368       1,668
Issued pursuant to the Dividend
  Reinvestment and Share Purchase
  Plan and the Stock Option Plan                 495,420          12
Issued pursuant to acquisitions                1,269,563          41
Repurchase of common shares                   (9,500,000)        (82)
                                             -----------       -----     ---       ------
Total common shares and dividends            182,596,351       1,639     174       0.9300
                                             -----------       -----     ---       ------
Total dividends declared                                                 195
                                             ===========       =====     ===       ======


OUTSTANDING SHARES AND DIVIDENDS DECLARED                           2001
                                                ------------------------------------------
                                                Shares outstanding      Dividends declared
                                                --------------------    ------------------
                                                No. of           $        $          Per
                                                shares                              share
                                                ------         -----     ---        -----
First preferred shares
      Series 10                                3,680,000          92       8       2.1875
      Series 11                                4,000,000         100       8       2.0000
      Series 12                                5,000,000         125       8       1.6250
      Series 13                                7,000,000         175      11       1.6000
                                             -----------       -----     ---       ------
Total preferred shares and dividends          19,680,000         492      35
                                             -----------       -----     ---       ------
Common shares
Common shares at beginning of year           189,474,149       1,653
Issued pursuant to the Dividend
  Reinvestment and Share Purchase
  Plan and the Stock Option Plan                 857,219          15
Total common shares and dividends            190,331,368       1,668     156       0.8200
                                             -----------       -----     ---       ------
Total dividends declared                                                 191

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         14. CAPITAL STOCK (CONT.)

CHARACTERISTICS OF FIRST PREFERRED SHARES (AMOUNTS IN DOLLARS)

SERIES 12 Redeemable at the Bank's option since May 15, 2001 at $25 per share in cash, plus a premium if redeemed before May 15, 2003, and accrued and unpaid dividends in accordance with the privileges and conditions related to such preferred shares, subject to the prior approval of the Superintendent; non-cumulative preferential dividends, payable quarterly in an amount of $0.40625 per share.

Convertible at the Bank's option since May 15, 2001 into a number of common shares determined by dividing the redemption price per share of the shares to be converted by $3.00 or 95% of the weighted average price of common shares, whichever is higher, subject to the approval of the stock exchange on which the Bank's shares are listed.

Convertible at the holder's option on or after May 15, 2004 into common shares in accordance with the privileges and conditions related to such preferred shares, or into another series of preferred shares if the Bank's Board of Directors should decide, by resolution at least 30 days prior to May 15, 2004, to authorize a further series of first preferred shares, subject to the prior approval of the Superintendent. The Bank may, upon notice of no less than two business days prior to the conversion date, redeem the preferred shares to be converted.

SERIES 13 Redeemable at the Bank's option, subject to the prior approval of the Superintendent and upon notice of not more than 60 and not less than 30 days, i) on August 15, 2005 and on the last day of each period of five years plus one day thereafter (conversion date), in whole at any time or in part from time to time, at a price equal to $25 per share in cash plus all declared and unpaid dividends at the date fixed for redemption and, ii) after August 15, 2005, other than on a conversion date, in whole but not in part, at a price equal to $25.50 per share, plus all declared and unpaid dividends at the date fixed for redemption; non-cumulative preferential dividends, at a quarterly rate of $0.40 per share for the first five years and variable thereafter.

Convertible at the holder's option on August 15, 2005 or a subsequent conversion date, into fully paid preferred shares, Series 14.

REDEMPTION OF PREFERRED SHARES (AMOUNTS IN DOLLARS) On February 15, 2002, the Bank redeemed all 4,000,000 preferred shares, Series 11 outstanding at a price of $25 per share for an aggregate consideration of $100,000,000. On November 16, 2001, the Bank redeemed all 3,680,000 preferred shares, Series 10 outstanding at a price of $25 per share for an aggregate consideration of $92,000,000.

REPURCHASE OF COMMON SHARES Effective March 5, 2002, the Bank made a normal course issuer bid for the repurchase of up to 9,500,000 common shares over a 12-month period ending no later than March 4, 2003. Purchases were made on the open market at market prices through the facilities of The Toronto Stock Exchange. Premiums paid above the average book value of the common shares were charged to retained earnings. As at October 31, 2002, the Bank had repurchased 9,500,000 common shares at a cost of $306 million, which reduced common equity capital by $82 million and retained earnings by $224 million.

RESERVED COMMON SHARES As at October 31, 2002, 4,512,919 common shares (2001:
4,817,022) were reserved under the Dividend Reinvestment and Share Purchase Plan and 4,322,743 common shares (2001: 4,514,060) were reserved under the Stock Option Plan.

In respect of the acquisition of Putnam Lovell Group, 476,119 common shares were reserved, with issuance contingent upon certain profitability targets being met in 2004.

RESTRICTION ON THE PAYMENT OF DIVIDENDS Under the Bank Act, the Bank is prohibited from declaring dividends on its common or preferred shares if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the regulations of the Bank Act or the guidelines of the Superintendent with respect to capital adequacy and liquidity. In addition, the ability to pay common share dividends is restricted by the terms of the outstanding preferred shares whereby the Bank may not pay dividends on its common shares without the approval of the holders of the outstanding preferred shares, unless all preferred share dividends have been declared and paid or set aside for payment.

SHAREHOLDER RIGHTS PLAN In 2001, the Bank adopted a Shareholder Rights Plan (the "Rights Plan"). Under this plan, the Bank can issue subscription rights to all its shareholders should a takeover or share exchange bid be made for more than 20% of the outstanding common shares of the Bank except in the event of a permitted bid. Each right, with the exception of those held by the acquirer, would entitle its holder to purchase from the Bank one common share on The Toronto Stock Exchange (at 50% of the market price) on the stock acquisition date, subject to certain anti-dilution adjustments. The Rights Plan will remain in effect until March 7, 2004.

NATIONAL BANK OF CANADA                                                2001-2002
                        CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

         15. STOCK-BASED COMPENSATION

THE BANK HAS THREE STOCK-BASED COMPENSATION PLANS:

STOCK APPRECIATION RIGHTS PLAN The Bank offers a Stock Appreciation Rights Plan ("SAR Plan") to senior management and other key employees of the Bank and its subsidiaries ("designated employees"). Under the SAR Plan, when designated employees exercise their SARs, they receive a cash amount equal to the difference between the market price of a common share on the exercise date of the SAR and the exercise price of the SAR. The exercise price of each SAR awarded is equal to the market price of the stock at closing on the day before the date of the award. The SARs vest evenly over a four-year period and expire 10 years from the award date or, in certain circumstances set out in the SAR Plan, expire within specified time limits. The expense recognized in respect of the SAR Plan was $4 million in 2002 and in 2001.


                                                  2002                             2001
                                    ------------------------------     -----------------------------
                                     Number     Weighted  average          Number  Weighted average
SAR PLAN                            of SARs       exercise price          of SARs    exercise price
-----------                        ---------   ------------------      ----------  ----------------
Outstanding at beginning of year    2,322,025      $17.22              4,780,925     $20.45
Granted                                26,500      $28.01                 79,300     $24.90
Exercised                            (413,900)     $16.79               (535,100)    $19.75
Cancelled                             (65,400)     $18.36             (2,003,100)    $24.56
                                    ---------      ------             ----------     ------
Outstanding at end of year          1,869,225      $17.42              2,322,025     $17.22
Exercisable at end of year          1,051,832      $16.87                892,850     $16.05


SARS OUTSTANDING

                                    SARs            Exercisable
Exercise price               outstanding                   SARs         Expiry date
--------------               -----------            -----------      --------------
$13.50                         249,525                249,525         December 2006
$24.50                          22,150                 22,150         December 2007
$25.00                          32,275                 24,206         December 2008
$17.35                       1,483,425                741,713         December 2009
$24.90                          56,950                 14,238         December 2010
$28.01                          24,900                      -         December 2011
                             ---------              ---------
Total                        1,869,225              1,051,832


STOCK OPTION PLAN The Bank offers a Stock Option Plan to senior management and other key employees of the Bank and its subsidiaries ("designated employees"). Under the Bank's Stock Option Plan, options are periodically granted to designated employees. These options provide employees with the right to subscribe for common shares of the Bank at an exercise price equal to the market price of shares on the day before the date of the award. The options vest evenly over a four-year period and expire 10 years from the award date or, in certain circumstances set out in the Stock Option Plan, expire within specified time limits. The maximum number of common shares that could be issued under the Stock Option Plan was 18,930,437 as at October 31, 2002. The maximum number of common shares reserved for a participant may not exceed 5% of the total number of Bank shares issued and outstanding. Each participant in the SAR Plan who is a resident of Canada can exchange each SAR held for a stock option governed by the Stock Option Plan at an exercise price representing the market value of a common share at closing on the day before its exchange.



                                                  2002                             2001
                                    ------------------------------     -----------------------------
                                        Number   Weighted  average         Number  Weighted average
STOCK OPTION PLAN                   of options      exercise price     of options    exercise price
------------------                  ----------  ------------------     ----------  ----------------
Outstanding at beginning of year    4,517,975       $22.16             1,501,615     $11.92
Granted                             1,882,840       $28.01             3,612,875     $25.06
Exercised                            (608,818)      $18.82              (563,190)    $13.34
Cancelled                             (99,175)      $25.88               (33,325)    $25.05
                                    ---------       ------             ---------     ------
Outstanding at end of year          5,692,822       $24.38             4,517,975     $22.16
Exercisable at end of year          2,466,587       $21.35             2,146,857     $19.03

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     15. STOCK-BASED COMPENSATION (CONT.)

OPTIONS OUTSTANDING
                         Stock options        Exercisable
Exercise price           outstanding          stock options        Expiry date
--------------           -------------        -------------        -------------
$11.00                       416,925              416,925          December 2005
$13.50                       296,650              296,650          December 2006
$25.20                       742,475              742,475          December 2007
$25.20                       829,557              622,168          December 2008
$24.90                     1,553,475              388,369          December 2010
$28.01                     1,853,740                   --          December 2011
                           ---------            ---------
Total                      5,692,822            2,466,587
                           =========            =========

EMPLOYEE SHARE OWNERSHIP PLAN Under the Bank's Employee Share Ownership Plan, employees who meet the eligibility criteria can contribute up to 8% of their annual gross salary by way of payroll deductions. The Bank matches 25% of the employee contribution amount, to a maximum of $1,500 per annum. All Bank contributions vest in the employee after one year of continuous participation in the Plan, and all subsequent contributions vest immediately. The Bank's contribution, amounting to $3.3 million in 2002 ($2.8 million in 2001), was charged to income as paid.


        16. INCOME TAXES

The Bank's income taxes for the fiscal year ended October 31 in the consolidated financial statements were as follows:

                                                                  2002     2001
                                                                  ----     ----
CONSOLIDATED STATEMENT OF INCOME
Income taxes                                                       150      278
                                                                  ----     ----
CONSOLIDATED STATEMENT OF RETAINED EARNINGS
Income taxes related to:
   Redemption of debenture                                          --      (17)
   Restatement related to accrued benefit liabilities -
      Other benefit plans                                           --      (34)

   Dividends on preferred shares, Series 10, 11, 12 and 13           2        2
   Unrealized foreign exchange losses (gains)                        7      (12)
                                                                  ----     ----
                                                                     9      (61)
                                                                  ----     ----
                                                                   159      217
                                                                  ----     ----
Income taxes were as follows:
   Current income taxes                                            179      150
   Future income tax expense (benefit) related to the
      origination and reversal of temporary differences            (20)      67
                                                                  ----     ----
   Income taxes                                                    159      217
                                                                  ----     ----

The temporary differences and carry forwards resulting in future income tax assets and liabilities were as follows:

                                                                  2002     2001
                                                                  ----     ----
Future income tax assets
   Allowance for credit losses and other expenses                  284      269
   Accrued benefit liabilities - Other benefit plans                35       35
                                                                  ----     ----
                                                                   319      304
                                                                  ----     ----
Future income tax liabilities
   Capital assets                                                   14       15
   Securitization                                                   24       15
   Investment in a company                                           -       27
   Accrued benefit assets - Pension benefit plans                   26       28
   Other                                                           130      118
                                                                  ----     ----
                                                                   194      203
                                                                  ----     ----
Future income tax assets, net                                      125      101
                                                                  ----     ----

NATIONAL BANK OF CANADA                                                2001-2002

CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     16. INCOME TAXES (CONT.)

Reconciliation of the Bank's income tax rate for the fiscal years ended on October 31 was as follows:

                                                             2002                2001
                                                       ---------------     ----------------
                                                         $         %         $          %
Income before income taxes, non-controlling interest,
   discontinued operations and goodwill charges          498     100.0       933      100.0
                                                       -----     -----     -----     ------
Income taxes at Canadian statutory income tax rate       183      36.7       355       38.1
                                                       -----     -----     -----     ------
Increase (reduction) in income tax rate due to:
   Tax-exempt income from securities, mainly
      dividends from Canadian corporations               (17)     (3.4)      (39)      (4.2)
   Rates applicable to subsidiaries abroad               (37)     (7.4)      (23)      (2.4)
   Federal large corporations tax and surtax               7       1.4         7        0.8
   Gain realized on the sale of operations and
      impairment charge on an investment                  24       4.8       (17)      (1.9)
   Other items                                           (10)     (2.0)       (5)      (0.6)
                                                       -----     -----     -----     ------
                                                         (33)     (6.6)      (77)      (8.3)
                                                       -----     -----     -----     ------
Income taxes and effective income tax rate               150      30.1       278       29.8

     17. INCOME PER SHARE

Diluted income before goodwill charges per common share and diluted net income per common share were calculated based on income before goodwill charges and net income, net of dividends on non-convertible preferred shares divided by the average number of common shares outstanding.

BASIC AND DILUTED INCOME PER COMMON SHARE

                                                               2002       2001
                                                             --------   --------
INCOME BEFORE DISCONTINUED OPERATIONS
   Income before discontinued operations and goodwill
      charges                                                $    318   $    627
   Goodwill charges                                                --         19
   Dividends on preferred shares                                   21         35
                                                             --------   --------
   Income before discontinued operations available
      to common shareholders - basic and diluted             $    297   $    573

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (thousands)
   Average basic number of common shares outstanding          186,608    189,928
   Adjustment to number of common shares:
      Stock options potentially exercisable                     1,119        887
                                                             --------   --------
   Average diluted number of common shares outstanding        187,727    190,815
                                                             --------   --------

     18. COMMITMENTS AND CONTINGENT LIABILITIES

COMMITMENTS As at October 31, 2002, minimum commitments under leases, contracts for out-sourced information technology services, and other leasing agreements were as follows:

                                          Service       Equipment
                             Premises     contracts     and furniture     Total
                             --------     ---------     -------------     -----
2003                             97           212             2             311
2004                             88           161             2             251
2005                             84           152             1             237
2006                             77           151             -             228
2007                             70           148             -             218
2008 and thereafter             448           506             -             954
                              -----         -----         -----           -----
                                864         1,330             5           2,199

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     18. COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

PLEDGED ASSETS Securities with a carrying value of $10,593 million (2001:
$11,131 million) have been pledged as collateral for various types of funding transactions including obligations related to securities sold under repurchase agreements and obligations related to securities sold short. Included in the above amount are assets with a carrying value of $121 million (2001: $171 million) deposited as collateral in order to participate in clearing and payment systems and depositories.

CREDIT INSTRUMENTS In the normal course of business, the Bank enters into various off-balance sheet commitments. The credit instruments used to meet the financing needs of its clients represent the maximum amount of additional credit that the Bank could be obligated to extend if the commitments were fully utilized.


As at October 31                                            2002          2001
----------------                                           ------        ------
Letters of guarantee (1)                                      947         1,335
Documentary letters of credit (2)                             183           249
Credit card loans (3)                                       3,964         3,768
Commitments to extend credit (3)
   Original term of one year or less                        2,787         4,668
   Original term of more than one year                      9,504        10,296

----------
(1) Letters of guarantee are firm commitments by the Bank to make payments on behalf of a client that is unable to meet its contractual obligations to a third party. They represent the same credit risk as loans.
(2) Documentary letters of credit are documents issued by the Bank which are used in international trade to enable a third party to draw drafts on the Bank up to an amount established under specific terms and conditions, and are collateralized by the delivery of the goods they represent.
(3) Credit card loans and commitments to extend credit represent the unused portions of credit authorizations granted in the form of loans, acceptances, letters of guarantee and documentary letters of credit. The Bank is required at all times to make the unused portion of the authorization available, subject to certain conditions.

LITIGATION The Bank and its subsidiaries are engaged in various legal proceedings arising in the normal course of business. Most of these proceedings are related to lending activities, and are in reaction to measures taken by the Bank and its subsidiaries to collect delinquent loans. In management's opinion, the aggregate amount of potential liability related thereto will not have a material impact on the Bank's financial position.

     19. DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are financial contracts whose value is derived from an underlying interest rate, exchange rate, or equity, commodity or credit instrument or index. The Bank uses derivatives to accommodate the needs of its clients as well as for its own risk management and trading activities.

The main derivative financial instruments used are defined as follows:

Foreign exchange forward contracts are tailor-made agreements transacted between counterparties in the over-the-counter ("OTC") market to buy or sell foreign currencies for delivery on a future date at a specified rate.

Futures are contractual obligations to buy or deliver a specific amount of currency, commodities or financial instruments on a future date at a specified price. Futures are standardized contracts traded on organized exchanges and are subject to daily cash margining.

Forward rate agreements are contracts fixing an interest rate to be paid or received, calculated on a notional amount with a specified maturity commencing at a specified future date.

Swaps are transactions in which two parties agree to exchange cash flows having specific characteristics (in terms of fixed or floating rates, currency, commodity price, index or other) based on a specified notional amount for a specified period of time.

NATIONAL BANK OF CANADA                                                2001-2002

CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     19. DERIVATIVE FINANCIAL INSTRUMENTS (CONT.)

Options are agreements between two parties in which the writer of the option grants the buyer the right, but not the obligation, to buy or to sell, at or by a predetermined date, a specific amount of currency, commodities or financial instruments at a price agreed to when the option is arranged. The writer receives a premium for selling this instrument.

Notional amounts, upon which payments are based, are not indicative of the credit risk associated with derivative financial instruments.


                                                     Remaining term to maturity           2002                         2001
                                               --------------------------------------   ---------                     ---------
                              Contracts held                                                        Contracts held
                                for trading     Within    3 to 12   1 to 5      Over      Total       for trading      Total
                                 purposes      3 months   months     years    5 years   contracts      purposes      contracts
                              --------------   --------   -------   -------   -------   --------    --------------   ---------
FOREIGN EXCHANGE CONTRACTS
OTC CONTRACTS
Forwards                            7,340        3,403      2,357     1,580       --       7,340          9,692         9,692
Swaps                              37,370       22,533     15,053     3,130      457      41,173         34,059        39,554
Options purchased                   7,470        5,683      1,307       480       --       7,470         10,255        10,255
Options written                     6,798        4,547      1,773       478       --       6,798          8,329         8,329
                                  -------      -------     ------    ------    -----     -------        -------       -------
Total                              58,978       36,166     20,490     5,668      457      62,781         62,335        67,830
                                  -------      -------     ------    ------    -----     -------        -------       -------
EXCHANGE-TRADED CONTRACTS
Futures
   Long positions                      28           28         --        --       --          28            601           601
   Short positions                    110           41         54        15       --         110             88            88
Options purchased                     137          119         18        --       --         137             16            16
Options written                       298          141        157        --       --         298             42            42
                                  -------      -------     ------    ------    -----     -------        -------       -------
Total                                 573          329        229        15       --         573            747           747
                                  -------      -------     ------    ------    -----     -------        -------       -------
INTEREST RATE CONTRACTS
OTC CONTRACTS
Forward rate agreements             8,561        7,316      1,245        --       --       8,561          8,510         8,510
Swaps                              41,121       16,496     18,804    28,082    4,437      67,819         52,557        77,398
Options purchased                  11,514        4,742      6,352       420        8      11,522          6,273         6,369
Options written                    16,135        4,312     11,182       641       --      16,135         19,285        19,285
                                  -------      -------     ------    ------    -----     -------        -------       -------
Total                              77,331       32,866     37,583    29,143    4,445     104,037         86,625       111,562
                                  -------      -------     ------    ------    -----     -------        -------       -------
EXCHANGE-TRADED CONTRACTS
Futures
   Long positions                   4,332          824      4,669       468       --       5,961          8,574         8,851
   Short positions                  7,607        6,231      1,915        28       --       8,174          4,419         7,924
Options purchased                  11,220       14,951      6,827       617       --      22,395         25,511        32,025
Options written                    21,283       29,456     14,109        --       --      43,565         35,583        44,806
                                  -------      -------     ------    ------    -----     -------        -------       -------
Total                              44,442       51,462     27,520     1,113       --      80,095         74,087        93,606
                                  -------      -------     ------    ------    -----     -------        -------       -------
EQUITY AND COMMODITY CONTRACTS
OTC CONTRACTS
Futures                               185            5         --        36      144         185            503           503
Swaps                               2,145          208      1,418       566       17       2,209          1,109         1,140
Options purchased                     576           46        263       277       --         586            483           499
Options written                       391            1        237       150        3         391            531           535
                                  -------      -------     ------    ------    -----     -------        -------       -------
Total                               3,297          260      1,918     1,029      164       3,371          2,626         2,677
                                  -------      -------     ------    ------    -----     -------        -------       -------
EXCHANGE-TRADED CONTRACTS
Futures
   Long positions                     101          100          1        --       --         101          1,678         1,678
   Short positions                    872          862         10        --       --         872          1,663         1,663
Options purchased                     406          393          9         4       --         406            153           153
Options written                       296          294         --         2       --         296             58            58
                                  -------      -------     ------    ------    -----     -------        -------       -------
Total                               1,675        1,649         20         6       --       1,675          3,552         3,552
                                  -------      -------     ------    ------    -----     -------        -------       -------
TOTAL 2002                        186,296      122,732     87,760    36,974    5,066     252,532             --            --
                                  =======      =======     ======    ======    =====     =======        =======       =======
Total 2001                        229,972      139,885     93,256    42,270    4,563     279,974        229,972       279,974
                                  =======      =======     ======    ======    =====     =======        =======       =======

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     19. DERIVATIVE FINANCIAL INSTRUMENTS (cont.)

Credit risk on derivative financial instruments is the risk of a financial loss occurring as a result of a counterparty defaulting on its obligations to the Bank. The current replacement cost, which is the positive fair value of all outstanding derivative financial instruments, represents the Bank's maximum derivative credit exposure. The credit equivalent amount is calculated taking into account the current replacement cost of all outstanding contracts in a gain position, potential future exposure and the impact of master netting agreements. The risk-weighted amount is the credit equivalent amount multiplied by the counterparty risk factors prescribed by the Superintendent. The Bank negotiates master netting agreements with counterparties with which it has significant credit risk exposure resulting from derivative transactions. Such agreements provide for the simultaneous close-out and settling of all transactions with a counterparty in the event of default. Some of these agreements also provide for the exchange of collateral between parties in the event that the fair value of outstanding transactions between the parties exceeds an agreed threshold.

As at October 31, credit risk exposure on the derivatives portfolio was as follows:

                                                     2002                                             2001
                                 ----------------------------------------------   -----------------------------------------------
                                                            Credit      Risk-                               Credit        Risk-
                                 Notional   Replacement   equivalent   weighted   Notional    Replacement   equivalent   weighted
                                  amount        cost        amount      amount     amount         cost      amount        amount
                                 --------   -----------   ----------   --------   ---------   -----------   ----------   --------
Foreign exchange contracts         63,354        314           815        221       68,577         471         1,098        379
Interest rate contracts           184,132        579           720        161      205,168         470           582        129
Equity and commodity contracts      5,046        345           602        161        6,229         119           375        141
                                  -------      -----         -----        ---      -------       -----         -----        ---
Total                             252,532      1,238         2,137        543      279,974       1,060         2,055        649
                                  =======      =====         =====        ===      =======       =====         =====        ===

The fair value of derivatives is determined before the impact of master netting agreements. When available, market prices are used to determine the fair value of derivatives. Otherwise, fair value is determined using pricing models that incorporate current market prices and the contractual prices of the underlying instruments, the time value of money, yield curves and volatility factors. If necessary, fair value is adjusted to take market, model and credit risks into account, as well as the related costs.

As at October 31, the fair value of derivative financial instruments was as follows:


                                                     2002                                          2001
                                 -------------------------------------------   -------------------------------------------
                                    Contracts held        Contracts held         Contracts held         Contracts held
                                     for trading          for non-trading          for trading          for non-trading
                                      purposes               purposes               purposes               purposes
                                 --------------------   --------------------   --------------------   --------------------
                                 Gross       Gross      Gross        Gross     Gross       Gross      Gross       Gross
                                 assets   liabilities   assets   liabilities   assets   liabilities   assets   liabilities
                                 ------   -----------   ------   -----------   ------   -----------   ------   -----------
Foreign exchange contracts          649        746          89         15        668         824         189         18
Interest rate contracts             433        408         729        192        577         529         736        218
Equity and commodity contracts      434        397           3         --        161         136           7          6
                                  -----      -----         ---        ---      -----       -----         ---        ---
Total                             1,516      1,551         821        207      1,406       1,489         932        242
                                  =====      =====         ===        ===      =====       =====         ===        ===

As at October 31, the distribution of risk exposure by counterparty was as follows:


                                       2002                       2001
                            ------------------------   ------------------------
                                            Credit                     Credit
                            Replacement   equivalent   Replacement   equivalent
                                cost        amount        cost         amount
                            -----------   ----------   -----------   ----------
OECD governments                   6           232           --          172
OECD banks                     1,947         1,369        1,659          974
Other                            339           536          585          909
                               -----         -----        -----        -----
Total                          2,292         2,137        2,244        2,055
                               =====         =====        =====        =====

NATIONAL BANK OF CANADA                                                2001-2002

CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     20. GEOGRAPHIC DISTRIBUTION OF EARNING ASSETS BY ULTIMATE RISK

                                                2002                  2001
                                         -----------------     -----------------
                                            $          %          $          %
                                         ------     ------     ------     ------
North America
   Canada                                57,171       86.5     55,420       82.1
   United States                          3,746        5.7      6,573        9.7
                                         ------      -----     ------      -----
                                         60,917       92.2     61,993       91.8
                                         ------      -----     ------      -----
Europe
   United Kingdom                         1,228        1.9        861        1.3
   France                                   352        0.5        691        1.0
   Germany                                1,024        1.5        513        0.8
   Other                                  1,705        2.5      1,915        2.8
                                         ------      -----     ------      -----
                                          4,309        6.4      3,980        5.9
                                         ------      -----     ------      -----
Latin America and Caribbean                 390        0.7        698        1.0
                                         ------      -----     ------      -----
Asia and Pacific                            436        0.6        807        1.2
                                         ------      -----     ------      -----
Middle East and Africa                       24        0.1         41        0.1
                                         ------      -----     ------      -----
Earning assets as at September 30        66,076      100.0     67,519      100.0
Other assets as at September 30           6,777                 8,128
Net change in assets in October           1,758                   319
                                         ------      -----     ------      -----
Total assets as at October 31            74,611                75,966
                                         ======      =====     ======      =====

Earning assets are those which bear interest. Consequently, they do not include cash, deposits with the Bank of Canada, cheques and other items in transit (net value), customers' liability under acceptances, premises and equipment, and other assets. The Bank's earning assets as at September 30 were distributed according to the location of ultimate risk, namely, the geographic location of the borrower or, if applicable, the guarantor. Earning assets are calculated net of any allowance for credit losses, and are presented separately for each country where the Bank's exposure exceeds an amount equal to 0.75% of total earning assets.

There is no material concentration of credit risk in any given operating sector.

     21. INTEREST RATE SENSITIVITY POSITION

Analyzing interest rate sensitivity gaps is one of the methods used by the Bank to manage interest rate risk.

The following breakdown of assets and liabilities by maturity illustrates the sensitivity of the Bank's balance sheet to interest rate fluctuations as at October 31, 2002.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     21. INTEREST RATE SENSITIVITY POSITION (CONT.)


                                                                                           Non-
                                    Floating    Within    3 to 12   1 to 5    Over 5     interest
                                      rate     3 months   months     years     years    sensitive    Total
                                    --------   --------   -------   -------   -------   ---------   -------
ASSETS
Cash resources                        1,419      2,661     2,519        --        --        265       6,864
   Effective yield                                 2.4%      2.0%       --        --
Securities                              113      2,949     4,886     5,768     3,108      3,143      19,967
   Effective yield                                 3.9%      4.4%      3.9%      5.2%
Loans                                16,385     10,373     5,525     8,184       345         --      40,812
   Effective yield                                 4.5%      6.2%      6.9%      7.7%
Other assets                            313         --        --        --        --      6,655       6,968
                                     ------    -------    ------    ------    ------     ------      ------
                                     18,230     15,983    12,930    13,952     3,453     10,063      74,611
                                     ------    -------    ------    ------    ------     ------      ------
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                             11,659     18,595     7,494    13,580       362         --      51,690
   Effective yield                                 2.5%      3.6%      5.1%      5.2%
Other debt (1)                           30      4,463       310     1,738     1,625      1,792       9,958
   Effective yield                                 2.4%      3.0%      3.4%      5.2%
Subordinated debentures                  --         --        68       885       639         --       1,592
   Effective yield                                  --       2.0%      6.5%      6.9%
Acceptances and other liabilities        --         --        --        --        --      7,470       7,470
Shareholders' equity                     --         --        --       300        --      3,601       3,901
                                     ------    -------    ------    ------    ------     ------      ------
                                     11,689     23,058     7,872    16,503     2,626     12,863      74,611
                                     ------    -------    ------    ------    ------     ------      ------
On-balance sheet gap                  6,541     (7,075)    5,058    (2,551)      827     (2,800)         --
Derivative financial instruments         --     (9,659)     (785)   10,068       356         20          --
                                     ------    -------    ------    ------    ------     ------      ------
Total                                 6,541    (16,734)    4,273     7,517     1,183     (2,780)         --
                                     ------    -------    ------    ------    ------     ------      ------
POSITION IN CANADIAN DOLLARS
On-balance sheet total                5,964     (2,065)    1,977    (2,871)      975     (4,042)        (62)
Derivative financial instruments         --     (8,259)     (980)    8,427       (88)       292        (608)
                                     ------    -------    ------    ------    ------     ------      ------
Total                                 5,964    (10,324)      997     5,556       887     (3,750)       (670)
                                     ------    -------    ------    ------    ------     ------      ------
POSITION IN FOREIGN CURRENCY
On-balance sheet total                  577     (5,010)    3,081       320      (148)     1,242          62
Derivative financial instruments         --     (1,400)      195     1,641       444       (272)        608
                                     ------    -------    ------    ------    ------     ------      ------
Total                                   577     (6,410)    3,276     1,961       296        970         670
                                     ------    -------    ------    ------    ------     ------      ------
TOTAL 2002                            6,541    (16,734)    4,273     7,517     1,183     (2,780)         --
                                     ------    -------    ------    ------    ------     ------      ------
TOTAL 2001                            8,409    (20,577)    9,854     5,124       994     (2,952)        852
                                     ======    =======    ======    ======    ======     ======      ======

----------
(1) Represents obligations related to securities sold short and securities sold under repurchase agreements.

Effective yield represents the weighted average effective yield based on the earlier of contractual repricing or the maturity date.

NATIONAL BANK OF CANADA                                                2001-2002

CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     22. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the fair value of balance sheet financial instruments based on the valuation methods and assumptions set out below.

Fair value represents the amount at which a financial instrument could be exchanged in an arm's length transaction between willing parties under no compulsion to act and is best evidenced by a quoted market price. If no quoted market prices are available, the fair values presented are estimates derived using present value or other valuation techniques and may not be indicative of the net realizable value.

The fair values disclosed exclude the values of assets and liabilities that are not considered financial instruments such as land, buildings, equipment and furniture and other. Due to the judgement used in applying a wide range of acceptable valuation techniques and estimations in calculating fair value amounts, fair values are not necessarily comparable among financial institutions. The calculation of estimated fair values is based on market conditions at a specific point in time and may not be reflective of future fair values.

                                              2002                   2001
                                      -------------------    -------------------
                                      Carrying     Fair      Carrying     Fair
                                      value        value     value        value
                                      --------    -------    --------    -------
ASSETS
   Cash resources                       6,864       6,864      5,832       5,832
   Securities                          19,967      19,957     17,872      17,845
   Loans                               40,812      41,166     44,392      45,001
   Other assets                         6,968       6,968      7,870       7,870
                                       ------      ------     ------      ------
Total                                  74,611      74,955     75,966      76,548
                                       ======      ======     ======      ======
LIABILITIES
   Deposits                            51,690      52,175     51,436      52,132
   Other liabilities                   16,942      16,942     18,280      18,280
   Subordinated debentures              1,592       1,697      1,647       1,727
                                       ------      ------     ------      ------
Total                                  70,224      70,814     71,363      72,139
                                       ======      ======     ======      ======

VALUATION METHODS AND ASSUMPTIONS

CASH RESOURCES, OTHER ASSETS AND OTHER LIABILITIES Due to their short-term maturity, the fair value of these financial instruments is assumed to be equal to their carrying value.

SECURITIES The fair value of securities is presented in Note 4 to the consolidated financial statements. It is based on quoted market prices. If quoted market prices are not available, fair value is estimated using the quoted market prices of similar securities.

LOANS The fair value of floating-rate loans is assumed to be equal to their carrying value. The fair value of other loans is estimated using a discounted cash flow calculation that uses market interest rates currently charged for similar new loans as at the balance sheet date applied to expected maturity amounts (adjusted for any prepayments).

DEPOSITS The fair value of fixed-rate deposits is determined by discounting the contractual cash flows, using market interest rates currently offered for deposits with the same remaining terms to maturity. The fair value of deposits with no stated maturity is assumed to be equal to their carrying value.

SUBORDINATED DEBENTURES The fair value of subordinated debentures is determined by discounting the contractual cash flows, using market interest rates currently offered for similar financial instruments with the same remaining terms to maturity.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     23. IMPAIRMENT CHARGE

Given the significant decline in the market value of the common shares of COGNICASE INC., the Bank carried out a valuation of the carrying value of its investment in COGNICASE INC. Based on the best estimate of the value of the investment in COGNICASE INC., an impairment charge of $137 million was recorded during 2002 in the Consolidated Statement of Income under "Other income".

     24. RELATED PARTY TRANSACTIONS

The Bank grants loans to its directors and officers under various conditions. Total outstanding loans of this type amounted to:

                                                 2002                    2001
                                                 ----                    ----
Mortgage loans                                      6                       5
Other loans                                       144                     107

Loans to directors are granted under market conditions for similar risks. Residential mortgage loans to officers are granted at the market rate divided by 3 for the first $50,000 and the lesser of the market rate divided by 3 or the market rate less 5% for the remainder. Other loans granted to officers are chiefly personal lines of credit bearing interest at the Bank's prime rate divided by 2 for the first $10,000 to $20,000, and the lesser of prime minus 3% or prime divided by 2 for the remainder, up to an aggregate maximum of 50% of the officer's salary.

     25. SEGMENT DISCLOSURES

The Bank carries out its activities in three reportable segments described hereinafter, the other operating segments being grouped together for presentation purposes. Each reportable segment is distinguished by the services offered, the type of client and the marketing strategies. The following summary briefly describes the operations included in each of the Bank's reportable segments.

PERSONAL BANKING AND WEALTH MANAGEMENT This segment comprises the branch network, intermediary services, full-service retail brokerage, discount brokerage, mutual funds, trust services, credit cards and insurance.

COMMERCIAL BANKING This segment includes commercial banking services in Canada as well as real estate.

FINANCIAL MARKETS, TREASURY AND INVESTMENT BANKING This segment consists of corporate financing and lending, treasury operations which include asset and liability management, corporate brokerage and portfolio management.

OTHER This heading comprises securitization operations, gains on the sale of operations, the impairment charge for an investment, certain non-recurring items, discontinued operations and the unallocated portion of centralized service units.

The accounting policies of the reportable segments are the same as those described in the note on accounting policies, with the exception of net interest income, other income and income taxes which are presented on a taxable equivalent basis. Taxable equivalent basis is a calculation method that consists in grossing up the tax-exempt income earned on certain securities by the amount of income tax that otherwise would have been payable. Head office expenses are recorded under segment results. The provision for credit losses for the segments is determined based on expected losses, which are established through statistical analysis. The difference between actual losses and expected losses is recorded under the "Other" heading. The Bank assesses performance based on income before goodwill charges. Intersegment revenues are recorded at the exchange amount. Segment assets are average assets directly used in segment operations.

NATIONAL BANK OF CANADA                                                2001-2002

CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     25. SEGMENT DISCLOSURES (CONT.)

RESULTS BY BUSINESS SEGMENT

                                                                        Financial Markets,
                               Personal Banking                           Treasury and
                                  and Wealth          Commercial           Investment
                                  Management            Banking             Banking                Other                 Total
                               ----------------    ----------------    ------------------    -----------------     ----------------
                                2002      2001      2002      2001       2002      2001       2002       2001       2002      2001
                               ------    ------    ------    ------     ------    ------     ------     ------     ------    ------
Net interest income(1)          1,001       977       279       288        320       229       (127)      (105)     1,473     1,389
Other income(1)                   933       934       146       144        541       506         21        274      1,641     1,858
                               ------    ------    ------    ------     ------    ------     ------     ------     ------    ------
Total revenues                  1,934     1,911       425       432        861       735       (106)       169      3,114     3,247
Operating expenses              1,452     1,420       153       152        431       366          4         51      2,040     1,989
                               ------    ------    ------    ------     ------    ------     ------     ------     ------    ------
Contribution                      482       491       272       280        430       369       (110)       118      1,074     1,258
Provision for credit losses        97        98        83        88         31        32        279        (13)       490       205
                               ------    ------    ------    ------     ------    ------     ------     ------     ------    ------
Income before income taxes,
   non-controlling interest,
   discontinued operations
   and goodwill charges           385       393       189       192        399       337       (389)       131        584     1,053

Income taxes(1)                   139       149        70        73        146       130       (119)        46        236       398
Non-controlling interest           --        --        --        --          3         3         27         25         30        28
                               ------    ------    ------    ------     ------    ------     ------     ------     ------    ------
Income before discontinued
   operations and goodwill
   charges                        246       244       119       119        250       204       (297)        60        318       627
Discontinued operations            --        --        --        --         --        --        111        (45)       111       (45)
                               ------    ------    ------    ------     ------    ------     ------     ------     ------    ------
Income before goodwill
   charges                        246       244       119       119        250       204       (186)        15        429       582
                               ======    ======    ======    ======     ======    ======     ======     ======     ======    ======
Average assets                 27,945    27,451    11,135    11,550     37,094    36,448     (6,882)    (6,252)    69,292    69,197

----------
(1) Net interest income was grossed up by $29 million (2001: $51 million) and other income by $57 million (2001: $69 million) in order to present them on a taxable equivalent basis. An equal amount was added to income taxes.


RESULTS BY GEOGRAPHIC SEGMENT Total revenues are attributed to countries where the client conducts its business. More than 94% of revenues are concentrated in Canada.

     26. DISCONTINUED OPERATIONS

LENDING OPERATIONS IN THE UNITED STATES On January 15, 2002, the Bank finalized the sale of its asset-based lending operations in the United States to PNC Financial Services Group. This transaction generated a gain of $79 million, net of restructuring costs, and net of income taxes of $62 million. Moreover, $41 million of the general allowance for credit risk, less income taxes of $24 million, was reversed under "Discontinued operations". Taking into account the results of these operations, the total contribution from discontinued operations was $111 million, less income taxes of $82 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     26. DISCONTINUED OPERATIONS (CONT.)

The results for discontinued operations were as follows:

                                                              2002         2001
                                                              ----         ----
Interest income                                                 52          299
Interest expense                                                24          197
                                                              ----         ----
Net interest income                                             28          102
Other income                                                   167           27
                                                              ----         ----
Total revenues                                                 195          129
Operating expenses                                              53           79
                                                              ----         ----
Contribution                                                   142           50
Provision for credit losses                                    (51)         120
                                                              ----         ----
Income (loss) before income taxes and goodwill charges         193          (70)
Income tax expense (benefit)                                    82          (27)
                                                              ----         ----
Income before goodwill charges                                 111          (43)
Goodwill charges                                                --            2
                                                              ----         ----
Net income (loss)                                              111          (45)

A total of $2.5 billion of asset-based loans were sold on January 15. The remainder of the loans included in the agreement, representing $313 million as at October 31, 2002, is shown on the balance sheet under the heading "Assets held for disposal". They constitute the asset-based loans covered by an 18-month servicing agreement with PNC Financial Services Group.

     27. ACQUISITIONS

A) Putnam Lovell Group Inc.

On June 19, 2002, the Bank finalized its acquisition of U.S.-based investment bank Putnam Lovell Group Inc. (Putnam Lovell), which in future will operate under the name Putnam Lovell NBF.

Putnam Lovell is a premier investment boutique with a global practice in mergers and acquisitions, structured finance, equity research, equity sales and trading and private equity, all focused on the financial services industry.

The aggregate consideration paid at closing amounted to $27 million and consisted of 807,294 common shares of the Bank valued at $26 million plus a cash payment of $1 million. The value of the common shares issued was established on the basis of the average closing price of Bank shares in the days preceding June 18, 2002, the date on which the number of shares was determined. Furthermore, as part of the acquisition, the Bank issued 191,598 common shares valued at $6 million as compensation to a third party. The $68 million excess of the purchase price over the fair value of the net liabilities assumed was allocated entirely to goodwill.

An additional amount in the form of 476,119 common shares of the Bank valued at $15 million will be paid in 2004, contingent upon certain profitability targets being met and if applicable, will be added to goodwill.

The results of Putnam Lovell have been recorded in the Consolidated Statement of Income as of its acquisition date, namely, June 19, 2002.

B) Altamira Investment Services Inc.

On August 12, 2002, the Bank concluded the acquisition of Altamira Investment Services Inc. (Altamira), a manager and distributor of mutual funds.

The purchase price of $263 million consisted of $254 million in cash and 270,671 common shares of the Bank valued at $9 million.

NATIONAL BANK OF CANADA                                                2001-2002

CONSOLIDATED FINANCIAL STATEMENTS



NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     27. ACQUISITIONS (CONT.)

The tangible assets acquired amounted to $48 million while the liabilities assumed amounted to $264 million and consisted primarily of Altamira debt. The excess of the purchase price over the estimated fair value of the net liabilities assumed was $479 million. Of this amount, $171 million of the excess of the purchase price was allocated to Altamira management contracts and the Altamira trademark as intangible assets, and the remaining $308 million was allocated to goodwill. The intangible assets acquired have an indefinite useful life and will not be amortized. The results of Altamira have been recorded in the Consolidated Statement of Income as of its acquisition date, namely, August 12, 2002.

     28. COMPARISON WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA

GENERAL ALLOWANCE FOR CREDIT RISK In 1998, in accordance with the guidance provided by the Superintendent, the Bank increased its general allowance for credit risk by $300 million and applied this one-time adjustment to retained earnings. This adjustment was not in compliance with Canadian GAAP. In 2001, after evaluating the adequacy of the general allowance for credit risk in accordance with Canadian GAAP, the general allowance was raised to $403 million. During 2002, following the sale of its asset-based lending operations in the United States, the Bank reversed an amount of $65 million under "Discontinued operations" ($41 million net of income taxes), representing the portion of the general allowance related to its asset-based lending portfolio in the United States. Following an evaluation of the adequacy of the general allowance for credit risk as at January 31, 2002, the Bank established the allowance at $435 million. Since January 31, 2002, the general allowance for credit risk has complied with Canadian GAAP and the accounting treatment prescribed by the Superintendent.

Had the Bank followed Canadian GAAP during the year, net income would have decreased by $57 million (2001: $126 million), the provision for credit losses would have increased by $97 million (2001: $203 million, including $44 million attributed to discontinued operations), income taxes would have decreased by $40 million (2001: $77 million, including $17 million attributed to discontinued operations), and basic and diluted net income per common share would have decreased by $0.31 and $0.30 respectively (2001: $0.66 basic and diluted).

There was no impact as at October 31, 2002 on the Consolidated Balance Sheet (2001: $97 million increase in loans, $40 million decrease in other assets and $57 million increase in retained earnings), on the Consolidated Statement of Changes in Shareholders' Equity (2001: $57 million increase) nor on the book value of common shares (2001: $0.30 increase).

Furthermore, had the Bank followed Canadian GAAP during the year, return on common shareholders' equity before goodwill charges would have decreased by 1.61% (2001: 4.26%).

     29. COMPARISON WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

The consolidated financial statements of the Bank are prepared in accordance with Canadian GAAP, other than the accounting for the general allowance for credit risk which is in accordance with the accounting treatment of the Superintendent described in Note 28. For the Bank, Canadian GAAP is, in all material respects, in accordance with U.S. GAAP, except for the following:

NET INCOME                                                 2002           2001
----------                                                ------         ------
REPORTED NET INCOME                                          429            563
Charge for other-than-temporary impairment                   134           (134)
General allowance for credit losses                          (97)          (203)
Sale of premises                                              (2)            (2)
Amortization of goodwill                                      --             (1)
Loan securitization                                           (7)            (5)
Derivatives and hedging activities                            38             61
Redemption of a debenture                                     --            (45)
Income tax effect on above items                               5             99
                                                           -----          -----
NET INCOME PER U.S. GAAP                                     500            333
                                                           -----          -----
NET INCOME PER COMMON SHARE, BASIC - U.S. GAAP             $2.57          $1.57
NET INCOME PER COMMON SHARE, DILUTED - U.S. GAAP           $2.55          $1.56

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     29. COMPARISON WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES (CONT.)

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME                      2002    2001
----------------------------------------------                      ----    ----
NET INCOME PER U.S. GAAP                                             500     333
Other comprehensive income
   Change in unrealized gains and losses on securities
      available for sale, net of income taxes of ($44) (2001: $19)   (69)     31
   Change in gains and losses on derivatives
      designated as cash flow hedges,
      net of income taxes of ($2) (2001: $82)                         31     134
   Minimum pension liability adjustment, net
      of income taxes of ($3)                                         (5)     --
   Change in unrealized foreign exchange gains
      and losses, net of income taxes of $7 (2001: ($12))             (2)      8
                                                                    ----    ----
COMPREHENSIVE INCOME                                                 455     506
                                                                    ====    ====

CONSOLIDATED CONDENSED BALANCE SHEET                  2002                                 2001
------------------------------------  ----------------------------------   ----------------------------------
                                         As       Increase                    As       Increase
                                      reported   (decrease)    U.S. GAAP   reported   (decrease)    U.S. GAAP
                                      --------   ----------    ---------   --------   ----------    ---------
ASSETS
   Cash resources                       6,864          --         6,864      5,832          --         5,832
   Investment account securities        6,712         (25)        6,687      6,802         (36)        6,766
   Trading account securities          13,179          --        13,179     10,992          --        10,992
   Loan substitutes                        76          --            76         78          --            78
   Loans                               40,812       2,173        42,985     44,392       2,547        46,939
   Premises and equipment                 255          84           339        250          90           340
   Goodwill                               661          22           683        305          22           327
   Other assets                         6,052         741         6,793      7,315         790         8,105
                                       ------      ------        ------     ------      ------        ------
Total assets                           74,611       2,995        77,606     75,966       3,413        79,379
                                       ======      ======        ======     ======      ======        ======
LIABILITIES
   Deposits                            51,690       2,246        53,936     51,436       2,525        53,961
   Other liabilities                   16,942         520        17,462     18,280         687        18,967
   Subordinated debentures              1,592          --         1,592      1,647          --         1,647
   Non-controlling interest               486          --           486        487          --           487
                                       ------      ------        ------     ------      ------        ------
Total liabilities                      70,710       2,766        73,476     71,850       3,212        75,062
                                       ------      ------        ------     ------      ------        ------
SHAREHOLDERS' EQUITY
   Preferred shares                       300          --           300        492          --           492
   Common shares                        1,639          24         1,663      1,668          24         1,692
   Retained earnings                    1,962          34         1,996      1,956         (39)        1,917
   Accumulated other comprehensive
      income                               --         171           171         --         216           216
                                       ------      ------        ------     ------      ------        ------
Total shareholders' equity              3,901         229         4,130      4,116         201         4,317
                                       ------      ------        ------     ------      ------        ------
TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                74,611       2,995        77,606     75,966       3,413        79,379
                                       ======      ======        ======     ======      ======        ======

NATIONAL BANK OF CANADA                                                2001-2002

CONSOLIDATED FINANCIAL STATEMENTS


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)

     29. COMPARISON WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES (cont.)

IMPAIRMENT CHARGE According to Canadian GAAP, unless compelling evidence is provided to indicate otherwise, a decrease in the value of an investment is considered an other-than-temporary impairment when the carrying value exceeds the market value for a prolonged period. The factors indicative of an impairment that is other than temporary under Canadian GAAP differ from those in the United States insofar as concerns the period during which the carrying value may exceed the market value before it must be concluded that the decrease in value is an other-than-temporary impairment. In comparison to Canadian GAAP, the period in the United States is significantly shorter. Lastly, according to U.S. GAAP, when there has been a loss in value of an investment that is other than a temporary decline, the investment should be written down to fair value, based on market prices.

INVESTMENT ACCOUNT SECURITIES According to U.S. GAAP, investment account securities are separated into two categories: securities available for sale (reported in the Consolidated Balance Sheet at fair value) and securities held to maturity (reported in the Consolidated Balance Sheet at their unamortized cost). Unrealized gains and losses on securities available for sale are presented separately in "Accumulated other comprehensive income" under shareholders' equity, while the change in unrealized gains and losses, net of income taxes, is recorded in the Consolidated Statement of Comprehensive Income. Under U.S. GAAP, the Bank records virtually all of the investment account securities in the available for sale category.

GENERAL ALLOWANCE FOR CREDIT RISK In 1998, in accordance with the guidance provided by the Superintendent, the Bank increased its general allowance for credit risk by $300 million and applied this one-time adjustment to retained earnings. This adjustment did not comply with Canadian or U.S. GAAP. In 2001, the Bank increased the portion of its general allowance for credit risk in accordance with U.S. GAAP by $203 million. During the first quarter of 2002, following the sale of its asset-based lending operations in the United States, the Bank reversed an amount of $65 million under "Discontinued operations", representing the portion of the general allowance related to its asset-based lending portfolio in the United States. Following an evaluation of the adequacy of the general allowance for credit risk as at January 31, 2002, the Bank established the allowance at $435 million. Since January 31, 2002, the general allowance for credit risk has complied with Canadian and U.S. GAAP. Had the Bank followed U.S. GAAP during the year, net income would have decreased by $57 million (2001: $126 million), the provision for credit losses would have increased by $97 million (2001: $203 million, including $44 million attributed to discontinued operations) and income taxes would have decreased by $40 million (2001: $77 million, including $17 million attributed to discontinued operations). The adjustment had no impact as at October 31, 2002 on the Consolidated Balance Sheet (2001: a $97 million increase in loans, a decrease of $40 million in other assets and a $57 million increase in retained earnings).

SALE OF PREMISES Under Canadian GAAP, the leases related to the head office building were accounted for as a sales-type lease followed by an operating lease as a lessee. Under U.S. GAAP (SFAS No. 98, entitled "Accounting for Leases"), in order to be accounted for as a sales-type lease, title must be transferred by the end of the lease term; otherwise, the leases must be accounted for as operating leases.

AMORTIZATION OF GOODWILL In 1999, the value of the shares issued by the Bank in order to acquire First Marathon Inc. was based on the market price of the shares over a reasonable period of time before and after the acquisition date, according to Canadian GAAP prior to July 1, 2002. According to U.S. GAAP, the value of shares would have been based on the market price of the shares over a reasonable period of time before and after the date the terms of the acquisition were agreed to and announced. Had the Bank followed U.S. GAAP, goodwill and the amount of common shares would have increased.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Year ended October 31
(millions of dollars)


     29. COMPARISON WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES (cont.)

LOAN SECURITIZATION     A new Canadian GAAP standard became effective for loan
securitization transactions carried out as of July 1, 2001, substantially harmonizing the Canadian accounting treatment with that required under U.S. GAAP. However, certain differences remain with respect to transactions entered into before July 1, 2001 and the conditions under which special purpose entities ("SPEs") require consolidation. Under Canadian GAAP, SPEs are consolidated only when the Bank is deemed to control these SPEs and retains virtually all residual risks and rewards of the SPEs. U.S. GAAP requires that SPEs be consolidated unless they receive a substantial investment from an independent third party or their activities are sufficiently limited. Certain SPEs with which the Bank has entered into loan securitization transactions would require consolidation under U.S. GAAP.

DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES Under     Canadian GAAP,
derivatives used in sales or trading activities are recorded on the Consolidated Balance Sheet at fair value while other derivatives are recorded at cost. Under the U.S. standard (SFAS No. 133, entitled "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 138), the Bank is required to measure all derivatives at fair value and to recognize them on the Consolidated Balance Sheet as an asset or liability. The U.S. standard contains specific guidance regarding the documentation and designation of derivatives so that they can be recorded as hedging instruments, the limits of hedging strategies and the measurement of hedge ineffectiveness. Derivatives that cannot be recorded as hedging instruments are recorded at fair value, and changes in fair value are recorded in income. Changes in the fair value of derivatives designated as fair value hedges are recorded in income and are generally offset by changes in the fair value of the hedged items. With respect to derivatives used for cash flow hedge transactions, changes in fair value are recorded as a separate item in the Consolidated Statement of Comprehensive Income until the hedged items are recognized in income. The ineffective portion of hedging relationships is recognized in income on a quarterly basis.

REDEMPTION OF A DEBENTURE     In 2001, the Bank redeemed the $20 million
subordinated debenture convertible into common shares for a cash consideration of $65 million. In accordance with Canadian GAAP, the difference between the amount paid and the carrying value was charged, net of income taxes, to retained earnings. Under U.S. GAAP (SFAS No. 4, entitled "Reporting Gains and Losses from Extinguishment of Debt"), the loss from redeeming the debentures must be charged to income.

MINIMUM PENSION LIABILITY     Under U.S. GAAP (SFAS No. 87, entitled "Employers'
Accounting for Pensions"), if the accrued benefit obligation, without salary projections, exceeds the fair value of the pension plan, a liability (minimum pension liability) equivalent to the difference must be recorded in the Consolidated Balance Sheet. Recognition of an additional liability is required in the event that the accumulated benefit obligation, without salary projections, exceeds the fair value of the pension plan, and net accrued benefit assets are recognized in the Consolidated Balance Sheet. If an additional minimum liability is recognized, an equal amount shall be recognized as an intangible asset, provided that the asset recognized does not exceed the amount of unrecognized prior service cost. If an additional liability required to be recognized exceeds unrecognized prior service cost, the excess shall be reported under other comprehensive income, net of income taxes.

NATIONAL BANK OF CANADA                                                2001-2002
                       CONSOLIDATED FINANCIAL STATEMENTS

STATISTICAL REVIEW
As at October 31

                                2002      2001       2000      1999      1998       1997(8)   1996(7)     1995      1994      1993
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
BALANCE SHEET DATA
(millions of dollars)
Cash resources                $ 6,864   $ 5,832    $ 5,655   $ 3,561   $ 4,852      $ 4,476   $ 3,528   $ 5,174   $ 3,765   $ 3,204
Securities                     19,967    17,872     16,835    16,932    15,439(6)    10,010     8,414     7,285     6,071     5,985
Loans                          40,812    44,392     46,739    43,891    45,507(6)    47,259    37,935    33,795    32,226    30,692
Customers' liability
   under acceptances            2,988     3,593      3,640     2,962     2,658        2,273     1,725     1,293     1,255     1,081
Premises and equipment
   and other assets             3,980     4,277      2,958     2,455     2,207        2,217     1,532     1,366     1,457     1,772
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
Total assets                  $74,611   $75,966    $75,827   $69,801   $70,663      $66,235   $53,134   $48,913   $44,774   $42,734
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
Deposits                      $51,690   $51,436    $50,473   $49,984   $48,026      $43,270   $40,125   $40,424   $36,850   $35,113
Other liabilities              17,428    18,767     20,165    15,481    18,976       19,136     9,494     4,895     4,253     4,476
Long-term debt floating-
   capital notes                   --        --         --        --        --           --        --       106       113       137
Subordinated debentures         1,592     1,647      1,361     1,035       966        1,069     1,016     1,177     1,241     1,037
Capital stock
   Preferred                      300       492        492       317       317          376       376       376       532       426
   Common                       1,639     1,668      1,653     1,641     1,327        1,309     1,268     1,234     1,207     1,083
Retained earnings               1,962     1,956      1,683     1,343     1,051        1,075       855       701       578       462
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
Total liabilities and
   shareholders' equity       $74,611   $75,966    $75,827   $69,801   $70,663      $66,235   $53,134   $48,913   $44,774   $42,734
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
Average assets                $69,292   $69,197    $73,807   $69,387   $65,873      $55,685   $49,239   $47,582   $43,160   $39,657
Average capital funds(1)        5,249     5,020      4,660     3,512     3,886        3,744     3,511     3,620     3,230     2,871
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
INCOME STATEMENT DATA
(millions of dollars)
Net interest income           $ 1,444   $ 1,338    $ 1,190   $ 1,187   $ 1,209      $ 1,235   $ 1,136   $ 1,170   $ 1,081   $   996
Other income                    1,584     1,789      1,878     1,232     1,108        1,030       970       712       719       635
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
TOTAL REVENUES                $ 3,028   $ 3,127    $ 3,068   $ 2,419   $ 2,317      $ 2,265   $ 2,106   $ 1,882   $ 1,800   $ 1,631
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
Provision for credit losses       490       205        184       170       147          280       235       255       275       325
Operating expenses              2,040     1,989      2,120     1,615     1,535        1,451     1,402     1,219     1,158     1,036
Income taxes                      150       278        239       213       239          209       130       146       131        81
Non-controlling interest           30        28         26        32        31           16        10         7         9         8
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
INCOME BEFORE DISCONTINUED
   OPERATIONS AND GOODWILL
   CHARGES                        318       627        499       389       365          309       329       255       227       181
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
Discontinued operations           111       (45)        29        36        24           42        --        --        --        --
Goodwill charges                   --        19         19         8        73            9        11        10        10         6
                              -------   -------    -------   -------   -------      -------   -------   -------   -------   -------
NET INCOME                    $   429   $   563    $   509   $   417   $   316      $   342   $   318   $   245   $   217   $   175
                              =======   =======    =======   =======   =======      =======   =======   =======   =======   =======

STATISTICAL REVIEW
As at October 31

                                 2002      2001      2000      1999      1998    1997(8)   1996(7)     1995      1994      1993
                               -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
STOCK DATA
Number of common shares
(thousands)                    182,596   190,331   189,474   188,729   171,616   170,461   167,151   163,963   160,976   148,474
Shareholders of record          28,549    29,766    30,795    32,048    32,902    34,433    36,549    39,053    41,974    46,121
Income before goodwill
   charges per share, basic    $  2.18   $  2.88   $  2.65   $  2.28   $  2.12   $  1.92   $  1.82   $  1.32   $  1.18   $  1.05
Net income per share, basic    $  2.18   $  2.78   $  2.54   $  2.24   $  1.69   $  1.86   $  1.76   $  1.26   $  1.12   $  1.01
Dividend per share             $  0.93   $  0.82   $  0.75   $  0.70   $  0.66   $ 0.575   $  0.49   $  0.40   $  0.40   $  0.40
Stock trading range
   High                        $ 34.93   $ 31.00   $ 25.25   $ 26.20   $ 31.25   $ 20.30   $ 13.90   $ 11.88   $ 11.63   $ 10.75
   Low                         $ 24.70   $ 23.00   $ 16.40   $ 17.15   $ 20.10   $ 13.20   $ 10.38   $  8.63   $  8.25   $  7.25
   Close                       $ 29.39   $ 24.25   $ 24.95   $ 17.90   $ 23.05   $ 20.15   $ 13.00   $ 11.00   $  9.38   $ 10.50
Book value                     $ 19.72   $ 19.04   $ 17.60   $ 15.81   $ 13.86   $ 13.99   $ 12.70   $ 11.88   $ 11.09   $ 10.41
Dividends on preferred shares
   Series 5                         --        --        --        --    3.9531    3.3670    4.8235    5.9462    4.4495    4.6618
   Series 7                         --        --        --        --    1.0306    0.8777    1.2576    1.5503    1.1601    1.2154
   Series 8                         --        --        --        --    0.9883    0.8417    1.2059    1.4865    1.1125    1.1655
   Series 10                        --    2.1875    2.1875    2.1875    2.1875    2.1875    2.1875    2.1875    2.1875    2.1875
   Series 11                    0.5000    2.0000    2.0000    2.0000    2.0000    2.0000    2.0000    2.0000    2.0000    2.0000
   Series 12                    1.6250    1.6250    1.6250    1.6250    1.6250    1.6250    1.6250    1.6250    1.0562        --
   Series 13                    1.6000    1.6000    0.5447        --        --        --        --        --        --        --
                               -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
FINANCIAL RATIOS
Return on common shareholders'
   equity before goodwill
   charges                        11.3%     16.0%     16.0%     15.5%     14.6%     14.5%     15.1%     11.5%     11.1%     10.3%
Return on average assets          0.62%     0.80%     0.73%     0.62%     0.51%     0.62%     0.64%     0.51%     0.50%     0.44%
Return on average capital
   funds                           9.5%     12.5%     12.4%     13.2%      9.3%     10.5%     10.6%      8.3%      7.9%      7.3%(3)
Capital ratios - BIS
   Tier 1                          9.6%      9.6%      8.7%      7.7%      7.7%      8.1%      6.9%      6.8%      6.9%      6.2%(3)
   Total                          13.6%     13.1%     11.4%     11.0%(5)  10.7%     11.3%     10.2%(2)  10.4%     11.1%      9.6%(3)
                               -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
OTHER INFORMATION
Impaired loans
(millions of dollars)          $    246  $   591   $   544   $   543   $   547   $   497   $   506   $   611   $   744   $   935
Number of Bank employees(4)
   In Canada                     11,287   11,676    11,050    11,744    11,641    11,245    11,022    10,249    10,423    11,822
   Outside Canada                   155      351       407       431       400       406       380       371       323       327
National Bank Financial &
   Co. Inc.                       3,147    2,294     2,419     2,489     1,895     1,676     1,425     1,578     1,481     1,398
Branches in Canada                  530      546       586       649       646       641       632       629       641       650
Banking machines                    823      834       802       761       744       738       712       624       551       496
                               -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

----------
(1) Average capital funds include common shareholders' equity, redeemable preferred shares and subordinated debentures.
(2) Taking into account the issuance of $150 million in subordinated debentures on November 1, 1996
(3) Taking into account the redemption of $100 million in subordinated debentures through the issuance of common shares as at November 1, 1993
(4) The number of employees is provided on a full-time equivalent basis. This basis was changed in 1996.
(5) Taking into account the issuance of US $250 million in subordinated debentures on November 2, 1999
(6) The securities figures were restated to include mortgage-backed securities held by the Bank. Figures prior to fiscal 1998 have not been restated.
(7) Figures prior to 1996 have not been restated to reflect the fact that gains and losses on securities previously recorded under "Interest income" were reclassified as "Other income" as they could not be obtained through reasonable effort.
(8) Figures prior to 1997 have not been restated to reflect the impact of activities that were discontinued in 2001.

NATIONAL BANK OF CANADA                                                2001-2002

CONSOLIDATED FINANCIAL STATEMENTS



SUBSIDIARIES

                                                                       PERCENTAGE OF
                                                                         VOTING AND         INVESTMENT
                                            PRINCIPAL                  PARTICIPATING          AT COST
NAME                                        OFFICE ADDRESS                 SHARES      (millions of dollars)
----                                        -----------------------    -------------    --------------------
National Bank Group Inc.                    Montreal, Canada                100%                517
National Bank Financial & Co. Inc.          Montreal, Canada                100%                258
Natcan Insurance Company Limited            Christ Church, Barbados         100%                  1
Natcan Trust Company                        Montreal, Canada                100%                 55
National Bank Trust Inc.                    Montreal, Canada                100%                155
National Bank Life Insurance Company        Montreal, Canada                100%                 10
Services Financiers Banque Nationale Inc.   Montreal, Canada                100%                 --
National Bank Financial Services
   (Investments) Inc.                       Montreal, Canada                100%                 --
National Bank Securities Inc.               Montreal, Canada                100%                 --
Natcan Investment Management Inc.           Montreal, Canada                 75%                  9
National Bank Discount Brokerage Inc.       Montreal, Canada                100%                 11
Innocap Investment Management Inc.          Montreal, Canada                100%                  1
National Bank Financial Planning Inc.       Montreal, Canada                100%                 --
National Bank Realty Inc.                   Montreal, Canada                100%                  6
Monexcor Inc.                               Montreal, Canada                100%                 --
FMI Acquisition Holding Inc.                Montreal, Canada                100%                 25
FMI Acquisition Inc.                        Montreal, Canada                100%                 97
NBC Financial (U.K.) Ltd.                   London, United Kingdom          100%                 48
Assurances generales Banque Nationale
   (Gestion) Inc.                           Montreal, Canada                 90%                 17
Altamira Investment Services Inc.           Toronto, Canada                 100%                263
Alter Moneta Corporation                    Longueuil, Canada                59%                 28
Natcan Holdings International Limited       Nassau, Bahamas                 100%                 35
National Bank of Canada
   (International) Limited                  Nassau, Bahamas                 100%                 --
Natcan Finance (Asia) Limited               Hong Kong, China                100%                  8
NB Capital Corporation                      New York, United States         100%                286
NB Finance Ltd.                             Hamilton, Bermuda               100%                206
National Canada Finance LLC                 New York, United States         100%                867
National Canada Export Corporation          New York, United States         100%                 --
NatBC Holding Corporation                   Florida, United States          100%                 21
Natbank, National Association               Florida, United States          100%                 --
NBC Global Risk Management                  Houston, United States          100%                 --

                                           SUPPLEMENTARY INFORMATION

NATIONAL BANK OF CANADA                                                2001-2002

SUPPLEMENTARY INFORMATION



DIRECTORS

ANDRE BERARD                                   JEAN GAULIN
Chairman of the Board                          Corporate Director
National Bank of Canada                        San Antonio, Texas, United States
Ile-des-Soeurs, Verdun, Quebec
                                               PAUL GOBEIL
LAWRENCE S. BLOOMBERG                          Vice-Chairman of the Board
Advisor                                        Metro Inc.
National Bank Financial Inc.                   Ile-des-Soeurs, Verdun, Quebec
Toronto, Ontario
                                               SUZANNE LECLAIR
PIERRE BOURGIE                                 President,
President and                                  Chief Executive Officer and
Chief Executive Officer                        Chairwoman of the Board
Societe Financiere Bourgie Inc.                Transit Truck Bodies Inc.
Outremont, Quebec                              Ile-des-Soeurs, Verdun, Quebec

GERARD COULOMBE                                BERNARD LEMAIRE
Chairman of the Board and                      Chairman of the Board
Senior Partner                                 Cascades Inc.
Desjardins Ducharme Stein Monast               Kingsey Falls, Quebec
Sainte-Marthe, Quebec
                                               ROBERT PARIZEAU
FRANCOIS J. COUTU                              Chairman of the Board
President and                                  AON Parizeau Inc.
Chief Executive Officer                        Montreal, Quebec
The Jean Coutu Group (PJC) Inc.
Outremont, Quebec                              E.A. (DEE) PARKINSON-MARCOUX
                                               Consultant
BERNARD CYR                                    Southern Pacific Petroleum
President                                      Canmore, Alberta
Cyr Holding Inc.
Moncton, New Brunswick                         REAL RAYMOND
                                               President and
SHIRLEY A. DAWE                                Chief Executive Officer
President                                      National Bank of Canada
Shirley Dawe Associates Inc.                   Ile-des-Soeurs, Verdun, Quebec
Toronto, Ontario
                                               ROSEANN RUNTE
NICOLE DIAMOND-GELINAS                         President
Vice-President and                             Old Dominion University
General Manager                                Norfolk, Virginia, United States
Aspasie Inc.
Saint-Barnabe Nord, Quebec                     JEAN TURMEL
                                               President - Financial Markets,
JEAN DOUVILLE                                  Treasury and Investment Bank
Chairman of the Board                          National Bank of Canada
UAP Inc.                                       Outremont, Quebec
Ile-des-Soeurs, Verdun, Quebec
                                               DENNIS WOOD
MARCEL DUTIL                                   Chairman of the Board,
Chairman of the Board,                         President and
President and                                  Chief Executive Officer
Chief Executive Officer                        Dennis Wood Holdings Inc.
The Canam Manac Group Inc.                     Magog, Quebec
Outremont, Quebec

CORPORATE GOVERNANCE

The Bank believes that it is both essential and in the general interest of its shareholders, customers and employees to adopt sound corporate governance standards and practices. Directors oversee the management of the Bank with integrity and in the best interests of the Bank, with the objective of improving long-term shareholder value. The Management Proxy Circular of the Bank for the 2003 Annual Meeting of Shareholders describes the practices of the Bank with regard to corporate governance, which incorporate the guidelines of The Toronto Stock Exchange and contain a description of the committees of the Board, their mandates and their activities.

FUNCTIONS OF THE BOARD OF DIRECTORS The Board adopted a mandate describing the responsibilities that it assumes either directly or through its various committees. These functions include strategic planning, reviewing major risks for the Bank, succession planning, evaluating the performance of senior management as well as assessing the integrity of internal control systems and the presentation of financial information.

COMPOSITION OF THE BOARD As at October 31, 2002, the Board was composed of 20 directors. Through its Conduct Review and Corporate Governance Committee, the Board reviews from time to time the impact of its size and composition on its activities in order to maintain a balance between the competencies and experience of directors that is conducive to supporting the Bank's strategic orientations and needs in the future.

INDEPENDENCE OF THE BOARD AND ITS COMMITTEES The Board of the Bank designated the Conduct Review and Corporate Governance Committee to ensure the effectiveness and independence of the Board. As at October 31, 2002, five directors were "related" to the Bank in accordance with the definition of "unrelated director" in the guidelines of The Toronto Stock Exchange(1). On that date, seven of the 20 directors were "affiliated with the Bank" as defined in the Bank Act (2). In both cases, the Bank complies with the provisions of the Bank Act and the guidelines of The Toronto Stock Exchange. Moreover, all the committees of the Board are composed of outside directors. Only one related director sits on a committee of the Board, namely, the Human Resources Committee.

To increase the independence of the Board in relation to management, outside directors meet from time to time during in camera sessions chaired by the Chair of the Conduct Review and Corporate Governance Committee.

INFORMATION The effective functioning of the Board and its committees depends on the quality of the information that directors receive and the quality of solutions recommended. The officers and directors of the Bank work together and share relevant information enabling them to make informed decisions that are in the best interests of the Bank, its shareholders, customers and partners. After each committee meeting, the chair of the committee in question reports to the Board on the activities of the committee.

COMMUNICATION The Board establishes mechanisms to ensure effective communication between the Bank, its shareholders, customers, financial analysts, the media and the public. The Board favours transparency in the communication of information to all shareholders, customers and the public at large. The Bank's quarterly reports and the related conference calls are broadcast in real time on the Bank's website (www.nbc.ca). Customer complaints that cannot be resolved through the administrative procedures in effect at the Bank are handled by the Bank's Ombudsman.

(1) An "unrelated director" is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding.

(2) A director "affiliated with the Bank" is a director who is an officer or employee of the Bank or of a corporation controlled by the Bank or a person who, directly or through companies with whom such person is affiliated, maintains significant relationships with the Bank covering a range of business or shareholding situations, as well as the spouse of such person.

NATIONAL BANK OF CANADA                                                2001-2002

SUPPLEMENTARY INFORMATION



OFFICERS

EXECUTIVE COMMITTEE                          OFFICERS OF SUBSIDIARIES

REAL RAYMOND                                 YVES G. BRETON
President and Chief Executive Officer        President, National Bank
                                             Discount Brokerage Inc.
JEAN TURMEL
President - Financial Markets,               PIERRE DESBIENS
Treasury and Investment Bank                 President and Chief Executive Officer
                                             National Bank Life Insurance, and
G.F. KYM ANTHONY                             President and Chief Executive Officer
President and Chief Executive Officer        National Bank Trust Inc.
National Bank Financial Inc.
                                             CHARLES GUAY
PATRICIA CURADEAU-GROU                       President and Chief Operating Officer
Senior Vice-President                        National Bank Securities Inc.
Risk Management
                                             CHRISTOPHER J. HODGSON
GISELE DESROCHERS                            President and Chief Executive Officer
Senior Vice-President                        Altamira Investment Services Inc.
Human Resources and Operations
                                             MARC KNUEPP
JEAN HOUDE                                   Chief Financial Officer
Senior Vice-President                        Altamira Investment Services Inc.
Corporate Affairs
                                             LUC PAIEMENT
MICHEL LABONTE                               President - Individual Investor Services
Senior Vice-President                        National Bank Financial Inc.
Finance and Technology
                                             SAM REDA
MICHEL LOZEAU                                President and Chief Operating Officer
Senior Vice-President                        Natcan Investment Management Inc.
E-Commerce
                                             W. DAVID WOOD
TONY METI                                    Executive Vice-President and
Senior Vice-President                        Chief Administrative Officer
Commercial Banking and                       National Bank Financial Inc.
International

MICHEL TREMBLAY                              VICE-PRESIDENTS
Senior Vice-President
Personal Banking and                         DANA ADES
Wealth Management                            Special Loans

LOUIS VACHON                                 SANTO ALBORINO
Senior Vice-President                        Human Resources Operations
Treasury and Financial Markets
                                             JEAN-LUC ALIMONDO
                                             Europe/Middle East/Africa
SENIOR VICE-PRESIDENTS
                                             DANIEL ARPIN
OLIVIER LECAT                                National Accounts, Quebec
Internal Audit
                                             FRANCINE AUBERTIN
REJEAN LEVESQUE                              Project Office
Northern and Eastern Quebec
                                             RICHARD BARRIAULT
LUC PAPINEAU                                 Taxation
Wealth Management Advisory Services
                                             PIERRE BLAIS
DENIS PELLERIN                               Government Affairs
Operational and
Market Risk Management                       JEAN BLOUIN
                                             Credit and Investment Solutions
JEAN-CHARLES PETITCLERC
Information Technology                       ANDRE BOILEAU
                                             Lower St. Lawrence
OMBUDSMAN
                                             MICHEL BROUILLETTE
PIERRE DESROCHES                             Quebec Urban Community/Saguenay

                                             VINCENT BUTKIEWICZ
                                             Financial Markets and Derivatives

JEAN-PAUL CARON                              MICHELLE LEDUC
Corporate Affairs                            Retail Credit

LINDA CATY                                   BENOIT LORANGER
Corporate Secretary                          Alternative Networks

GILLES CHOQUET                               FRANCE MAFFEI
Monteregie and Central Quebec                Human Resources Interventions

RENE COLLETTE                                J. ARCHIE MARSHALL
Personal and Commercial Banking, Atlantic    Central, Southern and Western Ontario

SUZANNE COTE                                 ANDRE MONDOR
Legal Affairs                                Sales and Service Strategies

JEAN DAGENAIS                                RENAUD NADEAU
Chief Accountant                             Wealth Management and
                                             Specialized Networks
FRANCE DAVID
Treasury Operations                          JACQUES NAUD
                                             Laval/North Shore
YVAN DESROSIERS
Saguenay/Lac St-Jean                         MARTIN OUELLET
                                             Treasurer
LEVIS DOUCET
Montreal                                     PAUL-ANDRE PARADIS
                                             Montreal
PIERRE DUBREUIL
Specialized Products                         JACQUES PICHE
                                             International, Cuba, ICO
MICHEL FAUBERT
Operations Optimization                      PAOLO PIZZUTO
                                             West Island
LUC FREDETTE
Credit, Canada                               GERARD PROULX
                                             Laval/Northern and Western Quebec
MICHEL GENDRON
Montreal/Bank Tower                          ROLAND PROVOST
                                             Drummond/Bois-Francs/Mauricie
CLEMENT GIGNAC
Chief Economist                              NICOLE RONDOU
                                             Compliance
JACQUES GRANDMAISON
Ontario and Western Canada                   SYLVIE ROY
                                             Customer Relationship Centres
RUBINA HAVLIN
Electronic Payment Solutions                 LILI J. SHAIN
                                             National Accounts, Ontario
RICHARD HEBERT
South Shore                                  VINCENT SOFIA
                                             Asia
JACYNTHE HOTTE
Operational Risk                             JOHN W. SWENDSEN
                                             Western Canada and Energy
LYNN JEANNIOT
Marketing and Public Affairs                 MARC TAILLON
                                             Quebec City and Eastern Quebec
RAYMOND H. KEROACK
Laval/North Shore/Abitibi-Temiscamingue      PIERRE THERRIEN
                                             Private Banking, Quebec
PIERRETTE LACROIX
Market Risk                                  PETER D. THOMPSON
                                             Outaouais/Northern and Eastern Ontario
JEAN-PIERRE LAMBERT
Monteregie/Eastern Townships                 JIMMY VILLENEUVE
                                             Organizational Performance, Premises and
JACQUES LATENDRESSE                          Material Resources
Nassau
                                             KATHLEEN ZICAT
                                             Network Support

NATIONAL BANK OF CANADA                                                2001-2002

SUPPLEMENTARY INFORMATION



PRINCIPAL SUBSIDIARIES AND OFFICES ABROAD

SUBSIDIARIES

CANADA

National Bank Group Inc.       Assurances generales                National Bank Discount
600 de La Gauchetiere West     Banque Nationale (Gestion) Inc.     Brokerage Inc.
4th Floor                      1100 University, 11th Floor         1100 University, 7th Floor
Montreal, Quebec H3B 4L2       Montreal, Quebec H3B 2G7            Montreal, Quebec H3B 2G7

INVESTMENT DEALER              TRUST SERVICES                      National Bank Financial Services
National Bank Financial Inc.   National Bank Trust Inc.            (Investments) Inc.
1155 Metcalfe, 5th Floor       1100 University, 12th Floor         1100 University, 12th Floor
Montreal, Quebec H3B 4S9       Montreal, Quebec H3B 2G7            Montreal, Quebec H3B 2G7

PORTFOLIO MANAGEMENT           Natcan Trust Company                FINANCIAL PLANNING
Natcan Investment              600 de La Gauchetiere West          National Bank Financial
Management Inc.                4th Floor                           Planning Inc.
1100 University, 4th Floor     Montreal, Quebec H3B 4L2            1100 University
Montreal, Quebec H3B 2G7                                           Montreal, Quebec H3B 2G7
                               DISCOUNT BROKERAGE
EXPORT FINANCING               AND GROUP SAVINGS                   REAL ESTATE
NatExport, a division of       National Bank Securities Inc.       National Bank Realty Inc.
National Bank of Canada        1100 University, 8th Floor          600 de La Gauchetiere West
600 de La Gauchetiere West     Montreal, Quebec H3B 2G7            Montreal, Quebec H3B 4L2
5th Floor
Montreal, Quebec H3B 4L2       Altamira Investment Services Inc.
                               The Exchange Tower
INSURANCE                      130 King Street West, Suite 900
National Bank Life             Toronto, Ontario M5X 1K9
Insurance Company
1100 University, 12th Floor
Montreal, Quebec H3B 2G7


UNITED STATES                    BAHAMAS                            UNITED KINGDOM

Natbank, National Association    National Bank of Canada            NBC Financial (U.K.) Ltd.
4031 Oakwood Boulevard           (International) Limited            71 Fenchurch Street
Oakwood Plaza                    Goodman's Bay, Corporate Center    London, United Kingdom
Hollywood, FL 33020              West Bay Street, P.O. Box N3015    EC3M 4HD
                                 Nassau, Bahamas
Natbank, National Association
990 North Federal Highway                                           OFFICES ABROAD
Pompano Beach, FL 33064          BARBADOS

National Canada Finance LLC      Natcan Insurance                   EUROPE
125 West 55th Street             Company Limited
New York, NY 10019               The Business Center                REGIONAL AND
                                 Upton Road                         REPRESENTATIVE OFFICE
NB Capital Corporation           Christ Church, Barbados            123, avenue des Champs-Elysees
125 West 55th Street                                                75008 Paris, France
New York, NY 10019
                                 CHINA                              BRANCH
NBC Global Risk Management                                          71 Fenchurch Street, 11th Floor
700 Louisiana Street             NBC Trade Finance                  London, United Kingdom
Suite 3905                       7/F                                EC3M 4HD
Houston, Texas 77002             Citic Tower
                                 1 Tim Mei Avenue
                                 Central, Hong Kong

ANNUAL INFORMATION FORM

Portions of the Annual Information Form are disclosed in the following documents and are incorporated herein by reference:

o the annual report to shareholders for the fiscal year ended October 31, 2002 ("Annual Report"); and
o the Management Proxy Circular dated as at January 21, 2003 ("Circular").


                                                                                PAGE REFERENCE
-----------------------------------------------------------------------------------------------
                                                                                INCORPORATED BY
                                                                                REFERENCE FROM
                                                                                ---------------
                                                          ANNUAL
TABLE OF CONTENTS                                         REPORT                CIRCULAR
-----------------                                   ------------------------    ---------------
CORPORATE STRUCTURE
     o  Name and Incorporation                                         P 122
     o  Subsidiaries of the Bank
        (Intercorporate Relationships)                            P 114, 120
     o  Real Estate                                         N 7, P 91, P 122
     o  Number of Employees                                            P 113
     o  Designated Countries                                      T 12, P 63
                                                    ------------------------    ---------------
GENERAL DEVELOPMENT OF THE BUSINESS
     o  Five-Year History                                     P 66-69, P 122
     o  Significant Acquisitions and Disposition    N 26, P 106, N 27, P 107
     o  Trends                                           P 31, N 18, P 98-99
                                                    ------------------------    ---------------
DESCRIPTION OF BUSINESS
     o  Description of Business                                      P 20-30
        -  Main Products and Services                                P 20-30
        -  Competition                                               P 16-19
        -  Environmental Risk                                          P 122
        -  Risks Linked to Operations Abroad                      T 12, P 63
     o  Results by Segment                                   N 25, P 105-106
     o  Assets Under Administration/Management                     T 9, P 62
     o  Earning Assets Abroad                                    N 20, P 102
     o  Loans by Borrower Category                                T 10, P 62
     o  Personal, Business and Mortgage Loans                           P 78
     o  Impaired Loans                                 N 5, P 90, T 13, P 64
     o  Interest on Impaired Loans                                T 14, P 65
     o  Provision for Credit Losses                                T 4, P 58
                                                    ------------------------    ---------------
MAIN CONSOLIDATED FINANCIAL INFORMATION
     o  Quarterly Results                                            P 66-69
     o  Cash Dividends                                                 P 124
     o  Dividend Policy                                                P 124
                                                    ------------------------    ---------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS                                      P 34-53
                                                    ------------------------    ---------------
MARKET FOR TRADING NATIONAL BANK                                       P 124
SECURITIES
                                                    ------------------------    ---------------
DIRECTORS AND OFFICERS
     o  Board of Directors, Members of the Board
        and Committees of the Board                                    P 116     Schedule: b, c
     o  Executive Officers                                             P 118
     o  Shareholdings of Directors
        and Executive Officers                                         P 123
                                                    ------------------------    ---------------
ADDITIONAL INFORMATION                                                 P 123
                                                    ------------------------    ---------------

FORWARD-LOOKING STATEMENTS                                          P 31, 35
                                                    ------------------------    ---------------

----------
Legend
P:  Page
N:  Note
T:  Table

NATIONAL BANK OF CANADA                                                2001-2002

SUPPLEMENTARY INFORMATION




ANNUAL INFORMATION FORM

CORPORATE STRUCTURE

NAME AND INCORPORATION National Bank of Canada (the "Bank") is a chartered bank governed by the Bank Act (Canada). The Bank's roots date back to 1859 with the founding of the Banque Nationale in Quebec City. Its current charter is the result of a series of amalgamations, notably with The Provincial Bank of Canada in 1979, with the Mercantile Bank of Canada in 1985, and with National Bank Leasing Inc., its wholly-owned subsidiary in 1992. Although no change was made to its statutes, in March 2001 the Bank amended section 4.1 of By-Law I of the General By-Law to reduce the minimum and maximum number of directors and, in March 2002, it amended section 4.6 of By-Law I to increase the aggregate remuneration which may be paid to its directors.


GENERAL DEVELOPMENT OF THE BUSINESS

FIVE-YEAR HISTORY

FISCAL 1997-1998 The Bank diversified its revenue streams while remaining true to its primary mission as a commercial bank. One of the year's highlights was the strong performance of National Bank shares. In fact, the total return to common shareholders of the Bank (share appreciation plus dividends) exceeded that of other banks and trust companies, which were harder hit by the downturn on world financial markets.

FISCAL 1998-1999 The Bank acquired First Marathon which it integrated with Levesque Beaubien Geoffrion, its securities brokerage subsidiary, to form National Bank Financial, a Canada-wide brokerage and investment bank.

FISCAL 1999-2000 Committed to improving the quality of services offered to its various client groups and better positioning itself with respect to the growth in electronic commerce and services, the Bank signed a partnership agreement with a preferred supplier of information technology services.

FISCAL 2000-2001 In keeping with its business model of being a super-regional bank offering such value added services as investment banking and wealth management to its individual and business clients, the Bank sold its asset-based lending operations in the United States as well as its merchant payment solutions.

FISCAL 2001-2002 The Bank strengthened its position in potentially lucrative markets through major partnership agreements and acquisitions, particularly that of Altamira, a Canadian mutual fund manager and distributor. In addition, the Bank significantly improved the quality of its lending portfolio as evidenced by the level of gross private impaired loans outstanding which amounted to $479 million as at October 31, 2002 compared to $932 million as at October 31, 2001.


DESCRIPTION OF BUSINESS

ENVIRONMENTAL RISK In order to minimize environmental risk, several years ago the Bank notably implemented a procedure setting out its environmental responsibilities when granting credit and taking possession of assets. To date, the risks involved have not had a material impact on the bank's operations.

REAL ESTATE With respect to real estate holdings, as at October 31, 2002 the Bank owned, for its operations, 114 buildings in Canada, and leased 450 premises, including six abroad. It also held two other buildings through the intermediary of its wholly-owned subsidiary, National Bank Realty Inc. With respect to the premises of its head office located in Montreal, the Bank held a long-term lease of 20 years, ending on February 9, 2020. The Bank's consolidated fixed assets at cost, less accumulated amortization, and excluding furniture, equipment and leasehold improvements, amounted to $65 million as at October 31, 2002. Information concerning the Bank's fixed assets is provided in Note 7 to the consolidated financial statements (page 91).

DIRECTORS AND OFFICERS

EXECUTIVE OFFICERS The members of senior management mentioned on page 118 have held various management, executive or senior executive positions with the Bank during the past five years, with the exception of: G.F. Kym Anthony who, from 1993 to 1998, was employed by TD Securities Inc. as Chair and Chief Executive Officer and, from 1998 to 1999, was employed by First Marathon Securities Ltd. as Chief Operating Officer and Executive Vice-President; Olivier Lecat who, from 1992 to 1997, was employed by Royal Bank as Vice-President - Treasury and Investment Banking, Internal Audit Services and, from 1997 to 2001, as Vice-President - Corporate and Investment Banking, Internal Audit Services; Michel Lozeau who, from 1995 to 2001, was employed by Oracle Corporation Canada as Senior Manager - Consulting, Central Region, Regional Vice-President - Consulting, Canada and Group Vice-President - Consulting, Canada, respectively; Luc Papineau who, from 1994 to 1997, was employed by Levesque Beaubien Geoffrion Inc. as Vice-President and Branch Manager and, from 1997 to 1998, was employed by Merrill Lynch Canada Inc. as Vice-President and Branch Manager; Jean-Charles Petitclerc who, from 1994 to 2000, was employed by Bank of Nova Scotia as Senior Vice-President - Systems Operations and Technical Services; Michel Tremblay who, from 1993 to 1998, was employed by ING Canada as Senior Vice-President - Investments, and by ING Investment Management as Senior Vice-President and Managing Director; and W. David Wood who, from 1993 to 1999, was employed by Correspondent Network as President.

SHAREHOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS To the best of the Bank's knowledge, the directors and executive officers of the Bank as a group beneficially own less than 1% of the outstanding common shares of the Bank.

ADDITIONAL INFORMATION The Bank undertakes to provide to any person, upon request, a copy of the Annual Information Form of the Bank, together with a copy of any document incorporated therein by reference, a copy of the annual consolidated financial statements for the year ended October 31, 2002 with the accompanying auditors' report, a copy of any subsequent quarterly financial statements, a copy of the Circular in respect of its most recent Annual Meeting of Shareholders that involved the election of directors, and a copy of any other document that is incorporated by reference into a preliminary short form prospectus or a short form prospectus whenever the securities of the Bank are part of a distribution. The Circular enclosed with the Notice, dated January 21, 2003, of the Annual Meeting of Shareholders scheduled for March 12, 2003, contains additional information such as the remuneration and indebtedness of directors and executive officers, the principal holders of Bank shares, the stock options awarded and the interests of insiders in material transactions. Copies of these documents may be obtained upon request from the Corporate Secretary's Office of the Bank, 600 de La Gauchetiere West, 4th Floor, Montreal, Quebec, Canada H3B 4L2.

DISTRIBUTION NOTICE The Annual Information Form must be accompanied by copies of all the documents incorporated into it by reference when it is provided to security holders or other interested parties.


Notice dated November 29, 2002

NATIONAL BANK OF CANADA                                                2001-2002

SUPPLEMENTARY INFORMATION



INFORMATION FOR SHAREHOLDERS AND INVESTORS

STOCK EXCHANGE LISTINGS The common shares of the Bank as well as the First Preferred Shares, Series 12 and 13 are listed on The Toronto Stock Exchange. The ticker symbols and newspaper abbreviations for the Bank's shares are as follows:


                                   Ticker Symbols        Newspaper Abbreviations
                                   --------------        -----------------------

Common Shares                                  NA              Nat Bk or Natl Bk
First Preferred Shares
Series 12                                NA. PR.I      Nat Bk s12 or Natl Bk s12
Series 13                                NA. PR.J      Nat Bk s13 or Natl Bk s13



TRANSFER AGENT AND REGISTRAR             NATIONAL BANK OF CANADA - HEAD OFFICE
National Bank Trust Inc.                 National Bank Tower
1100 University                          600 de La Gauchetiere West
9th Floor                                Montreal, Quebec H3B 4L2
Montreal, Quebec H3B 2G7                 Telephone: (514) 394-5000
Telephone: (514) 871-7171                Telex: 0525181
1-800-341-1419                           (Nabacan Montreal)
                                         www.nbc.ca


National Bank Trust Inc. acts as Transfer Agent and Registrar in Montreal, Toronto, Winnipeg, Calgary and Vancouver.

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN Under the Dividend Reinvestment and Share Purchase Plan, holders of common shares or preferred shares of the Bank may invest in common shares of the Bank without paying a commission or administration fee.

Participants in the Plan may acquire shares by reinvesting cash dividends paid on shares held by them or by making optional cash payments of a minimum of $500 per cash payment, up to $5,000 per quarter.

For additional information, contact the Registrar, National Bank Trust Inc., at
(514) 871-7171 or 1-800-341-1419.

DIRECT DEPOSIT SERVICE Shareholders of the Bank may elect to have their dividends deposited directly into the bank account of their choice by advising National Bank Trust Inc.

NUMBER OF SHAREHOLDERS As at October 31, 2002, there were 28,549 registered holders of common shares listed with the Registrar.

PAYMENT OF DIVIDENDS Declared dividend payments for common shares are made on the 1st of February, May, August and November. For First Preferred Shares, Series 12 and 13, the dividend payment date is the 15th day of the above months.

The dividend record dates for common shares are December 26, 2002, and March 27, June 26 and September 25, 2003. For First Preferred Shares, Series 12 and 13, they are January 10, April 11, July 11 and October 10, 2003.

PUBLIC ACCOUNTABILITY STATEMENT National Bank of Canada will publish its 2002 social responsibility statement in March 2003. The document will be available on its website at www.nbc.ca.

INFORMATION For any additional information, shareholders are requested to contact the Transfer Agent and Registrar, National Bank Trust Inc.

Shareholders who receive more than one copy of a document, particularly of quarterly or annual reports, are requested to notify the Registrar.

ANNUAL MEETING The Annual Meeting of Holders of Common Shares of the Bank will be held on Wednesday, March 12, 2003, at 9:30 a.m. EST, at the Palais des Congres de Montreal , 201 Viger West, Montreal, Quebec.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS


As part of its analyses and reports, National Bank of Canada from time to time makes forward-looking statements concerning the economy, market changes, the achievement of strategic objectives, certain risks and other related matters.

By their very nature, such forward-looking statements involve inherent risks and uncertainties. It is therefore possible that express or implied projections contained in such statements will not materialize or will differ materially from actual future results. Such differences may be caused by factors which include, but are not limited to, changes in Canadian and/or global economic conditions (particularly fluctuations in interest rates, currencies and other financial instruments), market trends, technological changes and regulatory developments.

Investors and others who base themselves on the Bank's sions should carefully consider the above factors as well as the uncertainties they represent and the risk they entail. The Bank therefore cautions readers not to place undue reliance on these forward-looking statements.






This Annual Report is published by
the Public Relations Department,
National Bank of Canada.

POUR OBTENIR UN EXEMPLAIRE DE LA VERSION FRANCAISE
DU RAPPORT ANNUEL, VEUILLEZ VOUS ADRESSER A:
Service des relations publiques
Banque Nationale du Canada
600, rue de La Gauchetiere Ouest, 8 etage
Montreal (Quebec) H3B 4L2

LEGAL DEPOSIT
4th quarter 2002
Bibliotheque nationale
du Quebec

PRINTED IN CANADA
ISBN 2-921835-25-8

DESIGN
lg2d

PRODUCTION
la souris masquee

PHOTOGRAPHER
Luc Robitaille

PRINTING
Transcontinental Litho Acme

HEAD OFFICE
National Bank Tower
600 de La Gauchetiere West
Montreal, Quebec H3B 4L2
                                            www.nbc.ca

                                            [NATIONAL BANK OF CANADA-LOGO]